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                                                                     EXHIBIT 2.1


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                            AGREEMENT TO CONSOLIDATE

         THIS AGREEMENT TO CONSOLIDATE (the "Agreement") is made and entered into this 22nd day of June, 2000 by and between Medical Assurance, Inc., a Delaware corporation ("MAI") and Professionals Group, Inc., a Michigan corporation ("PICM"). A glossary of defined terms used in this Agreement is set forth in Section 11.17 hereof.

                                    RECITALS:

         WHEREAS, MAI is an insurance holding company which provides, through its insurance subsidiaries, medical professional liability insurance to physicians, dentists and related health care providers;

         WHEREAS, PICM is an insurance holding company which provides, through its insurance subsidiaries, medical professional liability insurance to physicians, dentists and related health care providers and personal lines insurance to educators and Michigan residents; and

         WHEREAS, MAI and PICM desire to consolidate the business of MAI and the business of PICM under one holding company pursuant to the terms and conditions hereof.


AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties, intending to be legally bound, agree as follows:

         1. FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

               1.1 Formation. Between the date hereof and the Closing Date (herein defined), MAI shall cause to be formed Medical and Professional Assurance, Inc., a Delaware corporation (the "Holding Company"). The Certificate of Incorporation and Bylaws of the Holding Company are attached hereto as Exhibit A and Exhibit B, respectively. In addition, MAI shall cause to be formed as wholly owned subsidiaries of the Holding Company, MAI Acquisition Corporation, Inc., a Delaware corporation ("MAI Acquisition") and PICM Acquisition Corporation, a Michigan corporation ("PICM Acquisition"). Prior to the Closing Date, none of the Holding Company, MAI Acquisition and PICM Acquisition shall engage in any business activities other than those business activities that are expressly provided for in this Agreement or are necessary to complete the transactions provided for in this Agreement.

               1.2 Issuance of Stock. Until the Closing Date as herein contemplated, no shares of stock of the Holding Company shall be issued. MAI Acquisition and PICM Acquisition shall each have authorized 1,000 shares of common stock, par value $1.00 per share, all of which shall be issued to and held by the Holding Company.



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               1.3 Board of Directors. MAI shall be entitled to elect the initial members of the Board of Directors and initial officers of the Holding Company and MAI Acquisition, and PICM shall be entitled to elect the members of the Board of Directors and officers of PICM Acquisition. The initial Board of Directors of the Holding Company shall be comprised by three directors divided into three classes as provided in the By-Laws attached hereto as Exhibit B.

               1.4 The Holding Company Post Closing Board of Directors and Officers.

                    (a) MAI and PICM agree that immediately prior to the Closing Date, MAI shall cause the initial Board of Directors of the Holding Company to be expanded to eleven (11) directors and shall cause the initial Board of Directors of the Holding Company to elect eight (8) additional directors nominated by MAI and PICM to fill the vacancies created on the Holding Company's Board of Directors as herein provided. The Board of Directors of the Holding Company shall be comprised of three (3) classes designated as Class I, Class II and Class III. Class I and Class II shall each have four (4) directors and Class III shall have three (3) directors. PICM shall nominate three (3) directors with one (1) of such nominees to serve in each of Class I, Class II and Class III (the "PICM Director Nominees"). MAI shall nominate eight (8) directors (including those on the initial Board of Directors) to fill the vacancies in each of Class I, Class II and Class III. The term of the Class I Directors shall continue until the first annual meeting of the stockholders of the Holding Company after the Closing Date and their successors are elected and qualified; the term of the Class II Directors shall continue until the second annual meeting of the stockholders of the Holding Company after the Closing Date and their successors are elected and qualified; and the term of the Class III Directors shall continue until the third annual meeting of the Holding Company after the Closing Date and their successors are elected and qualified. The directors of the Holding Company shall be elected prior to the Closing Date, and it shall be a condition that each person nominated to serve as a director of the Holding Company consent to be named as a director in the Registration Statement as required by the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations promulgated thereunder.

                    (b) Prior to the annual meeting of stockholders of the Holding Company at which the first term of each of the PICM Director Nominees will expire (each, a "First Term"), the then PICM Directors (herein defined) shall, by majority vote, nominate a person for election at said annual meeting to fill the vacancy in the Board of Directors of the Holding Company to be created upon the expiration of such First Term (the "Board Vacancy"). In such event, and notwithstanding anything to the contrary in the By-Laws of the Holding Company, the Nominating Committee of the Board of Directors of the Holding Company and the Board of Directors of the Holding Company shall nominate the person so selected by the PICM Directors (the "Selected Person") for election at said annual meeting to fill the Board Vacancy, provided the Selected Person (i) consents to being named as a director in the proxy statement of the Holding Company for said annual meeting and to serving as a director of the Holding Company if elected and (ii) provides such information relating to him or her as is required to be disclosed in such proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Board of Directors of the Holding Company shall recommend to the shareholders of the Holding Company that they vote for the election of the Selected Person as a director of the Holding Company in such proxy statement. With respect to such

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Board Vacancy, neither the Nominating Committee of the Board of Directors of the
Holding Company nor the Board of Directors of the Holding Company shall either nominate any person other than the Selected Person for election to the Board Vacancy or solicit proxies in favor of the election of any person other than the Selected Person to the Board Vacancy. In the event that a vacancy on the Board of Directors of the Holding Company occurs by reason of the death, resignation or removal of any PICM Director, the then remaining PICM Directors, if any, shall, by majority vote, nominate a person for election by the Board of Directors of the Holding Company to fill said vacancy for the remainder of the term of such PICM Director. In such event, and notwithstanding anything to the contrary in the By-Laws of the Holding Company, the Board of Directors of the Holding Company shall elect the person so nominated by the PICM Directors (the "Replacement PICM Director") to fill the vacancy so created on the Board of Directors of the Holding Company. As used in this Agreement, "PICM Directors" means the PICM Director Nominees, the Selected Persons after election to the Board of Directors of the Holding Company, and each Replacement PICM Director, if any. Except as otherwise expressly provided in this Section 1.4, all directors of the Holding Company shall be nominated by the Nominating Committee of the Board of Directors of the Holding Company or the Board of Directors of the Holding Company as provided in the By-Laws of the Holding Company.

               1.5 Officers. Immediately prior to the Closing Date, MAI shall cause the Board of Directors of the Holding Company to elect A. Derrill Crowe, M.D. as Chairman of the Board, Chief Executive Officer and President, and Victor
T. Adamo as Vice Chairman and Vice President. The Board of Directors elected pursuant to Section 1.4 shall elect the other officers of the Holding Company prior to filing the Registration Statement as contemplated in Section 7.5 hereof. The officers of the Holding Company shall serve at the pleasure of the Board of Directors, subject to any limitations or restrictions in any employment or other agreement approved by the Board of Directors.

               1.6 Insurance Operations. The insurance operations of MAI and PICM shall operate as distinct insurance operating groups as of the Closing Date. It is the intention of the parties, subject to any applicable tax and operating constraints, to conduct insurance operations in Alabama, West Virginia, Florida, Missouri, Georgia, Mississippi and other Southern States through MAI; and, to conduct insurance operations in Michigan (including the insurance operations of "MEEMIC" (as hereinafter defined)), Ohio, Illinois, Indiana, Kentucky, Pennsylvania, New Jersey and other Northern States through PICM. As of the Closing Date, A. Derrill Crowe, M.D. shall be the Chief Executive Officer of the insurance operations conducted through MAI and Victor
T. Adamo shall be the Chief Executive Officer of the insurance operations conducted through PICM. The Board of Directors of the Holding Company may, after the Closing Date, modify or change the operating structure and the responsibilities of PICM and MAI and their respective officers and employees if the Board of Directors in the exercise of its business judgment and fiduciary duty determines such modification or change to be in the interest of its stockholders or the policyholders of its subsidiaries.

               1.7 Advisory Committees. Until December 31, 2002, PICM, MAI and Holding Company shall cause ProNational Insurance Company, or its successors (if any), to maintain the Florida Regional Advisory Board of ProNational Insurance Company and the Michigan Regional Advisory Board of ProNational Insurance Company (collectively, the "PICM Advisory Committees"). The members of the PICM Advisory Committees shall consist of

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those persons who are members thereof on the date of this Agreement and such other persons who are appointed to the PICM Advisory Committees after the date of this Agreement. The PICM Advisory Committees shall provide advice as to underwriting and claims matters regarding medical professional liability insurance. Except for compensation pursuant to consulting agreements described in Section 5.16(c) of the PICM Disclosure Schedule, the Board of Directors of the Holding Company shall fix the compensation of the PICM Advisory Committees.

         2.       THE MAI PLAN OF MERGER

               2.1 The MAI Merger. At the MAI Effective Time (as herein defined), MAI Acquisition shall be merged with and into MAI (the "MAI Merger") in accordance with the MAI Plan of Merger as set forth in this Section 2, and the MAI Merger shall have the effect provided for in Section 251 of the General Corporation Law of the State of Delaware. MAI shall be the surviving corporation of the MAI Merger and shall continue to exist and to be governed by the laws of the State of Delaware. The corporate existence and identity of MAI, with its purposes and powers, shall continue unaffected and unimpaired by the MAI Merger, and MAI shall succeed to and be fully vested with the corporate existence and identity of MAI Acquisition. The separate corporate existence and identity of MAI Acquisition from MAI shall cease upon the MAI Effective Time.

               2.2 Name of Surviving Corporation. The name of the surviving corporation shall be "Medical Assurance, Inc."

               2.3 Certificate of Incorporation. At the MAI Effective Time,the Certificate of Incorporation of the surviving corporation of the MAI Merger shall be that of MAI immediately before the MAI Merger.

                2.4 Bylaws. Immediately after the MAI Effective Time, the Bylaws of the surviving corporation of the MAI Merger shall be those of MAI immediately before the MAI Merger.

                2.5 Directors. Immediately after the MAI Effective Time, the Board of Directors of MAI Acquisition shall be the Board of Directors of the surviving corporation (who will serve on the Board of Directors until their successors are elected and qualified).

                2.6 Officers. The officers of MAI Acquisition shall be the officers of the surviving corporation of the MAI Merger to serve until their successors are duly elected and qualified.

                2.7 MAI Acquisition Shares. At the MAI Effective Time, each share of common stock of MAI Acquisition, par value $1.00 per share, issued and outstanding immediately before the MAI Effective Time shall by virtue of the MAI Merger and without any action on the part of the holder thereof be automatically converted into one (1) share of common stock., par value $1.00 per share of MAI. It is the intention of the parties that, immediately after the MAI Effective Time, the Holding Company shall continue to own all of the issued and outstanding shares of common stock, par value $1.00 per share, of MAI as the surviving corporation of the MAI Merger.

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                 2.8 Conversion of MAI Stock.

                    (a) Each issued and outstanding share of common stock, par value $1.00 per share, of MAI ("MAI Common Stock") outstanding immediately prior to the MAI Effective Time, including MAI Common Stock that is owned by an MAI Subsidiary shall, by virtue of the MAI Merger and without any action on the part of the holder thereof, automatically be converted ("MAI Merger Consideration") into one (1) share of common stock, par value $0.01 per share, of the Holding Company (the "Holding Company Common Stock"). Each share of MAI Common Stock that is owned by MAI (other than stock that is owned by MAI in a fiduciary capacity) shall automatically be cancelled and retired and shall cease to exist, and no MAI Merger Consideration shall be delivered in exchange therefor.

                    (b) As a result of the MAI Merger, the Holding Company should have more than 2,000 holders of shares of Holding Company Common Stock, and the Holding Company Common Stock should be registered under the 1934 Act and listed on the New York Stock Exchange. MAI agrees to assert that no holder of shares of MAI Common Stock shall be entitled to demand payment for and appraisal of his or her shares of MAI Common Stock under Section 262 of the General Corporation Law of the State of Delaware (the "Delaware Dissenters' Statute") by reason of Section 262(b) of the Delaware Dissenters' Statute. If, notwithstanding anything in this Agreement to the contrary, a holder of shares of MAI Common Stock issued and outstanding immediately prior to the MAI Effective Time exercises his rights under the Delaware Dissenters' Statute, such shares of MAI Common Stock shall not be converted into a right to receive any shares of the Holding Company Common Stock unless such holder fails to perfect, or is otherwise determined to be not entitled to any right to such payment or appraisal. If, after the MAI Effective Time, such holder fails to perfect, or is otherwise not entitled to any right to such appraisal, each such holder shall then be entitled to receive one share of the Holding Company Common Stock for each share of MAI Common Stock held by such holder.

               2.9 Rights of Former MAI Stockholders. At the MAI Effective Time, the stock transfer books of MAI shall be closed as to holders of MAI Common Stock immediately prior to the MAI Effective Time, and no transfer of MAI Common Stock by any such holder shall thereafter be made or recognized. At the MAI Effective Time, each certificate theretofore representing shares of MAI Common Stock, other than shares as to which dissenters' rights of appraisal, if any, have been perfected as provided in Section 2.8(b) of this Agreement, shall from and after the MAI Effective Time represent for all purposes only the right to receive the Holding Company Common Stock as provided in Section 2.8(a) of this Agreement in exchange therefor. To the extent permitted by law, former stockholders of record of MAI Common Stock shall be entitled to vote after the MAI Effective Time at any meeting of the Holding Company stockholders the number of shares of the Holding Company Common Stock into which their respective shares of MAI Common Stock are converted, regardless of whether such holders have exchanged their certificates for MAI Common Stock for certificates representing the Holding Company Common Stock.

               2.10 MAI Effective Time. As used in this Agreement, "MAI Effective Time" shall mean the date upon which a Certificate of Merger is issued by the Secretary of State of

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Delaware. The Certificate of Merger shall be filed as soon a practicable after the Closing as provided in Section 9.4 hereof.

               2.11     MAI Stock Options.

                    (a) Section 6.3 of the MAI Disclosure Schedule contains a list of each stock option issued by MAI outstanding on the date of this Agreement (collectively, the "MAI Stock Options") to purchase MAI Common Stock heretofore granted pursuant to the MAI Incentive Compensation Stock Plan (the "MAI Stock Option Plan"). The MAI Disclosure Schedule also sets forth with respect to each MAI Stock Option the option exercise price, the number of shares subject to the option, the dates of grant, vesting, exercisability and expiration of the option and that the option is either an incentive or a nonqualified stock option.

                    (b) All MAI Stock Options to acquire shares of MAI Common Stock issued and outstanding at the MAI Effective Time shall be assumed by the Holding Company at the MAI Effective Time and, except as provided below, shall be continued in accordance with their terms and conditions as in effect immediately prior to the MAI Effective Time. The holder of each MAI Stock Option shall have the right to acquire, on the same terms and conditions as such option, at and after the MAI Effective Time, and pursuant to any applicable option plan or agreement, a number of shares of Holding Company Common Stock issuable upon exercise of such option equal to the number of shares of MAI Common Stock such holder would have been entitled to receive prior to the MAI Effective Time. The exercise price per share of the Holding Company Common Stock at which such option is exercisable shall be the amount of the exercise price per share of MAI Common Stock at which such option is exercisable immediately prior to the MAI Effective Time.

         3.       THE PICM PLAN OF MERGER

               3.1 The PICM Merger. At the PICM Effective Time (as herein defined), PICM Acquisition shall be merged with and into PICM (the "PICM Merger") in accordance with the PICM Plan of Merger set forth in this Section 3, and the PICM Merger shall have the effect provided for in Section 450.1701 of the Michigan Business Corporation Act. PICM shall be the surviving corporation of the PICM Merger and shall continue to exist and to be governed by the laws of the State of Michigan. The corporate existence of and identity of PICM, with its purposes and powers, shall continue unaffected and unimpaired by the PICM Merger, and PICM shall succeed to and be fully vested with the corporate existence and identity of PICM Acquisition. The separate corporate existence and identity of PICM Acquisition from PICM shall cease upon the PICM Effective Time (as herein defined).

               3.2 Name of Surviving Corporation. The name of the surviving corporation of the PICM Merger shall be "Professionals Group, Inc."

               3.3 Articles of Incorporation. At the PICM Effective Time, the Articles of Incorporation of the surviving corporation of the PICM Merger shall be that of PICM immediately before the PICM Merger.

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               3.4 Bylaws. Immediately after the PICM Effective Time, the ByLaws of the surviving corporation of the PICM Merger shall be those of PICM immediately before the PICM Merger.

               3.5 Directors. Immediately after the PICM Effective Time, the Board of Directors of PICM Acquisition shall be the Board of Directors of the surviving corporation (who will serve on the Board of Directors of PICM until their successors are elected and qualified).

               3.6 Officers. The officers of PICM Acquisition shall be the officers of the surviving corporation of the PICM Merger to serve until their successors are duly elected and qualified.

               3.7 PICM Acquisition Shares. At the PICM Effective Time, all of the one thousand (1,000) shares of common stock of PICM Acquisition, par value $1.00 per share, issued and outstanding prior to the PICM Effective Time shall by virtue of the PICM Merger and without any action on the part of the holder thereof be automatically converted into one (1) share of PICM Common Stock. It is the intention of the parties that, immediately after the PICM Effective Time, the Holding Company shall continue to own all of the issued and outstanding shares of common stock, no par value per share, of PICM as the surviving corporation of the PICM Merger.

               3.8 Conversion of PICM Stock.

                    (a) Except as otherwise provided herein and subject to the provisions of Section 3.9 and Section 3.10 below, each holder of the shares of the common stock of PICM, no par value ("PICM Common Stock") shall have the right to elect to have each of such holder's shares converted as of the PICM Effective Time into either of the following ("PICM Merger Consideration"):

                            (i) the right to receive shares of the Holding Company Common Stock and cash, as herein determined, having a combined value of $26.00 for a share of PICM Common Stock ("Stock Election"), subject to adjustment under subparagraph (iv) below, and payable as follows:

                                A.       $12.00 in cash; and

                                B. Such number of shares of the Holding Company Common Stock and/or fractional shares thereof as will have a Market Value of $14.00; or

                            (ii) the right to receive $26.00 in cash for a share of PICM Common Stock (the "Cash Election") subject to adjustment under subparagraph (iv) below.

                            (iii) For purposes of this Agreement, the term "Market Value" shall refer to an amount equal to the arithmetic average of the last reported sale prices of one share of MAI Common Stock as reported on the New York Stock Exchange during

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        the twenty (20) trading days ending on the date of the meeting of the stockholders to be held in accordance with Section 7.6(a) hereof (the "Market Value Calculation Period"); provided, however, that if the Market Value Calculation Period would otherwise include any trading days from the month of December 2000, such December 2000 trading days shall be excluded from the Market Value Calculation Period and shall be replaced with a corresponding number of the most recent trading days in the month of November 2000 that would not otherwise be included in the Market Value Calculation Period.

                   (iv)   (A)   The PICM Merger Consideration payable under
            either subparagraph (i)(A) or (ii) above shall be subject to adjustment (the "Adjustment") to the extent that the aggregate market value of the "Portfolio Assets" (as defined below) of PICM and its consolidated subsidiaries at December 31, 1999, is greater or less than the pro forma value of the Portfolio Assets at the end of the second-to-last calendar month preceding the Closing Date (the "Valuation Date"). For purposes of this Section the "Portfolio Assets" shall mean and include all assets required by Financial Accounting Standards Board Statement 115 to be valued at market on the consolidated balance sheet of PICM and its consolidated subsidiaries at December 31, 1999. PICM represents that a complete and accurate listing of the "Portfolio Assets" is reflected on Schedule D, Parts 1 and 2 (exclusive of common stock held in affiliates) of the "PICM Insurance Subsidiaries Statutory Financial Statements" (as hereinafter defined) at December 31, 1999, and in
            Section 3.8(a)(iv) of the PICM Disclosure Schedule (as hereinafter defined).

                          (B) The amount of the Adjustment on a per share basis shall be determined as follows:


                                 (1) First, the Portfolio Assets shall be
            divided into two groups (x) the Portfolio Assets that are sold, redeemed or disposed after December 31, 1999, and prior to the Valuation Date (the "Disposed Assets"); and (y) the remaining Portfolio Assets (the "Retained Assets").

                                 (2) Second, the market value of the Retained
            Assets shall be determined as of December 31, 1999, and as of the Valuation Date. The market value of the Retained Assets as of the Valuation Date shall be subtracted from the market value of the Retained Assets as of December 31, 1999.


                                 (3) Third, the market value of the Disposed
            Assets shall be determined as of December 31, 1999, and the aggregate amount of proceeds received on the sale, redemption or other disposition of the Disposed Assets shall be determined (exclusive of amounts attributable to accrued and unpaid interest and referred to herein as "Sale Proceeds"). The aggregate amount of Sale Proceeds of the Disposed Assets shall be subtracted from the market value of the Disposed Assets at December 31, 1999.

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                         (4) Fourth, the positive or negative difference
               determined in (2) above shall be added to an amount equal to the amount by which the difference determined in (3) above exceeds $2,000,000 either in the positive or negative. If the aforesaid sum is negative, the sum shall be adjusted to reflect net after tax charges using a tax rate of 34%; or if the aforesaid sum is positive, it shall be adjusted to reflect the net after tax (benefits) using a tax rate of 34%.

                         (5) Fifth, the sum determined in (4) above as adjusted
               to reflect the net after tax charges (benefits) shall be divided by 8,924,909 in order to determine the "Per Share Adjustment." If the sum in (4) above is negative, the PICM Merger Consideration in (i)(A) or (ii) shall be increased by the Per Share Adjustment; and if the sum in (4) above is positive, the PICM Merger Consideration in (i)(A) or (ii) shall be decreased by the Per Share Adjustment.

                    (C) For purposes of this section, the market value of the Portfolio Assets at December 31, 1999, and the market value of the Retained Assets at the Valuation Date shall be determined according to Interactive Data Corporation Valuation Service.

                 (b) Subject to the provisions of Section 3.9 below, if no election is made as to the PICM Merger Consideration to be received with respect to any shares of PICM Common Stock, the holder of the PICM Common Stock will be deemed to have made a Stock Election pursuant to Section 3.8(a)(i) above.

                 (c) Each share of PICM Common Stock that is owned by PICM or any PICM Subsidiary (other than in a fiduciary capacity) shall automatically be cancelled and retired and shall cease to exist, and no PICM Merger Consideration shall be delivered in exchange therefor.

               3.9 Minimum Stock Requirement. In no event shall the value of the shares of the Holding Company Common Stock issued in exchange for the outstanding shares of PICM Common Stock be less than 10% of the value of the total PICM Merger Consideration (the "Minimum Stock Requirement"). If the Exchange Agent (as defined in Section 4.1 hereof) has not received properly made Forms of Election (as defined in Section 4.3(a)(ii) herein) pursuant to which the holders of PICM Common Stock have not made Stock Elections that will entitle the holders of PICM Common Stock to receive the Minimum Stock Requirement, then the Exchange Agent shall select such additional number of Cash Elections in the order last received by the Exchange Agent, which if converted to Stock Elections, would entitle the holders of PICM Common Stock to receive shares of the Holding Company Common Stock that would satisfy the Minimum Stock Requirement when added to shares of the Holding Company Common Stock issued pursuant to the Stock Elections then held by the Exchange Agent. Such Cash Elections made by the holders of PICM Common Stock shall be converted into Stock Elections.

                  3.10 Fractional Shares. No certificates or scrip representing a fractional share of the Holding Company Common Stock shall be issued upon the surrender of PICM Common Stock certificates for exchange; no dividend or distribution with respect to the Holding Company Common Stock shall be payable on or with respect to any fractional share; and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Holding Company. In lieu of any such fractional share, the Holding Company shall pay to each former holder of PICM Common Stock who otherwise would be entitled to receive a fractional share of Holding Company Common Stock an amount in cash determined by multiplying (a) Market Value by (b) the fractional share of Holding Company Common Stock to which such holder would otherwise be entitled.

                  3.11 PICM Effective Date; PICM Effective Time. As used in this Agreement, "PICM Effective Time" shall mean the date upon which Articles of Merger are filed with the Michigan Secretary of State. The Articles of Merger shall be filed as soon as practicable after the Closing and prior to the Effective Date as provided in Section 9.4 hereof. It is intended that the MAI Effective Time and the PICM Effective Time will be simultaneous or as close in time as practicable under the circumstances.

                  3.12     Stock Options.


                            (a) Section 5.4 to the PICM Disclosure Schedule
contains a list of each stock option issued by PICM outstanding on the date of this Agreement (collectively, the "PICM Stock Options") to purchase PICM Common Stock heretofore granted pursuant to the PICM Long Term Incentive Plan (the "PICM LTIP") and the PICM 1996 Non-Employee Directors Stock Option Plan (the "PICM Director Option Plan," and together with the PICM LTIP, the "PICM Option Plans"). The PICM Disclosure Schedule also sets forth with respect to each PICM Stock Option the option exercise price, the number of shares subject to the option, the date granted, vesting, exercisability and expiration of the option and indicates whether the option is either an incentive or a nonqualified stock option.

                            (b) All PICM Stock Options to acquire shares of PICM
Common Stock issued and outstanding at the PICM Effective Time shall be assumed by the Holding Company, and except as provided below shall be continued in accordance with their terms and conditions as in effect immediately prior to the PICM Effective Time. The holder of each PICM Stock Option shall have the right to acquire, on the same terms and conditions as such option, at and after the PICM Effective Time, and pursuant to any applicable option plan or agreement, a number of shares of Holding Company Common Stock at an exercise price as determined below:

                                    (i) Each share of PICM Common Stock subject
                  to an outstanding PICM Stock Option at the PICM Effective Time shall be converted into shares of the Holding Company Common Stock using a conversion ratio determined by dividing $26.00 plus or minus the Per Share Adjustment (as defined in Section 3.8(a)(iv) hereof) by the Market Value. The number of shares subject to a PICM Stock Option granted to an individual on a particular date shall be multiplied by said conversion ratio to determine the number of shares of Holding Company Common Stock subject to said

          PICM Stock Option; provided that all fractional shares resulting from such determination shall be eliminated.

                                (ii) The exercise price for the shares of Holding Company Common Stock subject to a PICM Stock Option granted to an individual on a particular date shall be determined by dividing the conversion ratio as determined in subparagraph (i) above into the exercise price of the shares of PICM Common Stock subject to said PICM Stock Option immediately prior to the PICM Effective Time.

                                (iii) The PICM Stock Option Plans shall at the PICM Effective Time be amended to reserve for issuance pursuant to the PICM Stock Options assumed by the Holding Company, the number of shares of Holding Company Common Stock subject to the PICM Stock Options after the PICM Effective Time.

          4. EXCHANGE PROCEDURES

               4.1 Exchange Agent. Prior to the mailing of the Joint Proxy Statement (as defined in Section 7.1(a) hereof), the Holding Company shall appoint a bank or trust company to act as an exchange agent (the "Exchange Agent") for the payment of the PICM Merger Consideration and the MAI Merger Consideration. MAI shall cause the Holding Company to pay the charges and expenses of the Exchange Agent.

               4.2 MAI Exchange Procedure. Promptly after the MAI Effective Time, the Exchange Agent shall mail to each person who was a record holder of the MAI Common Stock at the MAI Effective Time, instructions for use in effecting the surrender and exchange of the certificate(s) representing shares of MAI Common Stock to the Exchange Agent. Upon the surrender of a certificate for shares of MAI Common Stock to the Exchange Agent in accordance with such instructions, the Exchange Agent shall issue and deliver a certificate for the same number of shares of the Holding Company Common Stock as were evidenced by the certificate(s) for shares of MAI Common Stock surrendered, to the holder of said certificate (or any transferee of said certificate in accordance with instruction provided by the Exchange Agent). Until surrendered and exchanged as herein provided, each outstanding certificate which immediately before the MAI Effective Time represented shares of MAI Common Stock shall be deemed to evidence ownership of the number of shares of the Holding Company Common Stock into which the shares of MAI Common Stock represented by such certificate have been exchanged in accordance with the MAI Merger.

               4.3 PICM Exchange Procedures.

                       (a) PICM Common Stock Elections

                                (i) Each record holder of shares of PICM Common Stock at the PICM Effective Time will be entitled to make a Stock Election or Cash Election (the "Election") with respect to all or any portion of his shares of PICM Common Stock on the basis hereinafter set forth.

                                (ii) Promptly after the PICM Effective Time, the Exchange Agent shall prepare and mail a form of election, which form shall be subject to the reasonable approval of PICM (the "Form of Election"), to the record holders of PICM Common Stock as of the PICM Effective Time, which Form of Election shall be used by each record holder of shares of PICM Common Stock to make his or her Election(s) with respect to any or all of the shares of PICM Common Stock held by such holder, subject to the provisions of Section 3.9 hereof. Any such holder's Election shall have been properly made only if the Exchange Agent shall have received a properly completed and executed Form of Election at its designated office, by 5:00 p.m. on a date specified in the Form of Election not less than ten (10) days nor more than forty-five (45) days after the PICM Effective Time (the "Election Date"). The Form of Election must be accompanied by certificates for the shares of PICM Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of PICM (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the New York Stock Exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such guarantee of delivery). Any Form of Election may be revoked by the record holder submitting a new Form of Election to the Exchange Agent prior to 5:00 p.m., Detroit, Michigan time, on the Election Date.

                          (iii) The determination of the Exchange Agent shall be binding as to whether or not Elections have been properly made or revoked pursuant to this Section 4.3 with respect to shares of PICM Common Stock and as to when elections and revocations were received by it. If the Exchange Agent determines that any Election was not properly made with respect to shares of PICM Common Stock, such shares shall be treated by the Exchange Agent as if a Stock Election were made with respect to such shares, and such shares shall be exchanged in the PICM Merger for stock and cash pursuant to Section 3.8(a)(i). The Exchange Agent shall also make all computations as to the allocation contemplated by Section 3.9, and any such computation shall be conclusive and binding on the holders of shares of PICM Common Stock. The Exchange Agent may, with the mutual agreement of MAI and PICM, make such rules as are consistent with this Section 4.3(a) for the implementation of the Elections provided for herein as shall be necessary or desirable fully to effect such Elections.

                    (b) To the extent required by Section 3.10 of this Agreement, each holder of shares of PICM Common Stock issued and outstanding at the PICM Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of the Holding Company Common Stock to which such holder may be otherwise entitled (without interest). Neither the Holding Company nor the surviving corporation of the PICM Merger shall be obligated to deliver the PICM Merger Consideration to which any former holder of PICM Common Stock is entitled as a result of the PICM Merger until such holder surrenders his certificate or certificates representing the shares of PICM Common Stock for exchange as provided in this Section 4.3. Any other provision of this Agreement notwithstanding, neither the Holding Company, the surviving corporation of the PICM Merger, nor the Exchange Agent shall be liable to a holder of PICM Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

                    (c) At the PICM Effective Time, the stock transfer books of PICM shall be closed as to holders of PICM Common Stock immediately prior to the PICM Effective Time, and no transfer of PICM Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of this Section 4.3, each certificate theretofore representing shares of PICM Common Stock shall from and after the PICM Effective Time represent for all purposes only the right to receive the PICM Merger Consideration provided in this Agreement in exchange therefor. To the extent permitted by law, former stockholders of record of PICM Common Stock shall be entitled to vote after the PICM Effective Time at any meeting of the Holding Company stockholders the number of shares of the Holding Company Common Stock into which their respective shares of PICM Common Stock are converted, regardless of whether such holders have exchanged their certificates for PICM Common Stock for certificates representing the Holding Company Common Stock.

               4.4      Dividends and Other Distributions.

                    (a) Whenever a dividend or other distribution is declared on the Holding Company Common Stock, the record date for which is at or after the PICM Effective Time, the declaration shall include dividends or other distributions on all shares of the Holding Company Common Stock issuable pursuant to Stock Elections made by holders of PICM Common Stock under this Agreement. Notwithstanding the preceding sentence, any person holding any certificate for PICM Common Stock after the PICM Effective Time shall not be entitled to receive any dividend or other distribution payable after the PICM Effective Time to holders of the Holding Company Common Stock, which dividend or other distribution is attributable to such person's PICM Common Stock until such person surrenders said certificate for PICM Common Stock for exchange as provided in Section 4.3 of this Agreement. However, upon surrender of such certificate, both the Holding Company Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and the cash payments shall be delivered and paid (without interest) with respect to each share represented by such certificate for PICM Common Stock.

                    (b) Whenever a dividend or other distribution is declared on the Holding Company Common Stock, the record date for which is at or after the MAI Effective Time, the declaration shall include dividends or other distributions on all shares of the Holding Company Common Stock issuable to holders of MAI Common Stock pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any certificate for MAI Common Stock at or after the MAI Effective Time shall not be entitled to receive any dividend or other distribution payable after the MAI Effective Time to holders of the Holding Company Common Stock, which dividend or other distribution is attributable to such person's MAI Common Stock until such person surrenders said certificate for MAI Common Stock for exchange as provided in Section 4.2 of this Agreement. However, upon surrender of such certificate, both the Holding Company Common Stock certificates (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate for MAI Common Stock.

               4.5 Lost or Stolen Certificates. If any holder of PICM Common Stock or MAI Common Stock convertible into the right to receive shares of the Holding Company Common Stock and/or cash is unable to deliver the certificate which represents such shares, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the PICM Merger Consideration or MAI Merger Consideration, as applicable, to which the holder is entitled for such shares upon presentation of the following: (a) evidence to the reasonable satisfaction of the Holding Company that any such certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by the Holding Company to indemnify and hold the Holding Company and the Exchange Agent harmless; and (c) evidence satisfactory to the Holding Company that such person is the owner of the shares theretofore represented by each certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for exchange pursuant to this Agreement.

               4.6 PICM Exchange Fund.

                    (a) Prior to the PICM Effective Time, MAI shall cause the Holding Company to deposit with the Exchange Agent (or otherwise make available to the reasonable satisfaction of PICM and the Exchange Agent), for the benefit of the holders of shares of PICM Common Stock, for exchange through the Exchange Agent, the cash and certificates representing shares of the Holding Company Common Stock representing the PICM Merger Consideration (such cash and shares of the Holding Company Common Stock together with any dividends or distributions with respect to such shares with a record date after the PICM Effective Time and any cash payable in lieu of any fractional shares pursuant to this Agreement being hereinafter referred to as the "PICM Exchange Fund") payable and issuable pursuant to this Agreement in exchange for outstanding shares of PICM Common Stock. No interest will be paid or will accrue on any cash payable to holders of PICM Common Stock pursuant to the provisions of this Agreement.

                    (b) Any portion of the PICM Exchange Fund that remains undistributed to the holders of PICM Common Stock for six months after the PICM Effective Time shall be delivered to the Holding Company, upon demand, and any holders of PICM Common Stock who have not theretofore complied with this Agreement shall thereafter look only to the Holding Company for payment of their claim for any cash, any shares of the Holding Company Common Stock, any cash in lieu of fractional shares and any dividends or distributions with respect to the Holding Company Common Stock.

                    (c) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Holding Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Holding Company.

                    (d) The Holding Company or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of PICM Common Stock such amounts as the Holding Company or the

Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Holding Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of PICM Common Stock in respect of which such deduction and withholding was made by the Holding Company or the Exchange Agent.

               4.7      MAI Exchange Fund.

                    (a) Prior to the MAI Effective Time, MAI shall cause the Holding Company to deposit with the Exchange Agent (or otherwise make available to the reasonable satisfaction of MAI and the Exchange Agent), for the benefit of the holders of shares of MAI Common Stock, for exchange through the Exchange Agent, the certificates representing shares of the Holding Company Common Stock representing the MAI Merger Consideration (such shares of the Holding Company Common Stock together with any dividends or distributions with respect to such shares with a record date after the MAI Effective Time and any cash payable in lieu of any fractional shares pursuant to this Agreement being hereinafter referred to as the "MAI Exchange Fund") payable and issuable pursuant to this Agreement in exchange for outstanding shares of MAI Common Stock. No interest will be paid or will accrue on any cash payable to holders of MAI Common Stock pursuant to the provisions of this Agreement.

                    (b) Any portion of the MAI Exchange Fund that remains undistributed to the holders of MAI Common Stock for six months after the MAI Effective Time shall be delivered to the Holding Company, upon demand, and any holders of MAI Common Stock who have not theretofore complied with this Agreement shall thereafter look only to the Holding Company for payment of their claim for any shares of the Holding Company Common Stock, any cash in lieu of fractional shares and any dividends or distributions with respect to the Holding Company Common Stock.

                    (c) The Exchange Agent shall invest any cash included in the MAI Exchange Fund, as directed by the Holding Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Holding Company.

                    (d) The Holding Company or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of MAI Common Stock such amounts as the Holding Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Holding Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of MAI Common Stock in respect of which such deduction and withholding was made by the Holding Company or the Exchange Agent.

         5. REPRESENTATIONS AND WARRANTIES OF PICM. PICM represents and warrants to MAI that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 5), except (i) as set forth in the disclosure schedule delivered by PICM to MAI on the date hereof and initialed by the parties (the "PICM Disclosure Schedule"), or (ii) for any changes to the PICM Disclosure Schedule that are disclosed by PICM to MAI in accordance with Section 8.6(a), or (iii) to the extent such representations and warranties speak as of an earlier date. MAI understands that any representation and warranty of PICM in this Section 5 that relates to either (x) Physicians Protective Trust Fund with respect to periods ending, and/or events, matters or things occurring, prior to July 1, 1998, or (y) MEEMIC Holdings, Inc. ("MEEMIC") and its consolidated subsidiaries or Michigan Educational Employees Mutual Insurance Company and its consolidated subsidiary with respect to periods ending, and/or events, matters or things occurring, prior to July 1, 1999, shall be deemed to be only to the knowledge of PICM, provided that PICM shall be responsible for the truth and accuracy of all representations and warranties in accordance with the respective terms for all purposes of this Agreement, including without limitation, Section 8.6 and Section 9.3(a) hereof. Nothing in the PICM Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the PICM Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The PICM Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5 provided (i) that each exception set forth in the PICM Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the PICM Disclosure Schedule corresponding to a Section in this Section 5, (ii) that no such exception is required to be set forth in the PICM Disclosure
Schedule if its absence would not result in the related representation or warranty being deemed untrue, incorrect or incomplete under the standard established by Section 8.10(c), and (iii) the mere inclusion of an exception in the PICM Disclosure Schedule shall not be deemed an admission by PICM that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

               5.1 Organization,  Qualification  and  Corporate  Power.
PICM is a Michigan corporation duly organized, validly existing and in good standing under the laws of the state of Michigan. PICM has the corporate power to own its property and to carry on its business as presently conducted.

               5.2 Subsidiaries.

                    (a) Section 5.2(a) of the PICM Disclosure Schedule sets forth the name and state of incorporation or organization of each subsidiary of PICM (the "PICM Subsidiaries"). Each of the PICM Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted. For purposes of this Agreement, the term "Subsidiary" or "Subsidiaries" shall mean any and all corporations or other entities in which a party has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Securities and Exchange Commission (the "SEC")) of a majority of the voting stock or other equity interest of such entity.

               (b) Section 5.2(b) of the PICM Disclosure Schedule identifies the PICM Subsidiaries that offer insurance and the states in which they are authorized to conduct business, and the type of insurance products that they are authorized to offer in each such state (the "PICM Insurance Subsidiaries").

               (c) Except as set forth in Section 5.2(c) of the PICM Disclosure Schedule, (i) PICM is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the PICM Subsidiaries, (ii) there are no irrevocable proxies granted by PICM or any PICM Subsidiary with respect to such shares, (iii) there are no equity securities of any of the PICM Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any of the PICM Subsidiaries except shares of the PICM Subsidiaries issued to other wholly owned PICM Subsidiaries, and (iv) there are no contracts, commitments, understandings or arrangements by which any of the PICM Subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the PICM Subsidiaries described in clause (i) above are validly issued, fully paid and nonassessable and are owned by PICM or a PICM Subsidiary free and clear of any mortgage, pledge, security interest, claim, lien, encumbrance or charge and free and clear of any claim, right or option to acquire any such shares. PICM does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to PICM and the PICM Subsidiaries taken as a whole.

               (d) Except as set forth in Schedule 5.2(d) of the PICM Disclosure Schedule, none of the PICM Subsidiaries is the record or beneficial owner of any shares of PICM Common Stock.

          5.3 Corporate Affairs.

               (a) PICM has made available to MAI correct and complete copies of the Articles of Incorporation and By-Laws of PICM and each of the PICM Subsidiaries (as amended to date). PICM has made available all of the minute books containing the records of the meetings of the stockholders, the board of directors and any committee of the board of directors of PICM and each of the PICM Subsidiaries. The minute books of PICM and the PICM Subsidiaries reflect all of the material actions taken by each of their respective Boards of Directors and shareholders. All material actions taken by the committees of the Board of Directors of PICM and any of the PICM Subsidiaries are reflected in the minutes of the Board of Directors and such committees or in written statements of actions taken by the Board of Directors or such committees without a meeting.

               (b) PICM's and each of the PICM Subsidiaries' books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements in accordance with generally accepted accounting principles and fairly and accurately reflect all of PICM's and each of the PICM Subsidiaries' assets and liabilities and all contracts and other transactions to which PICM or any of the PICM

Subsidiaries is or was a party or by which PICM or any of the PICM Subsidiaries or any of their respective businesses or assets is or was affected.

          5.4 Capitalization.


               (a) The entire authorized capital stock of PICM consists of 5,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding; 25,000,000 shares of common stock, no par value, of which 8,924,909 shares are issued and outstanding and no shares are held in treasury. PICM has no additional authorized or issued classes of stock. All of the issued and outstanding shares of PICM Common Stock have been duly authorized, validly issued, are fully paid and non-assessable. Except as set forth in Section 5.4 of the PICM Disclosure Schedule, (i) there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which PICM is a party or which are binding upon PICM providing for the issuance, disposition or acquisition of any of its capital stock, (ii) there are no outstanding or authorized stock, appreciation, phantom stock, or similar rights with respect to PICM, and (iii) to the knowledge of PICM, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of PICM.

               (b) The entire authorized capital stock of MEEMIC consists of 10,000,000 shares of common stock, no par value, ("MEEMIC Common Stock"), of which 6,599,500 shares are issued and outstanding and no shares are held in treasury. To the knowledge of PICM, all of the issued and outstanding shares of MEEMIC Common Stock have been duly authorized, validly issued, are fully paid and non-assessable.

          5.5 Authority Relative to Agreements.

               (a) PICM has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by PICM and the consummation by PICM of the PICM Merger and the transactions contemplated hereby have been duly authorized by the Board of Directors of PICM and, except for the approval of its stockholders as set forth in Section 7.6(a) hereof, no other corporate proceedings on the part of PICM are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by PICM and (assuming due authorization, execution and delivery by MAI and the receipt of all requisite regulatory approvals) constitutes a valid and binding obligation of PICM, enforceable against PICM in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               (b) Except as set forth in Section 5.5 of the PICM Disclosure Schedule, neither the execution and delivery of this Agreement by PICM nor the consummation of the transactions contemplated hereby nor compliance by PICM with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PICM or any of the PICM Subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or bylaws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PICM or any of the PICM Subsidiaries is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to PICM and the PICM Subsidiaries or any of their respective properties or assets, except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances, which, in the aggregate, would not have any material adverse effect on the business, results of operations, or financial condition of PICM and the PICM Subsidiaries taken as a whole.

               (c) Other than in connection with or in compliance with the provisions of the Michigan, Illinois and Indiana Insurance Codes and the Hart-Scott-Rodino Act, and the federal and applicable state securities laws (including those described in Section 7 of this Agreement), no notice to, filing with, or authorization, consent or approval of, any domestic public body or government authority is necessary for the consummation by PICM of the transactions contemplated by this Agreement, except where failure to give such notices, make such filings, or obtain authorizations, consents or approvals would, in the aggregate, not have a material adverse effect on the business, results of operations, financial condition or prospects of PICM and the PICM Subsidiaries taken as a whole.

          5.6 Financial Statements and Other Reports.

               (a) PICM has made available to MAI the Annual Statements of each of the PICM Insurance Subsidiaries, as filed with the Department of Insurance of its state of domicile, for each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999, together with reports thereon by its independent auditor and its independent actuary (collectively referred to as the "PICM Insurance Subsidiaries Statutory Financial Statements"). The PICM Insurance Subsidiaries Statutory Financial Statements of each PICM Insurance Subsidiary were prepared in accordance with the regulatory accounting methods required by the state of domicile of such PICM Insurance Subsidiary on a consistent basis throughout the periods covered thereby. All such PICM Insurance Subsidiaries Statutory Financial Statements fairly reflect the financial condition and the results of operations of the PICM Insurance Subsidiaries for the dates and periods indicated, and are consistent with the books and records of the PICM Insurance Subsidiaries (which books and records are correct and complete in all material respects).

               (b) PICM has made available to MAI:

                    (i) (A) The audited consolidated financial statements of PICM and the PICM Subsidiaries for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 together with the report(s) of PICM's independent auditors, which consolidated financial statements include consolidated balance sheets, consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended and notes thereto prepared in accordance with generally accepted accounting principles, and (B) the unaudited consolidated financial statements of PICM and the PICM Subsidiaries for the three month period ended March 31, 2000, which unaudited financial statements include a condensed consolidated balance sheet of said date and condensed consolidated statements of income, and cash flows for the period then ended (collectively referred to as the "PICM Consolidated Financial Statements"). The PICM Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods covered thereby. All such PICM Consolidated Financial Statements fairly reflect the consolidated financial condition and results of operation of PICM and its consolidated subsidiaries as of the dates and for the periods indicated (except for normal recurring year-end adjustments in the case of the unaudited financial statements). The PICM Consolidated Financial Statements are consistent with the books and records of PICM and its consolidated subsidiaries (which books and records are correct and complete in all material respects).

                    (ii) The audited consolidated financial statements of Michigan Educational Employees Mutual Insurance Company and its consolidated subsidiaries for the years ended December 31, 1996, 1997 and 1998, together with the certified reports of PricewaterhouseCoopers LLP, Michigan Educational Employees Mutual Insurance Company's independent auditors, which consolidated financial statements include consolidated balance sheets, consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended and notes thereto prepared in accordance with generally accepted accounting principles, and the audited consolidated financial statements of MEEMIC and the consolidated subsidiaries for the year ended December 31, 1999, together with the reports of PricewaterhouseCoopers LLP, MEEMIC's independent auditors, which consolidated financial statements include a consolidated balance sheet, consolidated statements of income, changes in shareholders' equity and cash flow for the year then-ended and notes thereto prepared in accordance with generally accepted accounting principles (all of the financial statements described in this sentence are the "MEEMIC Consolidated Financial Statements"). The MEEMIC Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods covered thereby. All MEEMIC Consolidated Financial Statements fairly reflect the financial condition and results of operations of Michigan Educational Employees Mutual Insurance Company and its consolidated subsidiaries or MEEMIC and its consolidated subsidiaries, as applicable, as of the dates and for the periods included. MEEMIC and its subsidiaries (including Michigan Educational Employees Mutual Insurance Company) have been included as consolidated subsidiaries in the PICM Consolidated Financial Statements for all fiscal periods ending after June 30, 1999 (including, without limitation, the year ended December 31, 1999). The MEEMIC Consolidated Financial Statements are consistent with the books and records of MEEMIC and its consolidated subsidiaries (which books and records are complete in all material respects).

               (c) Section 5.6(c) of the PICM Disclosure Schedule lists all financial examinations that any state Department of Insurance has conducted with respect to PICM or any of the PICM Insurance Subsidiaries since December 31, 1996. PICM has made available to MAI correct and complete reports issued by the applicable Department of Insurance with respect to the examinations listed on the PICM Disclosure Schedule. Except with respect to the transactions contemplated hereby, or as otherwise disclosed on Section 5.6(c) of the PICM

Disclosure Schedule, there are no regulatory examinations of PICM or any of the PICM Insurance Subsidiaries currently in process.

               (d) Section 5.6(d) to the PICM Disclosure Schedule sets forth a list of each registration statement, report, proxy statement or other filing filed by PICM or any of the PICM Subsidiaries with the Michigan, Indiana or Illinois Departments of Insurance or the SEC for periods ending and events occurring, after December 31, 1999 and prior to the date of this Agreement. PICM has filed and the applicable PICM Subsidiaries have filed all registration statements, proxy statements, reports and other filings and all amendments thereto which they were required to file with the Michigan, Indiana and Illinois Departments of Insurance and/or the SEC since December 31, 1996. As of its date, each of such filings contained all information required by the Michigan, Indiana and Illinois Insurance Codes or the SEC and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading, except to the extent any such statement or omission has been modified or superseded in a document subsequently filed with the appropriate authority. PICM has made available to MAI accurate and complete copies of all such filings.

               (e) Except as disclosed in (i) Section 5.6(e) of the PICM Disclosure Schedule, or (ii) the proxy statements and reports, and the registration statements on Form B, described in Section 5.6(d) hereof, there are no contracts, real estate leases, loans, guarantees or other arrangements or transactions of any nature between PICM or any of the PICM Subsidiaries and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC) (excluding employment matters).

               (f) Neither PICM nor, to the knowledge of PICM, MEEMIC has received from any person any Notice on Form A or such other form as may be prescribed under the Michigan, Indiana or Illinois Insurance Holding Company Systems Acts indicating that such person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to or has entered into any agreement to exchange securities for, or intends to acquire or has acquired in the open market or otherwise, any voting security of PICM or MEEMIC, if after the consummation thereof such person would directly or indirectly be in control of PICM or MEEMIC, as the case may be.

          5.7 Absence of Undisclosed Liabilities. Neither PICM nor any of the PICM Subsidiaries has any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, tax liabilities of a permanent nature due or to become due, and whether incurred in respect of or measured by income of PICM and the PICM Subsidiaries for any period prior to the close of business on March 31, 2000, or arising out of any transactions entered into or any set of facts existing prior thereto), except for (i) liabilities reflected or reserved against in the PICM Consolidated Financial Statements (including notes thereto) or reflected or disclosed in the PICM Disclosure Schedule, and (ii) liabilities which have arisen after March 31, 2000, in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand).

          5.8 Absence of Certain Changes. Since March 31, 2000, except as set forth in Section 5.8 of the PICM Disclosure Schedule, there has not been with respect to either PICM and the PICM Subsidiaries or MEEMIC and its subsidiaries, in each case taken as a whole:

               (a) any change in the financial condition, assets, liabilities or business which change individually or in the aggregate has been materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting their properties or business;

               (c) any payment of dividends or any distribution of any assets of any kind whatsoever to any of the shareholders in redemption of or as the purchase price of any of its capital stock, or any discharge or cancellation, whether in part or in whole, of any indebtedness owing to any such shareholders, except reimbursement to employees of ordinary business expenses or other debts arising in the ordinary course of business and except for any stock repurchase by PICM or a PICM Subsidiary as permitted by Section 8.1(b) and Section 8.12 hereof;

               (d) any mortgage, pledge, or subjection to lien, charge or encumbrance of any material kind of any assets, tangible or intangible;

               (e) any sale or transfer of any of their assets or any cancellation of any debts or claims by any of them, except in the ordinary course of business;

               (f) any sale, assignment or transfer of any trademarks, trade names, or other intangible assets;

               (g) any material amendment to or termination of any material contract, agreement, instrument or license to which any of them is a party; or

               (h) any other event or condition of any character materially and adversely affecting the business or properties of PICM and the PICM Subsidiaries.

          5.9 Tax Matters.

               (a) As used in this agreement, "Taxes" means all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, premium, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto. PICM and each PICM Subsidiary has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 5.6(b)(i) of this Agreement, or
(ii) Taxes the failure to pay or make provision for, either individually or in the aggregate, will not have a material adverse effect on PICM and the PICM Subsidiaries. PICM and each of the PICM Subsidiaries have timely and properly filed all of the following that it was required to file: any return, declaration, report, claim for refund, or information return or statement (including, without limitation, Form 1099 and Form W-2 and W-3) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof ("Tax Returns"). All such Tax Returns were correct and complete in all material respects. Except as disclosed on Section 5.9(a) of the PICM Disclosure Schedule and except for extensions that are automatically granted by the taxing authorities upon filing an application therefor, neither PICM nor any of the PICM Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in Section 5.9(a) of the PICM Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where PICM or any of the PICM Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of PICM or any of the PICM Subsidiaries that arose in connection with the failure (or alleged failure) to pay any Taxes.

               (b) Each of PICM and the PICM Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (c) To the knowledge of PICM, there is no dispute or claim concerning any tax liability of PICM or any of the PICM Subsidiaries except as disclosed in Section 5.9(c) of the PICM Disclosure Schedule. Section 5.9(c) of the PICM Disclosure Schedule identifies the last Tax Returns that have been audited by the taxing authority with whom they were filed, and indicates those Tax Returns that currently are the subject of an audit procedure or that PICM has received notice will be subject to an audit procedure. PICM has made available to MAI correct and complete copies of all federal income tax returns (including amendments thereto), examination reports, and statements of deficiencies assessed against or agreed to by PICM or any of the PICM Subsidiaries since December 31, 1996.

               (d) Except as disclosed on Section 5.9(d) of the PICM Disclosure Schedule, neither PICM nor any of the PICM Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return or tax assessment or deficiency other than extensions that are automatically granted by the taxing authorities upon filing on application therefor.

               (e) The unpaid Taxes of PICM and the PICM Subsidiaries do not exceed the reserve for tax liability set forth on the consolidated balance sheet at December 31, 1999 (rather than any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of PICM in filing its returns.

               (f) Except as disclosed on Section 5.9(f) of the PICM Disclosure Schedule, any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated by this Agreement by any employee, officer or director of PICM or any of its affiliates who is a "Disqualified Individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or PICM Employee Benefit Plan (as defined in Section 5.17 below) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code.

          5.10 PICM Loss Reserves and Premium Rates for Professional Liability Insurance.

               (a) The reserves for losses and loss adjustment expenses reflected on the consolidated balance sheet of PICM at December 31, 1999, included in the PICM Consolidated Financial Statements, are adequate to provide for the estimated ultimate net costs of all reported and unreported losses incurred through the date of said balance sheet, and no director or officer of PICM or any PICM Insurance Subsidiary (or any employee responsible for the administration of claims) has any knowledge of any facts that would cause any of them to believe that the reserves for losses and loss adjustment expenses reflected on such balance sheet, will not represent the estimated ultimate net costs of all reported and unreported losses incurred through December 31, 1999.

               (b) Section 5.10(b) of the PICM Disclosure Schedule lists each independent consulting actuary that has been engaged by PICM or a PICM Subsidiary to review the reserves for losses and loss adjustment expenses of the PICM Insurance Subsidiaries and premium rates for liability insurance in each of the years commencing after December 31, 1996 (collectively the "PICM Actuaries" and separately a "PICM Actuary"). The PICM Actuaries have made written recommendations as to the amount that the PICM Insurance Subsidiaries should maintain in such reserves in each of said years. Section 5.10(b) of the PICM Disclosure Schedule lists each and every item of correspondence delivered by the PICM Actuaries to PICM or a PICM Insurance Subsidiary (i) since December 31, 1998, in which the PICM Actuary has expressed an opinion as to the adequacy of loss reserves or made recommendations as to the amount of the reserve for losses and loss adjustment expenses that should be maintained by PICM for the PICM Insurance Subsidiaries, and (ii) since December 31, 1996, in which the PICM Actuary has expressed an opinion as to the adequacy of premiums or made a recommendation as to the premiums that should be charged by the PICM Insurance Subsidiaries for liability insurance. PICM has made available to MAI a true and correct copy of each item of correspondence from the PICM Actuaries listed on the PICM Disclosure Schedule.

               (c) Each of the PICM Insurance Subsidiaries is required to submit for approval by the Department of Insurance in each state in which it is authorized as an insurer, policies, endorsements, underwriting manuals, and premium rates for the professional liability insurance offered in such state unless otherwise disclosed in Section 5.10(c) of the PICM Disclosure Schedule.
Section 5.10(c) of the PICM Disclosure Schedule sets forth all increases in premium rates for medical professional liability insurance submitted by the PICM Insurance Subsidiaries which have been disapproved by any Department of Insurance since December 31, 1996. Section 5.10(c) of the PICM Disclosure Schedule lists all correspondence or communications from a Department of Insurance received by any of the PICM Insurance Subsidiaries after December 31, 1996, that requests or suggests that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels.

          5.11 Reinsurance. PICM has made available to MAI accurate and complete copies of all reinsurance agreements or treaties that are currently in effect with respect to claims incurred under liability insurance policies of any of the PICM Insurance Subsidiaries prior to December 31, 1999. Except as set forth on
Schedule 5.11 of the PICM Disclosure

Schedule, there has been no change or addition to the reinsurance agreements or treaties of any of the PICM Insurance Subsidiaries since December 31, 1999. The consummation of the transactions contemplated herein will not result in the termination of any such reinsurance agreements or treaties. The reserve for unpaid losses, loss adjustment expenses and unearned premiums at December 31, 1999, and March 31, 2000, as reflected in the consolidated balance sheets at December 31, 1999, and March 31, 2000, respectively, included in the PICM Consolidated Financial Statements are stated gross of reinsurance ceded amounts. All reinsurance recoverable amounts reflected in the consolidated balance sheets in the PICM Consolidated Financial Statements are collectible.

          5.12 Investments. Except as disclosed in Section 5.12 of the PICM Disclosure Schedule, there has been no material change in investment policy of PICM and the PICM Subsidiaries or in the composition of the investments of PICM and the PICM Subsidiaries since March 31, 2000.

          5.13 Real Property.

               (a) PICM and the PICM Subsidiaries own or lease all of the real property necessary or incidental to the conduct of their respective businesses. Except as set forth in Section 5.13(a) of the PICM Disclosure Schedule, PICM and the PICM Subsidiaries have good and marketable title to all real property owned by them free and clear of any liens, claims and encumbrances, except taxes not yet due and payable and easements, restrictions and encumbrances that do not interfere with current use of such real property by PICM and the PICM Subsidiaries. PICM's and each of the PICM Subsidiaries' ownership, or possession, operation and use of all real property owned by PICM and the PICM Subsidiaries comply with all applicable laws, except where the failure to do so would not have any material adverse effect on PICM and the PICM Subsidiaries and would not subject PICM or any of the PICM Subsidiaries to any material penalty. With respect to each lease agreement for real property to which PICM or any of the PICM Subsidiaries is a party:

                    (i) PICM has made available to MAI complete and correct copies of the lease agreements, together with all supplements and amendments thereto;

                    (ii) Each of the lease agreements, as so modified, amended and supplemented, is in full force and effect and is legally valid, binding and enforceable in accordance with its respective terms except as enforceability may be limited by bankruptcy laws and creditors' rights generally;

                    (iii) There are no monetary defaults and no material nonmonetary defaults by PICM or a PICM Subsidiary under any of the lease agreements;

                    (iv) Neither PICM nor any of the PICM Subsidiaries has received notice of any default, offset, counterclaim or defense under the lease agreements;

                    (v) Except as disclosed in Section 5.13(a) in the PICM Disclosure Schedule, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by PICM or the PICM Subsidiaries of the terms of the lease agreements, and all of the rent, security deposits, reserve funds, and other sums and charges due and payable under the lease agreements have been paid in full through the date hereof; and

                    (vi) To the knowledge of PICM and the PICM Subsidiaries there are no purchase contracts, options or other agreements of any kind whereby any person or entity as of the date hereof, has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the lease agreements.

               (b) Except as set forth on Section 5.13(b) of the PICM Disclosure Schedule, neither PICM nor any of the PICM Subsidiaries has generated, operated, processed, distributed, transported, used, treated, stored, handled, emitted, discharged, released or disposed of (or caused any person or entity to do any of the foregoing or assisted any person or entity in doing any of the foregoing) any oil, gasoline, petroleum-related products, hazardous substances, hazardous waste, or pollutants or contaminants (as defined by CERCLA), including, without limitation, asbestos or asbestos containing materials, PCB's or urea formaldehyde, except in accordance with applicable laws or any product which may give rise to Hazardous Materials Liabilities. For purposes of this Agreement, the following terms shall have the following meanings:

                    (i) The term "Hazardous Materials" shall mean (a) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in any Environmental Laws, including without limitation the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq. (the "HMTA"), the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.9601 et seq. (as so amended, "CERCLA"), the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (the "CWA"), and the Clean Air Act, 42 U.S.C.A ss.7401 et seq. (the "CAA"); (b) petroleum, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) asbestos and/or asbestos-containing materials; and (e) polychlorinated biphenyl ("PCBs") or materials or fluids containing PCBs in excess of 50 parts per million
     (ppm);

                    (ii) The term "Hazardous Materials Liabilities" shall mean any and all damages, losses, liabilities, disabilities, fines, penalties, costs or expenses (including reasonable attorneys' fees) incurred or to be incurred, whether absolute, fixed or contingent, civil or criminal, and whether arising under federal law or state law, incurred or to be incurred in connection with the handling, storage, transportation, or disposal of any Hazardous Materials; and

                    (iii) The term "Environmental Laws" shall mean any statute, law, ordinance, code, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree or authorization, including the requirement to register storage tanks, established or enacted for, or relating to, the protection of the environment or the health and safety of any Person (including, without limitation, those relating to (a) the HMTA, CERCLA, the CWA, the CAA or the Resource Conservation and Recovery Act, 42 U.S.C. ss.6903 et seq.; (b) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (c) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials.

          5.14 Personal Property

               (a) Except as set forth in Section 5.14(a) of the PICM Disclosure Schedule, none of the personal property owned by PICM and the PICM Subsidiaries is subject to, or will be subject to as of the Closing Date, any security interest, mortgage, pledge, lien, right of first refusal, option, restriction, liability, restrictive covenant, charge or encumbrance of any kind or character whatsoever.

               (b) Section 5.14(b) to the PICM Disclosure Schedule sets forth an accurate and complete list of all personal property leases which are not cancelable upon ninety (90) days notice without penalty and that have monthly rent that exceeds $10,000 and a term that will not expire prior to June 30, 2001. PICM has made available to MAI complete and correct copies of all such personal property leases. Except as set forth in Section 5.14(b) to the PICM Disclosure Schedule:

                    (i) The personal property leases listed therein have not been modified, amended or assigned, are legally valid, binding and enforceable in accordance with their respective terms and are in full force and effect, except to the extent enforceability is limited by equitable remedies or laws affecting creditors' rights generally;

                    (ii) There are no monetary defaults and no material nonmonetary defaults by PICM or any PICM Subsidiary, or, to the actual knowledge of PICM, any other party to the personal property leases listed therein;

                    (iii) Neither PICM nor any PICM Subsidiary has received notice of any default, offset, counterclaim or defense under any personal property lease listed therein; and

                    (iv) PICM has no actual knowledge that any condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by PICM or any PICM Subsidiary of the terms of any personal property leases listed therein.

          5.15 Intellectual Property

               (a) PICM and the PICM Subsidiaries own or have the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property whose use alone or in conjunction with other items of Intellectual Property is material to the conduct of the business of PICM and the PICM Subsidiaries taken as a whole. The term "Intellectual Property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

               (b) Neither PICM nor any of the PICM Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties and neither PICM nor any of the PICM Subsidiaries has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of PICM, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of PICM or the PICM Subsidiaries.

               (c) PICM has made available to MAI correct and complete copies of all licenses, sublicenses, agreements and permissions (as amended to date) for the use of Intellectual Property by PICM or the PICM Subsidiaries. With respect to such Intellectual Property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) except as provided in Schedule 5.15(c) of the PICM Disclosure Schedule, the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms following the Closing Date; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to each sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) neither PICM nor any of the PICM Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission except as provided in Schedule 5.15(c) of the PICM Disclosure Schedule.

          5.16 Contracts and Commitments.

               (a) PICM has made available to MAI correct and complete copies (including all amendments) of all written (unless otherwise specified) contracts, agreements, or arrangements to which PICM or any of the PICM Subsidiaries is a party that have been filed as exhibits (including documents incorporated by reference) to any of the following: (i) PICM's Annual Report on Form 10K for the year ended December 31, 1999; (ii) MEEMIC's Annual Report on Form 10K for the year ended December 31, 1999; and (iii) any Registration

Statement on Form B filed by PICM or any of the PICM Subsidiaries with any of the States of Michigan, Illinois, and Indiana for the year ended December 31, 1999.

               (b) PICM has made available to MAI correct and complete copies of all material written arrangements (or group of related written arrangements) from or to third parties, for the furnishing of services to, or receipt of services by, PICM or any of the PICM Subsidiaries, including without limitation, agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements;

               (c) Section 5.16(c) of the PICM Disclosure Schedule lists the following contracts, agreements, commitments or arrangements to which PICM or any of the PICM Subsidiaries is a party that are not included in the contracts, agreements, commitments and arrangements described in Section 5.16(a) and 5.16(b) herein:

                    (i) Any written arrangement concerning a partnership or joint venture;

                    (ii) Any written arrangement in which PICM or any of the PICM Subsidiaries has agreed not to compete with respect to any product or territory;

                    (iii) Any written arrangement with any of the officers, directors, and employees of PICM or any of the PICM Subsidiaries in the nature of a collective bargaining agreement, employment agreement, consulting agreement or severance agreement that is not cancelable by PICM or any of the PICM Subsidiaries without penalty or compensation on thirty
     (30) days notice or less;

                    (iv) Any written commitment or arrangement to pay employees of PICM and the PICM Subsidiaries incentive or bonus compensation based on their respective productivity or performance, the performance of PICM and the PICM Subsidiaries or otherwise;

                    (v) Any written or oral agreement or understanding with any state insurance department relating to restrictions on distributions or other payments to the shareholders of PICM or any of the PICM Subsidiaries, the continued operation of PICM or any PICM Subsidiary, or any other matter relating to PICM or a PICM Subsidiary and its affairs; and

                    (vi) Any written or oral agreement or understanding with respect to the retention of any law firms or other persons relating to the defense of claims made against insureds of any of the PICM Subsidiaries.

               (d) With respect to each written arrangement described in Sections 5.16(a), 5.16(b) and 5.16(c) hereof: (i) the written arrangement is legal, valid, binding, enforceable, and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date; (iii) neither PICM, nor to the knowledge of PICM, any other party thereto is in breach or default, and no event has occurred with respect to PICM or a PICM Subsidiary, which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (iv) no party has repudiated any provision of the written arrangement. Neither PICM nor any of the PICM Subsidiaries is a party to any verbal contract, agreement or other arrangement which if reduced to written form would be required to be listed in Section 5.16(c) of the PICM Disclosure Schedule under the terms of Section 5.16(c) hereof. PICM has made available to MAI correct and complete copies of all of the contracts, agreements, commitments and arrangements listed on Section 5.16(c) to the PICM Disclosure Schedule.

          5.17 Employee Benefit Plans.

               (a) Except with respect to the PICM Employee Benefit Plans (herein defined) listed on Section 5.17 in the PICM Disclosure Schedule, neither PICM nor any of the PICM Subsidiaries sponsors, maintains or contributes to, or has any ongoing obligation or liability whatsoever with respect to:

                    (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or

                    (ii) Any other program, plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, sick pay, deferred compensation, pension, profit sharing, retirement, payroll savings, stock option, stock purchase, group insurance, self insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever including those for the benefit of former employees.

(all of such plans, programs, and arrangements being hereafter referred to as "PICM Employee Benefit Plans").

               (b) PICM has made available to MAI true, correct and complete copies of all PICM Employee Benefit Plans described on Section 5.17 in the PICM Disclosure Schedule, all insurance policies relating thereto and any written materials used by PICM to describe employee benefits to employees of PICM and the PICM Subsidiaries.

               (c) Except as described on Section 5.17 in the PICM Disclosure Schedule, neither PICM nor any of the PICM Subsidiaries has any agreement, arrangement, commitment, or understanding, whether legally binding or not, to create any additional PICM Employee Benefit Plan or to continue, modify, change, or terminate, in any material respect, any PICM Employee Benefit Plan.

               (d) If permitted and/or required by applicable law, PICM and the PICM Subsidiaries have properly submitted all PICM Employee Benefit Plans described on Section 5.17 in the PICM Disclosure Schedule, in good faith to meet the applicable requirements of ERISA and/or the Code, to the Internal Revenue Service ("IRS") for its approval within the time prescribed therefor.

               (e) PICM has made available to MAI accurate and complete copies of all favorable determination letters from the IRS, the most recent annual return on Form 5500 for each PICM Employee Benefit Plan, and the most current actuarial or valuation reports (as applicable) for each PICM Employee Benefit Plan.

               (f) Each actuarial or valuation report which is described in subparagraph (e) above correctly shows the value of the assets of each such PICM Employee Benefit Plan as of the date thereof, the total accrued and vested liabilities, all contributions by PICM and the PICM Subsidiaries, and the assumptions on which the calculations are based.

               (g) With respect to each PICM Employee Benefit Plan described in
Section 5.17 in the PICM Disclosure Schedule:

                    (i) PICM and the PICM Subsidiaries have made all payments required to be made by them to date, have accrued (in accordance with generally accepted accounting principles consistently applied) as of the date hereof all payments due but not yet payable, and will have made on or prior to the Closing Date all payments due as of the Closing Date;

                    (ii) to the knowledge of PICM, PICM and the PICM Subsidiaries have operated and currently operate such plans in compliance in all material respects with the plan documents and all applicable laws, including without limitation ERISA and the Code (including without limitation Section 4980B thereof) and the regulations thereunder;

                    (iii) to the knowledge of PICM, there has not been any Reportable Event (as defined in Section 4043 of ERISA);

                    (iv) to the knowledge of PICM, there has not been any event described in Section 4068 of ERISA;

                    (v) to the knowledge of PICM, there has not been any material violation of the reporting and disclosure provisions of the Code and ERISA;

                    (vi) to the knowledge of PICM, there has not been any Prohibited Transaction (as defined in Section 406 of ERISA or Section 4975 of the Code);

                    (vii) to the knowledge of PICM, there has not been any violation of Sections 404, 406 or 407 of ERISA; and

                    (viii) there has not been any termination or partial termination (including any termination or partial termination attributable to the transactions contemplated by this Agreement) of such plans.

               (h) PICM and the PICM Subsidiaries have no direct or indirect material liability or obligation under any PICM Employee Benefit Plan other than as described in the terms of such PICM Employee Benefit Plans or on Section 5.17 of the PICM Disclosure Schedule.

               (i) Except as described on Section 5.17 in the PICM Disclosure Schedule, there are no circumstances arising out of PICM's or any of the PICM Subsidiaries' sponsorship of any PICM Employee Benefit Plan which will result in any direct or indirect material liability, other than liability for contributions, benefit payments, administrative costs and liabilities incurred in the ordinary course of business.

               (j) With respect to each PICM Employee Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such PICM Employee Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the actuary for such PICM Employee Benefit Plan with respect to such PICM Employee Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such PICM Employee Benefit Plan allocable to such accrued benefits. There are no pending, or to the best knowledge of PICM, threatened or anticipated claims (other than routine claims for benefits and administrative expenses payable in the ordinary course) by, on behalf of or against any of the PICM Employee Benefit Plans or any trusts related thereto which are, in the reasonable judgment of PICM, likely to have a material adverse effect on PICM and the PICM Subsidiaries taken as a whole.

               (k) PICM and the PICM Subsidiaries have not incurred, and will not incur as a result of or in connection with the Mergers, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto), including any liability under Sections 4063 or 4064 of ERISA.

               (l) PICM and the PICM Subsidiaries have not incurred, and will not incur as a result of or in connection with either of the Mergers, any withdrawal liability, nor have PICM and the PICM Subsidiaries had, nor will they have as a result of or in connection with either of the Mergers, any contingent withdrawal liability, to any Multi-employer Plan under ERISA, as amended by the Multi-employer Pension Plan Amendments Act of 1980.

               (m) Except as described on Section 5.17 in the PICM Disclosure Schedule, there has never been in existence, and there currently does not exist, any PICM Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) involving PICM or any of the PICM Subsidiaries which is subject to the provisions of Title IV of ERISA, or any such plan which is subject to the funding requirements of Section 412 of the Code or Sections 301 et seq. of ERISA.

               (n) No event has occurred and no circumstances currently exist which do or will result in any civil penalty being assessed pursuant to Section 502 of ERISA, any tax being imposed under Section 4975 of the Code, or any liability for a breach of fiduciary or other responsibility under ERISA in connection with any Employee Pension Benefit Plan which has been established, maintained or contributed to by PICM or any of the PICM Subsidiaries or any other entity or entities which, together with PICM and the PICM Subsidiaries, constitute elements of either a controlled group of corporations (within the meaning of Section 414(b) of the Code), a group of trades or businesses under common control (within the meaning of Section 414(m) of the Code), or another arrangement covered by Section 414(o) of the Code.

               (o) There are no pending claims or lawsuits which have been asserted or instituted (other than in respect of benefits due in the ordinary course which, in the aggregate, are not material against the assets of any of the PICM Employee Benefit Plans or against PICM, any PICM Subsidiary, or any fiduciary of the PICM Employee Benefit Plans) with respect to the PICM Employee Benefit Plans or against PICM or any PICM Subsidiary whether federal or state.

          5.18 Employees.

               (a) Except as set forth in Section 5.18(a) of the PICM Disclosure Schedule, PICM has made available to MAI a true and correct list of the names of the employees of PICM and the PICM Subsidiaries, their birth dates, hire dates, compensation rates, name of employer and capacity in which employed, and accrued vacation and sick leave, if any, as of May 31, 2000. Except as limited by any employment agreements and severance agreements listed on Section 5.18(a) of the PICM Disclosure Schedule or as set forth on Section 5.18(a) to the PICM Disclosure Schedule, and except for any limitations of general application which may be imposed under applicable employment laws, PICM and each of the PICM Subsidiaries have the right to terminate the employment of any of their respective employees at will and without payment to such employees.

               (b) PICM and the PICM Subsidiaries are in compliance with all applicable ordinances or other laws, orders, and regulations regarding labor and employment and the compensation therefor, whether state or federal, including without limitation the Occupational Safety and Health Act of 1970, as amended, the Equal Employment Opportunity Act, as amended; the Americans With Disabilities Act, 42 U.S.C. ss. 12101 et seq., as amended; the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq., as amended; the Equal Pay Act, 29 U.S.C. ss. 206d, as amended, the Portal-to-Portal Pay Act of 1947, 29 U.S.C. ss. 255 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, as amended and 42 U.S.C. ss. 1981, as amended; Rehabilitation Act of 1973, as amended; the Vietnam-Era Veterans' Readjustment Assistance Act of 1974, as amended; Immigration Reform and Control Act, 8 U.S.C. ss. 1324A et seq., as amended; the Employee Polygraph Protection Act of 1988, as amended; the Veterans Re-employment Act - Handicap Bias, 38 U.S.C. ss. 2027 et seq., as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Religious Freedom Restoration Act of 1993, as amended; and the Age Discrimination and Employment Act of 1967, as amended, except where the failure to so comply would not have a material adverse effect on the business or properties of PICM and the PICM Subsidiaries. Except as provided on Section 5.18(b) to the PICM Disclosure Schedule, no action or investigation has been instituted or, to the knowledge of PICM, is threatened to be conducted by any state or federal agency regarding any potential violation by PICM and the PICM Subsidiaries of any laws, orders, ordinances and regulations regarding labor and employment or the compensation therefor during the past five (5) years including without limitation, any of the aforementioned statutes and congressional acts, except for actions and investigations, which would not have a material adverse affect on PICM and the PICM Subsidiaries and would not subject PICM and the PICM Subsidiaries to any material penalty.

               (c) Neither PICM nor any of the PICM Subsidiaries has ever been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by PICM or any of the PICM Subsidiaries. Neither PICM nor any of the PICM Subsidiaries have ever experienced any material labor problem. Except as indicated on Section 5.18(c) to the PICM Disclosure Schedule, since May 31, 2000, no affiliate of PICM or any of the PICM Subsidiaries listed in Section 5.24 of the PICM Disclosure Schedule has indicated to any officer or director of PICM an intention to terminate his or her employment.

          5.19 Accounts Receivable. All accounts receivable of PICM and the PICM Subsidiaries are reflected properly on their respective books and records, are valid receivables subject to no set offs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at the recorded amounts, subject only to a reasonable reserve for bad debts.

          5.20 Proceedings and Judgments. Except as described on Section 5.20 to the PICM Disclosure Schedule, (a) there is no material litigation, investigation, claim, suit, arbitration or other proceeding pending or, to the best knowledge of PICM, threatened against or relating to PICM or any of the PICM Subsidiaries, any of their respective businesses or assets, any assets of any other person which are used in any of their businesses or the transactions contemplated by this Agreement, and there is no basis known to PICM or any of the PICM Subsidiaries for any such litigation, investigation, claim, suit, arbitration, or other proceeding (excluding claims covered by insurance policies written by the PICM Insurance Subsidiaries), (b) there are no outstanding judgments or orders against PICM or any of the PICM Subsidiaries or any of their respective businesses or assets, or any assets of any other person which are used in any of their businesses, or against any of their respective officers, directors or employees which has had or would be expected to have an adverse effect on PICM and the PICM Subsidiaries, and (c) no material breach of contract, bad faith, breach of warranty, tort, negligence, infringement, fraud, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the best knowledge of PICM and the PICM Subsidiaries, threatened against PICM or any of the PICM Subsidiaries, nor is there any basis for any such claim. As to each item described on Section 5.20 to the PICM Disclosure Schedule (if any), accurate and complete copies of all relevant pleadings, judgments, orders and correspondence requested by MAI have been made available to MAI.

          5.21 Insurance. PICM and the PICM Subsidiaries maintain policies of general liability, fire and casualty, automobile and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in PICM's judgment, reasonable for the business and assets of PICM and the PICM Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of PICM, the activities and operations of PICM and the PICM Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. The coverages and policy limits of all general liability and automobile insurance policies maintained by PICM and each of the PICM Subsidiaries during the last five (5) years are consistent with the coverages and policy limits of the general liability and automobile policies currently in effect.

          5.22 Questionable Payments. Neither PICM nor any of the PICM Subsidiaries, nor any of their respective current directors or officers, and to the best of PICM's knowledge, former officers or directors or current or former employees, agents or representatives have (a) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees,
(c) violated any provision of the Foreign Corrupt Practices Act of 1977, (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (e) made any false or fictitious entries on the books and records of PICM or any of the PICM Subsidiaries, (f) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (g) made any material favor or gift which is not deductible for federal income tax purposes.

          5.23 Brokerage Fees. Except as disclosed on Section 5.23 of the PICM Disclosure Schedule, no person or company acting on behalf of PICM is entitled to any brokerage or finder's fee or investment banking fee in connection with the transactions contemplated by this Agreement.

          5.24 Affiliates. Section 5.24 of the PICM Disclosure Schedule sets forth a list of all persons who are affiliates of PICM as contemplated under Rule 145 of the SEC.

          5.25 Full Disclosure. All of the representations and warranties made by PICM in this Agreement, taken together and with the PICM Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not misleading. The copies of documents attached to the PICM Disclosure Schedule or otherwise made available to MAI in connection with the transactions contemplated hereby are accurate and complete in all material respects unless otherwise set forth in Section 5.25 of the PICM Disclosure Schedule.

          5.26 Compliance with Applicable Law. PICM and each of the PICM Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with, and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each governmental authority relating to PICM or any of the PICM Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, have a material adverse effect on PICM and the PICM Subsidiaries. Neither PICM nor any of the PICM Subsidiaries, directly or indirectly, engages in any activity prohibited by applicable law.

          5.27 State Takeover Laws. The Board of Directors of PICM has approved the transactions contemplated by this Agreement and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to PICM will not apply to this Agreement or the Stock Option Agreements (as defined herein) or any of the transactions contemplated by this Agreement or the Stock Option Agreements.

          5.28 No Investment Company. Neither PICM nor any Subsidiary of PICM is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6. REPRESENTATIONS AND WARRANTIES OF MAI. MAI represents and warrants to PICM that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 6), except (i) as set forth in the disclosure schedule delivered by MAI to PICM on the date hereof and initialed by the parties (the "MAI Disclosure Schedule"), or (ii) for any changes to the MAI Disclosure Schedule that are disclosed by MAI to PICM in accordance with Section 8.6(a), or (iii) to the extent such representations and warranties speak as of an earlier date. Nothing in the MAI Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the MAI Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The MAI Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 6; provided
(i) that each exception set forth in the MAI Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the MAI Disclosure Schedule corresponding to a
Section in this Section 6, (ii) that no such exception is required to be set forth in the MAI Disclosure Schedule if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 8.10(c), and (iii) the mere inclusion of an exception in MAI Disclosure Schedule shall not be deemed an admission by MAI that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

          6.1 Organization, Qualification and Corporate Power. MAI is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. MAI has the corporate power to own its property and to carry on its business as presently conducted.

          6.2 Subsidiaries.

               (a) Section 6.2(a) of the MAI Disclosure Schedule sets forth the name and state of incorporation or organization of each subsidiary of MAI (the "MAI Subsidiaries"). Each of the MAI Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted.

               (b) Section 6.2(b) of the MAI Disclosure Schedule identifies the MAI Subsidiaries that offer insurance and the states in which they are authorized to conduct business, and the type of insurance products that they are authorized to offer in each such state (the "MAI Insurance Subsidiaries").

               (c) Except as set forth in Section 6.2(c) of the MAI Disclosure Schedule, (i) MAI is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the MAI Subsidiaries,
(ii) there are no irrevocable proxies granted by MAI or any MAI Subsidiary with respect to such shares, (iii) there are no equity securities of any of the MAI Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any of the MAI Subsidiaries except shares of the MAI Subsidiaries issued to other wholly owned MAI Subsidiaries, and (iv) there are no contracts, commitments, understandings or arrangements by which any of the MAI Subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the MAI Subsidiaries described in clause (i) above are validly issued, fully paid and nonassessable and are owned by MAI or a MAI Subsidiary free and clear of any mortgage, pledge, security interest, claim, lien, encumbrance or charge and free and clear of any claim, right or option to acquire any such shares. MAI does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to MAI and the MAI Subsidiaries taken as a whole.

               (d) Except as set forth in Schedule 6.2(d) of the MAI Disclosure Schedule, none of the MAI Subsidiaries is the record or beneficial owner of any shares of MAI Common Stock.

          6.3 Capitalization. The entire authorized capital stock of MAI consists of 150,000,000 shares divided into 100,000,000 shares of MAI Common Stock, of which approximately 23,404,865 shares are issued and outstanding (net of 1,698,503 shares held in treasury or owned by MAI Subsidiaries) and 50,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding. All of the issued and outstanding shares of MAI Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable. Except as set forth in Section 6.3 of the MAI Disclosure Schedule, (i) there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which MAI is a party or which are binding upon MAI providing for the issuance, disposition or acquisition of any of the shares of capital stock of MAI, (ii) there are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to MAI, and (iii) to the knowledge of MAI, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of MAI.

          6.4 Corporate Affairs.

               (a) MAI has made available to PICM correct and complete copies of the Certificate of Incorporation and By-Laws of MAI and each of the MAI Subsidiaries (as amended to date). MAI has made available all of the minute books containing the records of the meetings of the stockholders, the board of directors and any committee of the board of directors of MAI and each of the MAI Subsidiaries. The minute books of MAI and the MAI Subsidiaries reflect all of the material actions taken by each of their respective Boards of Directors and shareholders. All material actions taken by the committees of the Board of Directors of MAI and any of the MAI Subsidiaries are reflected in the minutes of the Board of Directors and such committees or in written statements of actions taken by the Board of Directors or such committees without a meeting.

               (b) MAI's and each of the MAI Subsidiaries' books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements in accordance with generally accepted accounting principles and fairly and accurately reflect all of MAI's and each of the MAI Subsidiaries' assets and liabilities and all contracts and other transactions to which MAI or any of the MAI Subsidiaries is or was a party or by which MAI or any of the MAI Subsidiaries or any of their respective businesses or assets is or was affected.

          6.5 Authority Relative to Agreements.

               (a) MAI has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by MAI and the consummation by MAI of the MAI Merger and the transactions contemplated hereby, will have been duly authorized by the Board of Directors and, except for the approval of the shareholders as set forth in Section 7.6(b) hereof, no other corporate proceedings on the part of MAI are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by MAI and (assuming due authorization, execution and delivery by PICM and the receipt of all requisite regulatory approvals) constitutes a valid and binding obligation of MAI, enforceable against it in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               (b) Except as set forth in Section 6.5(b) of the MAI Disclosure Schedule, neither the execution and delivery of this Agreement by MAI nor the consummation of the transactions contemplated hereby nor compliance by MAI with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MAI or any of the MAI Subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or bylaws or
(y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MAI or any of the MAI Subsidiaries is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to MAI and the MAI Subsidiaries or any of their respective properties or assets, except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances, which, in the aggregate, would not have any material adverse effect on the business, results of operations, or financial condition of MAI and the MAI Subsidiaries taken as a whole.

               (c) Other than in connection with or in compliance with the provisions of the Alabama, Missouri, West Virginia and Indiana Insurance Codes, the Hart-Scott-Rodino Act and the federal and applicable state securities laws (including those described in Section 7 of this Agreement), no notice to, filing with, or authorization, consent or approval of, any domestic public body or government authority is necessary for the consummation by MAI of the transactions contemplated by this Agreement, except where failure to give such notices, make such filings, or obtain authorizations, consents or approvals would, in the aggregate, not have a material adverse effect on the business, results of operations, financial condition or prospects of MAI and the MAI Subsidiaries taken as a whole.

          6.6 Financial Statements and Other Reports.

               (a) MAI has made available to PICM the Annual Statements of each of the MAI Insurance Subsidiaries as filed with the Department of Insurance in its state of domicile for each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999, together with the reports thereon by its independent auditor and its independent actuary (collectively referred to as the "MAI Insurance Subsidiaries Statutory Statements"). The MAI Insurance Subsidiaries Statutory Financial Statements of each MAI Insurance Subsidiary were prepared in accordance with the regulatory accounting methods required by the state of domicile of such MAI Insurance Subsidiary on a basis consistent basis throughout the periods covered thereby. The MAI Insurance Subsidiaries Statutory Financial Statements fairly reflect the financial condition and results of operations of the MAI Insurance Subsidiaries for the dates and the periods indicated, and are consistent with the books and records of the MAI Insurance Subsidiaries (which books are correct and complete in all material respects).

               (b) MAI has made available to PICM (A) the audited consolidated financial statements of MAI and the MAI Subsidiaries, for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, together with the report(s) of MAI's independent auditors, which consolidated financial statements include consolidated balance sheets, consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended and notes thereto prepared in accordance with generally accepted accounting principles, and (B) the unaudited consolidated financial statements of MAI and the MAI Subsidiaries for the three month period ended March 31, 2000, which unaudited financial statements include a condensed consolidated balance sheet as of said date and condensed consolidated statements of income and cash flows for the period then ended (collectively referred to as the "MAI Consolidated Financial Statements"). The MAI Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods covered thereby. All such MAI Consolidated Financial Statements fairly reflect the consolidated financial condition and results of operations of MAI and its consolidated subsidiaries for the dates and periods indicated (except for normal recurring year-end adjustments in the case of the unaudited financial statements). The MAI Consolidated Financial Statements are consistent with the books and records of MAI and its consolidated subsidiaries (which books and records are correct and complete in all material respects).

                  (c) Section 6.6(c) of the MAI Disclosure Schedule lists all financial examinations that any state Department of Insurance has conducted with respect to MAI or any of the MAI Insurance Subsidiaries since December 31, 1996. MAI has made available to PICM correct and complete reports issued by the applicable Department of Insurance with respect to the examinations listed on the Disclosure Schedule. Except with respect to the transactions contemplated hereby or as otherwise disclosed on Section 6.6(c) of the MAI Disclosure Schedule, there are no regulatory examinations of MAI or any MAI Subsidiary currently in process.

                  (d) Section 6.6(d) of the MAI Disclosure Schedule sets forth a list of each registration statement, report, proxy statement or other filing filed by MAI or any of the MAI Subsidiaries with the Alabama, West Virginia, Indiana and Missouri Departments of Insurance or the SEC for the periods ending and events occurring after December 31, 1999 and prior to the date of this Agreement. MAI has filed and the applicable MAI Subsidiaries have filed all registration statements, proxy statements, reports and other filings and all amendments thereto which they were required to file with the applicable the Alabama, West Virginia, Indiana, and Missouri Departments of Insurance and/or the SEC since December 31, 1996. As of its date, each of such filings contained all information required by the Alabama, West Virginia, Indiana, and Missouri Insurance Codes or the SEC and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading, except to the extent any such statement or omission has been modified or superseded in a document subsequently filed with the appropriate authority. MAI has made available to PICM accurate and complete copies of all of such filings.

                  (e) Except as disclosed in (i) Section 6.6(e) of the MAI Disclosure Schedule or (ii) the proxy statements and reports, and the registration statements on Form B, described in Section 6.6(d) hereof, there have not been since December 31, 1996, and there are currently no contracts, real estate leases, loans, guarantees or other arrangements or transactions of any nature between MAI and any of the MAI Subsidiaries, or between MAI and MAI Subsidiaries and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC) (excluding employment matters).

                  (f) MAI has not received from any person any Notice on Form A or such other form as may be prescribed under the Alabama, West Virginia, Indiana or Missouri Insurance Holding Company Systems Acts indicating that such person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to or has entered into any agreement to exchange securities for, or intends to acquire or has acquired in the open market or otherwise, any voting security of MAI, if after the consummation thereof such person would directly or indirectly be in control of MAI.

          6.7 Absence of Undisclosed Liabilities. Neither MAI nor any of the MAI Subsidiaries has any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, (including, without limitation, tax liabilities of a permanent nature due or to become due, and whether incurred in respect of or measured by income of MAI and the MAI Subsidiaries for any period prior to the close of business on March 31, 2000, or arising out of any transactions entered into or any set of facts existing prior thereto) except for (i) liabilities reflected or reserved against in the MAI Consolidated Financial Statements (including notes thereto) or reflected or disclosed in the MAI Disclosure Schedule, and (ii) liabilities which have arisen after March 31, 2000, in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand).

          6.8 Absence of Certain Changes. Since March 31, 2000, except as set forth in Section 6.8 of the MAI Disclosure Schedule, there has not been:

                  (a) any change in the financial condition, assets, liabilities or business of MAI and the MAI Subsidiaries which change individually or in the aggregate has been materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of MAI and the MAI Subsidiaries;

                  (c) any payment by MAI of dividends or any distribution by MAI of any assets of any kind whatsoever to any of the shareholders in redemption of or as the purchase price of any of its capital stock, or any discharge or cancellation, whether in part or in whole, of any indebtedness owing to any such shareholders, except reimbursement to employees of MAI and the MAI Subsidiaries of ordinary business expenses or other debts arising in the ordinary course of business and except for any stock repurchases by MAI or a MAI Subsidiary as permitted by Section 8.1(b) hereof;

                  (d) any mortgage, pledge, or subjection to lien, charge or encumbrance of any material kind of any assets, tangible or intangible, of MAI or the MAI Subsidiaries;

                  (e) any sale or transfer of any assets of MAI or the MAI Subsidiaries or any cancellation of any debts or claims by MAI or the MAI Subsidiaries, except in the ordinary course of business;

                  (f) any sale, assignment or transfer by MAI or the MAI Subsidiaries of any trademarks, trade names, or other intangible assets;

                  (g) any material amendment to or termination of any material contract, agreement, instrument or license to which MAI or any of the MAI Subsidiaries is a party; or

                  (h) any other event or condition of any character materially and adversely affecting the business or properties of MAI and the MAI Subsidiaries.

          6.9     Tax Matters.

                  (a) MAI and each MAI Subsidiaries has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by federal, state, county, foreign, or local tax authorities on or prior to the date of this Agreement other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 6.6(b) of this Agreement, or
(ii) Taxes the failure to
pay or make provision for, either individually or in the aggregate, will not have a material adverse effect on MAI and the MAI Subsidiaries. MAI and each of the MAI Subsidiaries have timely and properly filed all Tax Returns. All such Tax Returns were correct and complete in all material respects. Except as disclosed on Section 6.9(a) of the MAI Disclosure Schedule, and except for extensions that are automatically granted by the taxing authorities upon filing an application therefor, neither MAI nor any of the MAI Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in Section 5.9(a) of the MAI Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where MAI or any of the MAI Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of MAI or any of the MAI Subsidiaries that arose in connection with the failure (or alleged failure) to pay any Taxes.

                  (b) Each of MAI and the MAI Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  (c) To the knowledge of MAI, there is no dispute or claim concerning any tax liability of MAI or any of the MAI Subsidiaries except as disclosed in Section 6.9(c) of the MAI Disclosure Schedule. Section 6.9(c) of the MAI Disclosure Schedule identifies the last Tax Returns that have been audited by the taxing authority with whom they were filed, and indicates those Tax Returns that currently are the subject of an audit procedure or that MAI has received notice will be subject to an audit procedure. MAI has made available to PICM correct and complete copies of all federal income tax returns (including amendments thereto), examination reports, and statements of deficiencies assessed against or agreed to by MAI or any of the MAI Subsidiaries since December 31, 1996.

                  (d) Except as disclosed in Section 6.9(d) of the MAI Disclosure Schedule, neither MAI nor any of the MAI Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return or a tax assessment or deficiency other than extensions that are automatically granted by the taxing authorities upon filing an application therefor.

                  (e) The unpaid Taxes of MAI and the MAI Subsidiaries do not exceed the reserve for tax liability set forth on the consolidated balance sheet at December 31, 1999 (rather than any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of MAI in filing its returns.

                  (f) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of the transaction contemplated by this Agreement by any employee, officer or director of MAI or any of its affiliates who is a "Disqualified Individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or MAI Employee Benefit Plan (as defined in Section 6.17 below) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          6.10 MAI Loss Reserves and Premium Rates for Professional Liability Insurance.

                  (a) The reserves for losses and loss adjustment expenses reflected on the consolidated balance sheet of MAI at December 31, 1999, included in the MAI Consolidated Financial Statements, are adequate to provide for the estimated ultimate net costs of all reported and unreported losses incurred through the date of said balance sheet, and no director or officer of MAI or any MAI Insurance Subsidiary (or any employee responsible for the administration of claims) has any knowledge of any facts that would cause any of them to believe that the reserves for losses and loss adjustment expenses reflected on such balance sheet, will not represent the estimated ultimate net costs of all reported and unreported losses incurred through December 31, 1999.

                  (b) Section 6.10(b) of the MAI Disclosure Schedule lists each independent consulting actuary that has been engaged by MAI or an MAI Insurance Subsidiary to review the reserve for losses and loss adjustment expenses of the MAI Insurance Subsidiaries and premium rates for liability insurance in each of the years commencing after December 31, 1996 (collectively the "MAI Actuaries" and separately as "MAI Actuary"). MAI Actuaries have made written recommendations as to the amount that the MAI Insurance Subsidiaries should maintain in such reserves in each of said years. Section 6.10(b) of the MAI Disclosure Schedule lists each and every item of correspondence delivered by the MAI Actuaries to MAI or a MAI Insurance Subsidiary (i) since December 31, 1998, in which the MAI Actuary has expressed an opinion as to the adequacy of loss reserves or made recommendations as to the amount of the reserve for losses and loss adjustment expenses that should be maintained by MAI or the MAI Insurance Subsidiaries and (ii) since December 31, 1996, in which the MAI Actuary has expressed an opinion as to the adequacy of premiums or made a recommendation as to the premiums that should be charged by MAI Insurance Subsidiaries for liability insurance. MAI has made available to PICM a true and correct copy of each item of correspondence from the MAI Actuaries listed on the Disclosure Schedule.

                  (c) Each of the MAI Insurance Subsidiaries is required to submit for approval by the Department of Insurance in each state in which it is authorized as an insurer, policies, endorsements, underwriting manuals, and premium rates for the professional liability insurance offered in that state unless otherwise disclosed in Section 6.10(c) of the MAI Disclosure Schedule.
Section 6.10(c) of the MAI Disclosure Schedule sets forth all increases in premium rates for medical professional liability insurance submitted by the MAI Insurance Subsidiaries which have been disapproved by any Department of Insurance since December 31, 1996. Section 6.10(c) of the MAI Disclosure Schedule lists all correspondence or communications from a Department of Insurance received by any of the MAI Insurance Subsidiaries after December 31, 1996, that requests or suggests that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels.

          6.11 Reinsurance. MAI has made available to PICM accurate and complete copies of all reinsurance agreements or treaties that are currently in effect with respect to claims incurred under liability insurance policies of any of the MAI Insurance Subsidiaries prior to December 31, 1999. Except as set forth in Schedule 6.11 of the MAI Disclosure Schedule, there has been no change or addition to the reinsurance agreements or treaties or any of the MAI Insurance Subsidiaries since December 31, 1999. The consummation of the transactions contemplated herein will not result in the termination of any such reinsurance agreements or treaties. The reserve for unpaid losses, loss adjustment expenses and unearned premiums at December 31, 1999 and March 31, 2000, as reflected in the consolidated balance sheets in the MAI Consolidated Financial Statements are stated gross of reinsurance ceded amounts. All reinsurance recoverable amounts reflected in the consolidated balance sheets at December 31, 1999 and March 31, 2000, respectively, included in the MAI Consolidated Financial Statements are collectible.

          6.12 Investments. Except as set forth in Section 6.12 of the MAI Disclosure Schedule, there has been no material change in investment policy of MAI and the MAI Subsidiaries or in the composition of the investments of MAI and the MAI Subsidiaries since March 31, 2000.

          6.13    Real Property.

                  (a) MAI and the MAI Subsidiaries own or lease all of the real property necessary or incidental to the conduct of their respective businesses. Except as set forth in Section 6.13(a) of the MAI Disclosure Schedule, MAI and the MAI Subsidiaries have good and marketable title to all real property owned by them free and clear of any liens, claims and encumbrances, except taxes not yet due and payable and easements, restrictions and encumbrances that do not unreasonably interfere with current use of such real property by MAI and the MAI Subsidiaries. MAI's and each of the MAI Subsidiaries' ownership, or possession, operation and use of all real property owned by MAI and the MAI Subsidiaries comply with all applicable laws, except where the failure to do so would not have any material adverse effect on MAI and the MAI Subsidiaries and would not subject MAI or any of the MAI Subsidiaries to any material penalty. With respect to each lease agreement for real property to which MAI or any of the MAI Subsidiaries is a party:

                         (i) MAI has made available to PICM complete and correct copies of the lease agreements, together with all supplements and amendments thereto;

                         (ii) Each of the lease agreements as so modified, amended and supplemented, is in full force and effect and is legally valid, binding and enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy laws and laws affecting creditors' rights generally, is in full force and effect;

                         (iii) There are no monetary defaults and no material nonmonetary defaults by MAI or a MAI Subsidiary under any of the lease agreements;

                         (iv) Neither MAI nor any of the MAI Subsidiaries has received notice of any default, offset, counterclaim or defense under the lease agreements;

                         (v) Except as disclosed in Section 6.13(a) in the MAI Disclosure Schedule, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by MAI and the MAI Subsidiaries of the terms of the lease agreements, and all of the rent, security deposits, reserve funds, and other sums and charges due and payable under the lease agreements have been paid in full through the date hereof; and

                         (vi) To the knowledge of MAI and the MAI Subsidiaries there are no purchase contracts, options or other agreements of any kind whereby any person or entity as of the date hereof, has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the lease agreements.

                  (b) Except as set forth on Section 6.13(b) of the MAI Disclosure Schedule, neither MAI nor any of the MAI Subsidiaries has generated, operated, processed, distributed, transported, used, treated, stored, handled, emitted, discharged, released or disposed of (or caused any person or entity to do any of the foregoing or assisted any person or entity in doing any of the foregoing) any oil, gasoline, petroleum-related products, hazardous substances, hazardous waste, or pollutants or contaminants (as defined by CERCLA), including, without limitation, asbestos or asbestos containing materials, PCB's or urea formaldehyde, except in accordance with applicable laws or any product which may give rise to Hazardous Materials Liabilities.

          6.14    Personal Property

                  (a) Except as set forth in Section 6.14(a) to the MAI Disclosure Schedule, none of the personal property owned by MAI and the MAI Subsidiaries is subject to, or will be subject to as of the Closing Date, any security interest, mortgage, pledge, lien, right of first refusal, option, restriction, liability, restrictive covenant, charge or encumbrance of any kind or character whatsoever.

                  (b) Section 6.14(b) to the MAI Disclosure Schedule sets forth an accurate and complete list of all personal property leases which are not cancelable upon ninety (90) days notice without penalty and that have monthly rent in an amount that exceeds $10,000 and a term that will not expire prior to June 30, 2001. MAI has made available to PICM complete and correct copies of all such personal property leases. Except as set forth in Section 6.14(b) of the MAI Disclosure Schedule:

                         (i) The personal property leases listed therein have not been modified, amended or assigned, are legally valid, binding and enforceable in accordance with their respective terms and are in full force and effect, except to the extent enforceability is limited by equitable remedies or laws affecting creditors' rights generally;

                         (ii) There are no monetary defaults and no material nonmonetary defaults by MAI or any MAI Subsidiary, or, to the actual knowledge of MAI, any other party to the personal property leases listed therein;

                         (iii) Neither MAI nor any MAI Subsidiary has received notice of any default, offset, counterclaim or defense under any personal property lease listed therein; and

                         (iv) MAI has no actual knowledge that any condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by MAI or any MAI Subsidiary of the terms of any personal property leases listed therein.

           6.15   Intellectual Property

                  (a) MAI and the MAI Subsidiaries own or have the right to use by license, sublicense, agreement or permission all Intellectual Property whose use either alone or in conjunction with other items of Intellectual Property are material to the conduct of the business of MAI and the MAI Subsidiaries taken as a whole.

                  (b) Neither MAI nor any of the MAI Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties and neither MAI nor any of the MAI Subsidiaries has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of MAI, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of MAI or the MAI Subsidiaries.

                  (c) MAI has made available to PICM correct and complete copies of all licenses, sublicenses, agreements and permissions (as amended to date) for the use of Intellectual Property by PICM or the PICM Subsidiaries. With respect to each such item of such Intellectual Property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms following the Closing Date except as disclosed on Schedule 6.15(c) of the MAI Disclosure Schedule; (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to each sublicense, the representations and warranties set forth in
(i) through (iv) above are true and correct with respect to the underlying license; and (vi) neither MAI nor any of the MAI Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission, except as disclosed on Schedule 6.15(c) of the MAI Disclosure Schedule.

          6.16  Contracts and Commitments.

                  (a) MAI has made available to PICM correct and complete copies of all written (unless otherwise specified) contracts, agreements, or arrangements to which MAI or any of the MAI Subsidiaries is a party that have been filed as exhibits (including documents incorporated by reference) to any of the following: (i) MAI's Annual Report on Form 10K for the year ended December 31, 1999; and (ii) any Registration Statement on Form B filed by MAI or any of the MAI Insurance Subsidiaries with any of the States of Alabama, West Virginia, Missouri, and Indiana for the year ended December 31, 1999.

                  (b) MAI has made available to PICM correct and complete copies of all material written arrangements (or group of related written arrangements) from or to third parties, for the furnishing to or receipt of services by MAI or any MAI Subsidiaries, including without limitation, agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements.

                  (c) Section 6.16(c) of the MAI Disclosure Schedule lists the following contracts, agreements, documents and arrangements to which MAI or any of the MAI Subsidiaries is a party and are not included in the contracts, agreements, commitments and arrangements described in Section 6.16(a) or (b) herein:

                         (i) Any written arrangement concerning a partnership or joint venture;

                         (ii) Any written arrangement in which MAI or any MAI Subsidiaries has agreed not to compete with respect to any product or territory;

                         (iii) Any written arrangement with any of the officers, directors, and employees of MAI or any of the MAI Subsidiaries in the nature of a collective bargaining agreement, employment agreement, consulting agreement or severance agreement that is not cancelable by MAI or any of the MAI Subsidiaries without penalty or compensation on thirty
     (30) days notice;

                         (iv) Any written commitment or arrangement to pay employees of MAI and the MAI Subsidiaries incentive or bonus compensation based on their respective productivity or performance, the performance of MAI and the MAI Subsidiaries or otherwise;

                         (v) Any written or oral agreement or understanding with any state insurance department relating to restrictions on distributions or other payments to the shareholders of MAI or any of the MAI Subsidiaries, the continued operation of MAI or any MAI Subsidiary, or any other matter relating to MAI or a MAI Subsidiary and its affairs; and

                         (vi) Any written or oral agreement or understanding with respect to the retention of any law firms or other persons relating to the defense of claims made against insureds of any of the MAI Subsidiaries.

                 (d) With respect to each written arrangement described in
Section 6.16(a), Section 6.16(b) and Section 6.16(c) hereof: (i) the written arrangement is legal, valid, binding, enforceable, and in full force and effect;
(ii) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date; (iii) neither MAI, nor to the knowledge of MAI, any other party thereto, is in breach or default, and no event has occurred with respect to MAI or any MAI Subsidiary, which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (iv) no party has repudiated any provision of the written arrangement. Neither MAI nor any of the MAI Subsidiaries is a party to any verbal contract, agreement or other arrangement which if reduced to written form would be required to be listed in Section 6.16(c) of the MAI Disclosure
Schedule under the terms of Section 6.16(c) hereof. MAI has made available to PICM accurate and complete copies of all contracts, agreements, commitments and arrangements described in Section 6.16(c) of the MAI Disclosure Schedule.

          6.17   Employee Benefit Plans.

                 (a) Except with respect to the MAI Employee Benefit Plans (herein defined) listed on Section 6.17 of the Disclosure Schedule, neither MAI nor any of the MAI Subsidiaries sponsors, maintains or contributes to, or has any ongoing obligation or liability whatsoever with respect to:

                         (i) Any employee benefit plan as defined in Section 3(3) of ERISA; or

                         (ii) Any other program, plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, sick pay, deferred compensation, pension, profit sharing, retirement, payroll savings, stock option, stock purchase, group insurance, self insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever including those for the benefit of former employees.

(all of such plans, programs, and arrangements being hereafter referred to as "MAI Employee Benefit Plans").

                 (b) MAI has made available to PICM true, correct and complete copies of all MAI Employee Benefit Plans described on Section 6.17 of the MAI Disclosure Schedule, all insurance policies relating thereto and any written materials used by MAI to describe its employee benefits to its employees.

                 (c) Except as described in Section 6.17 of the MAI Disclosure Schedule, neither MAI nor any of the MAI Subsidiaries has any agreement, arrangement, commitment, or understanding, whether legally binding or not, to create any additional MAI Employee Benefit Plan or to continue, modify, change, or terminate, in any material respect, any MAI Employee Benefit Plan.

                 (d) If permitted and/or required by applicable law, MAI and the MAI Subsidiaries have properly submitted all MAI Employee Benefit Plans described on Section 6.17 of the MAI Disclosure Schedule, in good faith to meet the applicable requirements of ERISA and/or the Code to the IRS for its approval within the time prescribed therefor.

                 (e) MAI has made available to PICM accurate and complete copies of all favorable determination letters from the IRS, the most recent annual return on Form 5500 for each MAI Employee Benefit Plan, and the most current actuarial or valuation reports (as applicable) for each MAI Employee Benefit Plan.

                 (f) Each actuarial or valuation report which is described in subparagraph (e) above correctly shows the value of the assets of each such MAI Employee Benefit Plan as of the date thereof, the total accrued and vested liabilities, all contributions by MAI and the MAI Subsidiaries, and the assumptions on which the calculations are based.

                 (g) With respect to each MAI Employee Benefit Plan described on
Section 6.17 of the MAI Disclosure Schedule:

                         (i) MAI and the MAI Subsidiaries have made all payments required to be made by them to date, have accrued (in accordance with generally accepted accounting principles consistently applied) as of the date hereof all payments due but not yet payable, and will have made on or prior to the Closing Date all payments due as of the Closing Date;

                         (ii) to the knowledge of MAI, MAI and the MAI Subsidiaries have operated and currently operate such plans in compliance in all material respects with the plan documents and all applicable laws, including without limitation ERISA and the Code (including without limitation Section 4980B thereof) and the regulations thereunder;

                         (iii) to the knowledge of MAI, there has not been any Reportable Event (as defined in Section 4043 of ERISA);

                         (iv) to the knowledge of MAI, there has not been any event described in Section 4068 of ERISA;

                         (v) to the knowledge of MAI, there has not been any material violation of the reporting and disclosure provisions of the Code and ERISA;

                         (vi) to the knowledge of MAI, there has not been any Prohibited Transaction (as defined in Section 406 of ERISA or Section 4975 of the Code);

                         (vii) to the knowledge of MAI, there has not been any violation of Sections 404, 406 or 407 of ERISA; and

                         (viii) there has not been any termination or partial termination (including any termination or partial termination attributable to the transactions contemplated by this Agreement) of such plans.

                 (h) MAI and the MAI Subsidiaries have no direct or indirect material liability or obligation under any MAI Employee Benefit Plan other than as described in the terms of such MAI Employee Benefits Plans or on Section 6.17 of the MAI Disclosure Schedule.

                 (i) Except as described on Section 6.17 of the MAI Disclosure Schedule, there are no circumstances arising out of MAI's or any of the MAI Subsidiaries' sponsorship of any MAI Employee Benefit Plan which will result in any direct or indirect material liability, other than liability for contributions, benefit payments, administrative costs and liabilities incurred in the ordinary course of business.

                 (j) There are no MAI Employee Benefit Plans that are subject to Title IV of ERISA.

                 (k) MAI and the MAI Subsidiaries have not incurred, and will not incur as a result of or in connection with either of the Mergers, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto), including any liability under Sections 4063 or 4064 of ERISA.

                 (l) MAI and the MAI Subsidiaries have not incurred, and will not incur as a result of or in connection with either of the Mergers, any withdrawal liability, nor have MAI and the MAI Subsidiaries had, nor will they have as a result of or in connection with either of the Mergers or any contingent withdrawal liability, to any Multi-employer Plan under ERISA, as amended by the Multi-employer Pension Plan Amendments Act of 1980.

                 (m) Except as described on Section 6.17 of the MAI Disclosure Schedule, there has never been in existence, and there currently does not exist, any Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) involving MAI or any of the MAI Subsidiaries which is subject to the provisions of Title IV of ERISA, or any such plan which is subject to the funding requirements of Section 412 of the Code or Sections 301 et seq. of ERISA.

                 (n) No event has occurred and no circumstances currently exist which do or will result in any civil penalty being assessed pursuant to Section 502 of ERISA, any tax being imposed under Section 4975 of the Code, or any liability for a breach of fiduciary or other responsibility under ERISA in connection with any Employee Pension Benefit Plan which has been established, maintained or contributed to by MAI or any of the MAI Subsidiaries or any other entity or entities which, together with MAI and its Subsidiaries, constitute elements of either a controlled group of corporations (within the meaning of Section 414(b) of the Code), a group of trades or businesses under common control (within the meaning of Section 414(m) of the Code), or another arrangement covered by Section 414(o) of the Code.

                 (o) There are no pending claims or lawsuits which have been asserted or instituted (other than in respect of benefits due in the ordinary course which, in the aggregate, are not material against the assets of any of the MAI Employee Benefit Plans or against MAI or any fiduciary of the MAI Employee Benefit Plans) with respect to the MAI Employee Benefit Plans or against MAI whether federal or state.

          6.18   Employees.


                 (a) MAI has made available to PICM a true and correct list of the names of the employees of MAI and the MAI Subsidiaries, their birth dates, hire dates, compensation rates, name of employer and capacity in which employed, and accrued vacation and sick leave, if any, as of May 31, 2000. Except as limited by any employment agreements and severance agreements listed on Section 6.18(a) of the MAI Disclosure Schedule or as set forth on Section 6.18(a) to the MAI Disclosure Schedule, and except for any limitations of general application which may be imposed under applicable employment laws, MAI and each of the MAI

Subsidiaries have the right to terminate the employment of any of their respective employees at will and without payment to such employees.

         (b) MAI and the MAI Subsidiaries are in full and complete compliance with all applicable ordinances or other laws, orders, and regulations regarding labor and employment and the compensation therefor, whether state or federal, including without limitation the Occupational Safety and Health Act of 1970, as amended, the Equal Employment Opportunity Act, as amended; the Americans With Disabilities Act, 42 U.S.C. ss. 12101 et seq., as amended; the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq., as amended; the Equal Pay Act, 29 U.S.C. ss. 206d, as amended, the Portal-to-Portal Pay Act of 1947, 29 U.S.C. ss. 255 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, as amended and 42 U.S.C. ss. 1981, as amended; Rehabilitation Act of 1973, as amended; the Vietnam-Era Veterans' Readjustment Assistance Act of 1974, as amended; Immigration Reform and Control Act, 8 U.S.C. ss. 1324A et seq., as amended; the Employee Polygraph Protection Act of 1988, as amended; the Veterans Re-employment Act - Handicap Bias, 38 U.S.C. ss. 2027 et seq., as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Religious Freedom Restoration Act of 1993, as amended; and the Age Discrimination and Employment Act of 1967, as amended, except where the failure to so comply would not have a material adverse effect on business or properties MAI and the MAI Subsidiaries. Except as provided on Section 6.18(b) to the MAI Disclosure Schedule, MAI is not aware of any action or investigation which has been instituted or, to the knowledge of MAI, is threatened to be conducted by any state or federal agency regarding any potential violation by MAI and the MAI Subsidiaries of any laws, orders, ordinances and regulations regarding labor and employment or the compensation therefor during the past five
(5) years including without limitation, any of the aforementioned statutes and congressional acts, except for actions or investigations which would not individually or in the aggregate have a material adverse effect on MAI and the MAI Subsidiaries and would not subject MAI and the MAI Subsidiaries to any material penalty.

         (c) Neither MAI nor any of the MAI Subsidiaries has ever been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by MAI or any of the MAI Subsidiaries. Neither MAI nor any of the MAI Subsidiaries have ever experienced any material labor problem. Except as indicated on Section 6.18(c) to the MAI Disclosure Schedule, since May 31, 2000, no affiliate of MAI or any of the MAI Subsidiaries listed in Section 6.24 of the MAI Disclosure Schedule has indicated to any officer or director of MAI an intention to terminate his or her employment.

     6.19 Accounts Receivable. All accounts receivable of MAI and the MAI Subsidiaries are reflected properly on their respective books and records, are valid receivables subject to no set offs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at the recorded amounts, subject only to a reasonable reserve for bad debts.

     6.20 Proceedings and Judgments. Except as described in Section 6.20 of the MAI Disclosure Schedule, (a) there is no material litigation, investigation, claim, suit, arbitration or other proceeding pending or, to the best knowledge of MAI, threatened against or relating to MAI or any of the MAI Subsidiaries, any of their respective businesses or assets, any assets of any other person which are used in any of their businesses or the transactions contemplated by this Agreement, and there is no basis known to MAI for any such litigation, investigation, claim, suit, arbitration, or other proceeding (excluding claims covered by insurance policies written by MAI Insurance Subsidiaries), (b) there are no outstanding judgments or orders against MAI or any of the MAI Subsidiaries or any of their respective businesses or assets, or any assets of any other person which are used in any of their businesses, or against any of their respective officers, directors or employees which has had or would be expected to have an adverse effect on MAI and the MAI Subsidiaries, and (c) no material breach of contract, bad faith, breach of warranty, tort, negligence, infringement, fraud, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the best knowledge of MAI, threatened against MAI or any of the MAI Subsidiaries, nor is there any basis for any such claim. As to each item described in such reports or in Schedule 6.20 of the MAI Disclosure Schedule (if any), accurate and complete copies of all relevant pleadings, judgments, orders and correspondence have been made available to PICM.

     6.21 Insurance. MAI and the MAI Subsidiaries maintain policies of general liability, fire and casualty, automobile and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in MAI's judgment, reasonable for the business and assets of MAI and the MAI Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of MAI, the activities and operations of MAI and the MAI Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. The coverages and policy limits of all general liability and automobile insurance policies maintained by MAI and each of the MAI Subsidiaries during the last five
(5) years are consistent with the coverages and policy limits of the general liability and automobile policies currently in effect.

     6.22 Brokerage Fees. Except as disclosed in Section 6.22 of the MAI Disclosure Schedule, no person or company acting on behalf of MAI is entitled to any brokerage or finder's fee or investment banking fee in connection with the transactions contemplated by this Agreement.

     6.23 Questionable Payments. Neither MAI nor any of the MAI Subsidiaries, nor any of their respective current directors or officers, and to the best of MAI's knowledge, former officers or directors or current or former employees, agents or representatives have (a) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees,
(c) violated any provision of the Foreign Corrupt Practices Act of 1977, (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (e) made any false or fictitious entries on the books and records of MAI or any of the MAI Subsidiaries, (f) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (g) made any material favor or gift which is not deductible for federal income tax purposes.

     6.24 Affiliates. Section 6.24 of the MAI Disclosure Schedule sets forth a list of all persons who are affiliates of MAI as contemplated in Rule 145 of the SEC.

     6.25 Compliance with Applicable Law. MAI and each of the MAI Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with, and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each governmental authority relating to MAI or any of the MAI Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, have a material adverse effect on MAI and the MAI Subsidiaries. Neither MAI nor any of the MAI Subsidiaries, directly or indirectly, engages in any activity prohibited by applicable law.

     6.26 No Investment Company. Neither MAI nor any MAI Subsidiary is an "investment company," or a company "controlled" by an"investment company, " within the meaning of the Investment Company Act of 1940, as amended.

     6.27 Takeover Laws. The Board of Directors of MAI has approved the transactions contemplated by this Agreement and the Stock Option Agreements and taken such action such that the provisions of Section 203 of the Delaware General Corporation Law and any other provisions of any state or local "takeover" law applicable to MAI will not apply to this Agreement or the Stock Option Agreements or any of the transactions contemplated hereby or thereby.

     6.28 Full Disclosure. All of the representations and warranties made by MAI in this Agreement, taken together and with the MAI Disclosure Schedule, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not misleading. The copies of documents attached to the MAI Disclosure Schedule or otherwise made available to PICM in connection with the transactions contemplated hereby are accurate and complete in all material respects unless otherwise set forth in
Section 6.25 of the MAI Disclosure Schedule.

       7. SHAREHOLDER AND REGULATORY APPROVAL OF THE MERGER.

              7.1  The Holding Company Filings.

                    (a) PICM and MAI understand and agree that the Holding Company will be required to file certain documents and obtain certain approvals in order to complete the transactions contemplated hereby (the "Holding Company Filings"), which filings and approvals include without limitation the following:

                        (i) Notice on Form A and Form E, if applicable, to be filed with the Department of Insurance in each of Alabama, West Virginia, Indiana and Missouri in support of the Holding Company's request for approval of a change of control of MAI and the MAI Insurance Subsidiaries ("MAI Form A Notices");

                        (ii) Notice on Form A and Form E, if applicable, to be filed with the Department of Insurance in each of Michigan, Illinois and Indiana in support of the Holding Company's request for approval of the change of control of PICM and the PICM Insurance Subsidiaries ("PICM Form A Notices");

                        (iii) Registration Statement on Form S-4 to be filed with the SEC for the registration of the Holding Company Common Stock to be issued in the Mergers. The Registration Statement will be in the form of a Joint Proxy Statement to be mailed to the stockholders of PICM and MAI in connection with the stockholders' meetings held by PICM for the approval of the PICM Merger and the stockholders meeting held by MAI for the approval of the MAI Merger (the "Registration Statement" or "Joint Proxy Statement"); and

                        (iv) Applications, statements, correspondence or forms required to be filed with appropriate state securities law regulatory authorities to register or qualify the shares of the Holding Company Common Stock to be issued upon consummation of the Mergers ("Blue Sky Filings").

          (b) Each party will furnish all information, including certificates, consents and opinions of experts deemed reasonably necessary by the other party for the preparation of the Holding Company Filings. Each party covenants and agrees that all information furnished by it for inclusion in the Holding Company Filings will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading, in light of the circumstances under which they were made.

      7.2 PICM Form A Notices.

          (a) To the extent applicable, PICM shall prepare on behalf of the Holding Company and (i) file a Notice on Form A and related documents pursuant to the Michigan, Illinois and Indiana Holding Company Systems Act and (ii) file the preacquisition notification and report forms and related material on Form E that it may be required to file with the Michigan, Illinois and Indiana Departments of Insurance in connection with the PICM Merger.

          (b) MAI will cooperate with PICM in providing information necessary to complete such filings and in obtaining the approval of the Commissioners of the Departments of Insurance of Michigan, Illinois and Indiana to the PICM Merger as herein contemplated. PICM and MAI shall cooperate and coordinate with each other in taking such actions as may be required to obtain such approvals, including, without limitation, giving notice of the public hearing regarding this transaction to any persons required by such commissioners in the manner prescribed by such commissioners, having its representatives attend the public hearings of such commissioners and testify at such hearings if required, and submitting such information as may be reasonably available pursuant to requests by such commissioners of each of Michigan, Illinois and Indiana in connection with such hearings.

     7.3 MAI Form A Notices.

          (a) To the extent applicable, MAI shall prepare and file on behalf of the Holding Company (i) a Form A and related documents pursuant to the Alabama, West Virginia, Indiana, and Missouri Holding Company Systems Acts and (ii) the preacquisition notification and report forms and related material on Form E that it may be required to file with the Alabama, West Virginia, Indiana, and Missouri Departments of Insurance in connection with the MAI Merger.

         (b) PICM will cooperate with MAI providing information necessary to complete such filings and in obtaining the approval of the Commissioners of the Departments of Insurance of Alabama, West Virginia, Indiana, and Missouri to the MAI Merger as herein contemplated. PICM and MAI shall cooperate and coordinate with each other in taking such actions as may be required to obtain such approvals, including without limitation, giving notice of the public hearing regarding this transaction to any persons required by such commissioners and in the manner prescribed by such commissioners, having its representatives attend the public hearing of the commissioners of such states and testify at such hearing if required, and submitting such information as may be reasonably available pursuant to requests by such commissioners in connection with the applicable hearing.

     7.4 Hart-Scott-Rodino Act. Each of MAI, the Holding Company and PICM will file any notification and report forms and related material they may be required to file with the Federal Trade Commission and the Anti-Trust Division of the United States Department of Justice (the "Pre-Merger Notification Agencies") under the Hart-Scott-Rodino Act ("HSR Act"), will use their reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable ("HSR Act Report").

     7.5 Registration Statement and Proxy Statements.

          (a) As promptly as practicable after the execution of this Agreement, MAI shall cause the Holding Company to prepare and file and use its reasonable best efforts to have declared effective as promptly as practicable after such filing, the Registration Statement necessary to register under the 1933 Act, the shares of the Holding Company Common Stock to be issued pursuant to the Mergers. The Registration Statement shall include such information as may be required under the 1933 Act with respect to the approval of the PICM Merger and the MAI Merger by the stockholders of PICM and MAI, respectively, and shall also include such information as may be required under Schedule 14A under the 1934 Act. PICM and MAI shall provide promptly to the Holding Company such information concerning the business, financial condition and affairs of PICM and the PICM Subsidiaries and MAI and MAI Subsidiaries as may be necessary or reasonably requested by MAI in connection with the preparation or filing of the Registration Statement and shall otherwise cooperate and cause its representatives to cooperate with the Holding Company's representatives in the preparation and filing of such Registration Statement.

          (b) MAI and PICM shall use their reasonable best efforts to cause the Registration Statement to become effective or otherwise approved for distribution by the SEC as soon as practicable and thereafter to promptly distribute copies of the Joint Proxy Statement to their respective stockholders. After the execution of this Agreement, and thereafter until the Closing Date, PICM and MAI shall promptly advise each other of any facts which should be set forth in an amendment or supplement to the Joint Proxy Statement, and each party shall take all such action as shall be necessary to keep the Registration Statement current and effective until the Closing Date. Except to the extent permitted by applicable law, including Rule 145(b) of the SEC or Rule 14a-2 or Rule 14e-2 of the SEC, or required by the fiduciary obligations of its Board of Directors, PICM and MAI shall use their best efforts not to publish any communication, other than the Registration Statement, relating to this Agreement or the transactions contemplated hereby or thereby. If the Holding Company Common Stock is registered under the 1933 Act, the Holding Company shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by the affiliates of PICM and MAI, as such term is used in Rule 145 of the SEC.

          (c) PICM shall deliver to MAI consents of Pricewaterhouse Coopers LLP and KPMG LLP as required by the SEC to include their respective reports on the PICM Consolidated Financial Statements and MEEMIC Consolidated Financial Statements in the Registration Statement and to refer to each of them as experts in the Registration Statement with respect to the matters included in such reports.

          (d) MAI shall deliver to PICM a consent of Ernst & Young LLP as required by the SEC to include its report on the MAI Consolidated Financial Statements in the Registration Statement and to refer to said accountants as experts in the Registration Statement with respect to the matters included in said report.

          (e) Each of PICM and MAI (each, a "party") warrants, represents and covenants to the other that when the Registration Statement shall become effective or otherwise approved for distribution, and at all times subsequent thereto, up to and including the date of stockholders' meetings of PICM and MAI referred to in Section 7.6, such Registration Statement and all amendments or supplements thereto will, with respect to the information furnished by such party or its representatives to the other party or its representatives, (i) comply in all material respects with the provisions of the 1933 Act and the 1934 Act and the rules and regulations thereunder, and (ii) not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each party warrants, represents and covenants to the other that all information furnished to the other for use in the filings described in or contemplated by this Agreement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each party hereby agrees to fully indemnify and hold harmless each person who controls such other party (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act), and each of such other party's directors, officers and representatives, from and against any and all losses, claims, liabilities, damages and expenses (including reasonable attorneys' fees) that arise out of or are based upon a breach of this warranty, representation and covenant.

     7.6 Stockholder Approval.

          (a) PICM shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite PICM stockholder approval required in connection with this Agreement and the PICM Merger, and shall use its best efforts to cause such meeting to occur on the same date as the meeting of the stockholders of MAI called for the purpose of obtaining the requisite MAI stockholder approval required in connection with this Agreement and the MAI Merger. PICM will, through its Board of Directors, subject to its fiduciary obligations, as determined by its Board of Directors, recommend to its stockholders approval of this Agreement and the PICM Merger.

          (b) MAI shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite MAI stockholder approval required in connection with this Agreement and the MAI Merger, and shall use its best efforts to cause such meeting to occur on the same date as the meeting of the stockholders of PICM called for the purpose of obtaining the requisite PICM stockholder approval required in connection with this Agreement and the PICM Merger. MAI will, through its Board of Directors, subject to its fiduciary obligations as determined by its Board of Directors, recommend to its stockholders approval of this Agreement and the MAI Merger.

     7.7 Blue Sky Filings. MAI shall cause the Holding Company to make all Blue Sky Filings under applicable state securities laws which are required in connection with the transactions contemplated by this Agreement. PICM and MAI shall cooperate with the Holding Company, and furnish all information reasonably required by the Holding Company, in connection with such filings.

     7.8 Tax Opinion. MAI and PICM agree to cause the Holding Company to engage Ernst & Young, LLP, or such other nationally recognized firm, to render an opinion, acceptable to MAI and PICM in form and substance, as to the material tax consequences to the Holding Company, PICM, MAI and the stockholders of PICM and MAI in connection with the Mergers and the receipt of the PICM Merger Consideration and MAI Merger Consideration, respectively. The opinion shall be addressed to the Board of Directors of the Holding Company, MAI and PICM rendered on or before the filing of the Registration Statement, and the person rendering the opinion shall consent to the reference to the opinion in the Joint Proxy Statement and to the inclusion of the opinion as an exhibit to the Registration Statement in accordance with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

     7.9 Other Regulatory Filings.

          (a) Each of PICM and MAI shall duly make all other regulatory filings required to be made by each in respect of this Agreement or the transactions contemplated by this Agreement. Each party shall use all reasonable efforts to obtain all material permits, approvals and consents required to be obtained prior to the consummation of each of the PICM Merger and the MAI Merger or necessary to carry out the transactions contemplated by this Agreement under applicable federal, state, local and foreign laws, rules and regulations, including any approvals required under applicable state insurance laws. A representative of each party shall participate in all substantive discussions with the SEC, the Pre-merger Notification Agencies and any other governmental authority, unless such right to participate is waived by such party.

          (b) Each of PICM and MAI shall provide to the other, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with state securities and insurance regulatory authorities, the SEC, the Pre-Merger Notification Agencies and any other governmental authority in connection with the transactions contemplated by this Agreement; and (ii) promptly after delivery to, or receipt from, such governmental authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

          (c) PICM and MAI shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to PICM or MAI, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of PICM and MAI shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authority necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

     8. CERTAIN OBLIGATIONS PENDING CLOSING.

        8.1 Conduct of Businesses Prior to the Closing Date.

          (a) During the period from the date of this Agreement to Closing Date, except as expressly contemplated or permitted by this Agreement (including the PICM Disclosure Schedule and the MAI Disclosure Schedule), each of PICM and MAI shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any requisite regulatory approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

          (b) During the period from the date of this Agreement to the Closing Date, except as set forth in the PICM Disclosure Schedule or the MAI Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement, neither PICM nor MAI shall, and neither PICM nor MAI shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

                        (i) other than in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by this Agreement, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements);

                        (ii) adjust, split, combine or reclassify any capital stock;

                        (iii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except (w) dividends paid by any of the PICM Subsidiaries to PICM or by any of the MAI Subsidiaries to MAI, and (x) repurchases of shares of MAI Common Stock by MAI and the MAI Subsidiaries in accordance with the rules and regulations of the SEC and at times other than the Market Value Calculation Period; (y) repurchases of shares of PICM Common Stock by PICM and the PICM Subsidiaries in accordance with the rules and regulations of the SEC; and (z) purchases or acquisitions of shares of MEEMIC common stock by PICM and the PICM Subsidiaries in accordance with the rules and regulations of the SEC.

                        (iv) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no such rights or options shall be granted),
       (A) except as provided in Section 8.10 hereof; and (B) except that PICM shall have the right to grant options to MAI, and MAI shall have the right to grant options to PICM , as contemplated in Section 8.8 hereof;

                        (v) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date of this Agreement, or (B) as permitted under clause (iv) of this sentence;

                        (vi) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement or in connection with the transactions contemplated by this Agreement;

                        (vii) except for transactions in the ordinary course of business consistent with past practice, or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

                        (viii) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

                        (ix) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

                        (x) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

                        (xi) amend its Articles of Incorporation or Certificate of Incorporation, or its Bylaws, except as contemplated by this Agreement;

                        (xii) other than in accordance with its investment guidelines and prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                        (xiii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing, or in any of the conditions to the Mergers set forth in Section 9 of this Agreement not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

                        (xiv) agree to, or make any commitment to, take any of the actions prohibited by this Section 8.1(b).

             8.2 Access to Information.

                        (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreement dated February 28, 2000, (the "Confidentiality Agreement"), among MEEMIC and the parties to this Agreement, each of PICM and MAI shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, each of PICM and MAI shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws (other than reports or documents which PICM or MAI, as the case may be, is not permitted to disclose under applicable law or by agreement) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither PICM nor MAI nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of PICM's or MAI's, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

               (b) Each of PICM and MAI agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreement), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

               (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

          8.3 Legal Conditions to Mergers. Each of PICM and MAI shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Mergers and, subject to the conditions set forth in Section 9 of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by PICM or MAI or any of their respective Subsidiaries in connection with the Mergers and the other transactions contemplated by this Agreement.

          8.4 NYSE Listing. MAI shall cause the shares of the Holding Company Common Stock to be issued in the Mergers to be approved for trading and reporting on New York Stock Exchange subject to official notice of issuance, prior to the Closing Date.

         8.5 Employee Benefit Plans.

              (a) PICM and MAI shall cooperate in reviewing, evaluating and analyzing the PICM Employee Benefit Plans and the MAI Employee Benefit Plans with a view towards either integrating the PICM Employee Benefit Plans and the MAI Employee Benefit Plans or developing appropriate new benefit plans for the employees covered thereby subsequent to the Mergers in replacement and substitution for the PICM Employee Benefit Plans and the MAI Employee Benefit Plans. It is the intention of MAI and PICM that, as soon as practicable after the Closing Date (but in no event later than the period prescribed by law) and to the extent permitted by applicable law, the PICM Employee Benefit Plans and the MAI Employee Benefit Plans will be either integrated into, or cancelled, terminated or frozen, and replaced by, employee benefit plans adopted by the Holding Company following the Closing Date (the "Holding Company Employee Benefit Plans").

              (b) The PICM Employee Benefit Plans and the MAI Employee Benefit Plans shall not be terminated by reason of the Mergers but shall continue thereafter until such time as the PICM Employee Benefit Plans and the MAI Employee Benefit Plans are either integrated into, or are replaced by, the Holding Company Employee Benefit Plans. The Holding Company Employee Benefit Plans (i) shall treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities; (ii) shall provide full credit for prior service with PICM or MAI or any of the PICM Subsidiaries or MAI Subsidiaries for purposes of vesting and eligibility for participation (including vacation and sick leave, but not other benefit accruals), and co-payments and deductibles; and (iii) with respect to persons employed by PICM or MAI or any of the PICM Subsidiaries or MAI Subsidiaries both before and after the Closing Date, shall provide for the waiver of all waiting periods and pre-existing condition exclusions or penalties.

              (c) Following the Closing Date and except to the extent modified in connection with the assumption of certain employee benefits by the Holding Company as provided herein, the Holding Company, PICM and MAI shall honor in accordance with their respective terms all PICM Employee Benefit Plans and all MAI Employee Benefit Plans and all provisions for vested benefits or other vested amounts earned or accrued in the period prior to the Closing Date under the PICM Employee Benefit Plans and the MAI Employee Benefit Plans.

              (d) Nothing in this Section 8.5 shall be interpreted as preventing MAI or PICM from amending, modifying or terminating any MAI Employee Benefit Plans, any PICM Employee Benefit Plans, or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.


         8.6 Advice of Changes.

              (a) PICM and MAI shall give prompt notice to the other party as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date of this Agreement to the Closing Date, or (ii) any failure on its part or on the part of any of its or its Subsidiaries' officers, directors, employees, representatives or agents (other than persons or entities who are such employees, representatives or agents only because they are appointed insurance agents of such parties) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein. The nondisclosing party shall have five (5) business days from receipt of such disclosure schedule to notify the disclosing party that (x) it will close notwithstanding the new disclosure, or (y) it will not close based on such new disclosure, or (z) further investigation or negotiation is required for it to reach a determination whether or not to close based on such new disclosure. If the parties thereafter are unable to reach agreement on a mutually satisfactory means of resolving the matter so disclosed, the nondisclosing party shall have the right in its discretion, to terminate this Agreement pursuant to Section 10.1(b) of this Agreement.

              (b) PICM shall update the PICM Disclosure Schedule (the "Closing Date PICM Disclosure Schedule") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PICM Disclosure Schedule to MAI no earlier than three (3) business days prior to the Closing Date. MAI shall update the MAI Disclosure Schedule (the "Closing Date MAI Disclosure Schedule") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date MAI Disclosure Schedule to PICM no earlier than three (3) business days prior to the Closing Date. The obligation of PICM to deliver to MAI the Closing Date PICM Disclosure Schedule as provided above shall be a material obligation for purposes of Section 9.3(b) hereof, and the obligation of MAI to deliver to PICM the Closing Date MAI Disclosure Schedule shall be a material obligation for purposes of Section 9.2(b) hereof.

         8.7 Negotiations with Other Parties.

              (a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, neither PICM, on the one hand, nor MAI, on the other hand, shall authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any person or entity or any group of persons or entities other than the other party to this Agreement or any of its affiliates (a "Potential Acquiror") concerning any Acquisition Proposal (as defined in this Section 8.7) other than as expressly provided in this Agreement. MAI will promptly inform PICM, and PICM will promptly inform MAI, of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and each shall furnish to the other a copy thereof.

              (b) Nothing contained in this Agreement shall prohibit PICM or its Board of Directors from making such disclosures to its stockholders as are required under applicable law or the rules of the NASD or the Nasdaq National Market or from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act. Nothing contained in this Agreement shall prohibit the Board of Directors of PICM from either furnishing information to, or entering into discussions or negotiations with, any person, entity or group regarding any Acquisition Proposal, or approving and recommending the stockholders of PICM an Acquisition Proposal from any person, entity or group, if the Board of Directors of PICM determines in good faith that such action is appropriate in furtherance of the best interests of stockholders. In connection with any such determination, (A) PICM shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such person, entity or group, (B) PICM will disclose to MAI that it is furnishing information to, or entering into discussions or negotiations with, such person, entity or group, which disclosure shall describe the terms thereof (but need not identify the person, entity or group making the offer), (C) prior to furnishing such information to such person, entity or group, PICM shall enter into a written agreement with such person, entity or group which provides for, among other things, (i) the furnishing to PICM of information regarding such person, entity or group that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal; (ii) the confidentiality of all non-public information furnished to such person or entity by PICM; and (iii) procedures reasonably satisfactory to PICM that are designed to restrict or limit the provision of information regarding PICM that could be used to the competitive disadvantage of PICM, or in a manner that would be detrimental to the interests of its stockholders; (D) PICM will not furnish any non-public information regarding MAI or the transactions contemplated hereby; and (E) PICM will keep MAI informed of the status of any such discussions or negotiations (provided that PICM shall not be required to disclose to MAI confidential information concerning the business or operations of such person, entity or group).

              (c) Nothing contained in this Agreement shall prohibit MAI or its Board of Directors from making such disclosures to its stockholders as are required under applicable law and the New York Stock Exchange or from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act. Nothing contained in this Agreement shall prohibit the Board of Directors of MAI from either furnishing information to, or entering into discussions or negotiations with, any person, entity or group regarding any Acquisition Proposal, or approving and recommending to the stockholders of MAI an Acquisition Proposal from any person, entity or group, if the Board of Directors of MAI determines in good faith that such action is appropriate in furtherance of the best interests of stockholders. In connection with any such determination, (A) MAI shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such person, entity or group, (B) MAI will disclose to PICM that it is furnishing information to, or entering into discussions or negotiations with, such person, entity or group, which disclosure shall describe the terms thereof (but need not identify the person, entity or group making the offer), (C) prior to furnishing such information to such person, entity or group, MAI shall enter into a written agreement with such person, entity or group which provides for, among other things, (i) the furnishing to MAI of information regarding such person, entity or group that is relevant to its ability to finance and otherwise perform its obligations under the Acquisition Proposal; (ii) the confidentiality of all non-public information furnished to such person or entity by MAI; and (iii) procedures reasonably satisfactory to MAI that are designed to limit or restrict the provision of information regarding MAI that could be used to the competitive disadvantage of MAI, or in a manner that would be detrimental to stockholders; (D) MAI will not furnish any non-public information regarding PICM or the transactions contemplated hereby; and (E) MAI will keep PICM informed of the status of any such discussions or negotiations (provided that MAI shall not be required to disclose to PICM confidential information concerning the business or operations of such person, entity or group).

              (d) As used in this Agreement, "Acquisition Proposal" means (i) any proposal pursuant to which any corporation, partnership, person or other entity or group, other than PICM, MAI or the Holding Company, would acquire or participate in a merger or other business combination involving PICM or any of the PICM Subsidiaries, on the one hand, or MAI or any of the MAI Subsidiaries, on the other hand, directly or indirectly; (ii) any proposal by which any corporation, partnership, person or other entity or group, other than PICM, MAI or the Holding Company, would acquire the right to vote 10% or more of the capital stock of PICM or any of the PICM Subsidiaries, on the one hand, or MAI of any of the MAI Subsidiaries, on the other hand, entitled to vote thereon for the election of directors; (iii) any acquisition of 10% or more of the assets of PICM or any of the PICM Subsidiaries, other than in the ordinary course of business; (iv) any acquisition of 10% or more of the assets of MAI or any of the MAI Subsidiaries, other than in the ordinary course of business; (v) any acquisition in excess of 10% of the outstanding capital stock of PICM or any of the PICM Subsidiaries, on the one hand, or MAI or any of the MAI Subsidiaries, on the other hand, other than as contemplated by this Agreement; or (vi) any transaction similar to the foregoing.

         8.8 Grant of Stock Options.

              (a) PICM agrees to grant to MAI the right and option to purchase up to 437,320 shares of PICM Common Stock (but not more than 4.9% of the outstanding PICM Common Stock at the time of exercise) at a cash price of $26.00 per share under the terms and conditions of the form of the Stock Option Agreement attached hereto as Exhibit C (the "PICM Stock Option Agreement"). PICM and MAI shall execute the PICM Stock Option Agreement simultaneously with the execution of this Agreement, and PICM shall reserve from the authorized and unissued shares of PICM Common Stock the number of shares to be issued upon the exercise of the PICM Stock Option Agreement so long as such options are unexercised and have not expired or been terminated. The option granted to MAI under the PICM Stock Option Agreement shall not be considered as outstanding options to acquire PICM Common Stock as of the PICM Effective Time for purposes of this Agreement.

              (b) MAI agrees to grant to PICM the right and option to purchase up to 1,146,838 shares of MAI Common Stock (but not more than 4.9% of the outstanding MAI Common Stock at the time of exercise) at a cash price of $14.26 per share under the terms and conditions of the form of the Stock Option Agreement attached hereto as Exhibit C (the "MAI Stock Option Agreement" and together with the PICM Stock Option Agreement, the "Stock Option Agreements"). PICM and MAI shall execute the MAI Stock Option Agreement simultaneously with the execution of this Agreement, and MAI shall reserve from the shares of authorized and unissued MAI Common Stock or from its treasury stock the maximum number of shares to be issued upon the exercise of the options granted under the MAI Stock Option

Agreement so long as such options have not been exercised and have not expired or been terminated. The option granted to PICM under the MAI Stock Option Agreement shall not be considered as outstanding options to acquire MAI Common Stock at the MAI Effective Time for purposes of this Agreement.

         8.9 Affiliate Letters. On or before the Closing Date, each of PICM and MAI shall have received from each of their respective affiliates listed on
Section 5.24 and Section 6.24 of the Disclosure Schedule, respectively, a duly signed letter to the effect that each such affiliate will not sell any shares of the Holding Company Common Stock acquired pursuant to the Mergers except in compliance with the 1933 Act and the regulations promulgated thereunder.

         8.10 Miscellaneous.

              (a) At any time prior to the Closing Date, (i) pursuant to the terms of the PICM LTIP, PICM may make awards to Participants covering up to 7,000 shares of PICM Common Stock in the aggregate, and (ii) pursuant to the terms of the PICM Director Option Plan, PICM may issue PICM Options to non-employee directors of PICM covering up to 35,483 shares of PICM Common Stock in the aggregate.

              (b) Prior to Closing Date, MAI may, with the prior written consent of PICM, make awards in the form of options or grants of MAI Common Stock pursuant to the terms of the MAI Stock Option Plan, except that MAI may, without the consent of PICM, make awards in the form of options or grants of MAI Common Stock reserved for issuance under the MAI Stock Option Plan in accordance with past practice pursuant to the MAI Executive Incentive Compensation Plan, the MAI Directors' Deferred Compensation Plan, and MAI Long Term Employment Annual Stock Awards.

              (c) None of the representations or warranties of PICM or MAI shall be deemed untrue or incorrect or incomplete, and no party shall be deemed to have breached its representations or warranties contained herein, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events, would not, or is not reasonably likely to, have a material adverse effect or material adverse change on such party. As used in this Agreement, the term "material adverse effect" or "material adverse change" means an effect or change which (i) is materially adverse to the financial condition of a party and its respective Subsidiaries taken as a whole, (ii) significantly and adversely affects the ability of PICM or MAI to consummate the transactions contemplated hereby or to perform its material obligations hereunder or (iii) enables any party to prevent the consummation of the transactions contemplated hereby; provided, however, that any effect or change resulting from (A) actions or omissions of PICM or MAI contemplated by this Agreement or taken with the prior consent of the other party in contemplation of the transactions provided for herein, (B) circumstances affecting the medical malpractice industry generally (including changes in laws or regulations, accounting principles or general levels of interest rates) which do not adversely affect a party and its Subsidiaries, taken as a whole, in a manner significantly different than the other party hereto, or (C) the payment and/or incurrence of transactional expenses by the Holding Company, MAI or PICM in connection with the transactions provided for in this Agreement, shall be deemed not to be or have a material adverse effect or result in a material adverse change.

         8.11 Indemnification; Directors' and Officers' Insurance.

              (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the later of the PICM Effective Time and the MAI Effective Time, a director or officer or employee of the Holding Company, MAI, PICM or any Subsidiary of the Holding Company, MAI or PICM (jointly and severally the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer or employee of PICM or any PICM Subsidiary, or any of their respective predecessors, (ii) the fact that he or she is or was a director, officer or employee of MAI or any MAI Subsidiary, or any of their respective predecessors,
(iii) the fact that he or she is or was a director or officer of the Holding Company or any Subsidiary of the Holding Company, or (iv) this Agreement or any of the transactions contemplated by this Agreement or the Stock Option Agreements, whether in any case asserted or arising before or after the PICM Effective Time or the MAI Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the PICM Effective time or the MAI Effective Time, MAI, PICM and the Holding Company, jointly and severally (jointly and severally, the "Indemnifiers"), shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the PICM Effective Time or the MAI Effective Time to the fullest extent permitted under applicable law at such time, including the provisions of the Articles of Incorporation and By-Laws of PICM and the Certificate of Incorporation and By-Laws of each of MAI and the Holding Company), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of an undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the PICM Effective time or the MAI Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Indemnifiers; provided, however, that (A) the Indemnifiers shall have the right to assume the defense thereof and upon such assumption Indemnifiers shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Indemnifiers elect not to assume such defense, the Indemnified Party may retain counsel reasonably satisfactory to him or her after consultation with the Indemnifiers, and the Indemnifiers shall pay the reasonable fees and expenses of such counsel for the Indemnified Party, (B) the Indemnifiers shall be obligated pursuant to this Section 8.11(a) to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers' conflicts of interest, (C) the Indemnifiers shall not be liable for any settlement effected without the prior written consent of the Indemnifiers (which consent shall not be unreasonably withheld), (D) the Indemnifiers shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this agreement is prohibited by applicable law and (E) the Indemnifiers shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. Any Indemnified Party wishing to claim Indemnification under this Section 8.11 except to the extent such failure to notify materially prejudices the Indemnifiers. The Indemnifiers' obligations under this Section 8.11 continue in full force and effect for a period of three (3) years from the later of the PICM Effective Time and the MAI Effective time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

              (b) MAI shall use, and shall cause the Holding Company to use, its best efforts to cause the individuals serving as officers and directors of PICM and the PICM subsidiaries, immediately prior to the PICM Effective Time to be covered for a period of three (3) years from the later of the PICM Effective Time and the MAI Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by PICM or the PICM Subsidiary (provided that the Holding Company or MAI may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the PICM Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Holding Company and/or MAI be required to expend more than 300% of the current amount expended by PICM or the PICM Subsidiary (the "Insurance Premium Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if the Holding Company or MAI is unable to maintain or obtain the insurance called for by this Section 8.11(b), MAI shall use and shall cause the Holding Company to use, its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

              (c) In the event the Holding Company or MAI or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially of all its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Holding Company and MAI assume the obligations set forth in this
Section 8.11.

              (d) The provisions of this Section 8.11: (i) are intended to be for the benefit of each Indemnified Party and his or her heirs and representatives, (ii) are intended to be enforceable against the Holding Company, MAI and PICM directly by each Indemnified Party and his or her heirs and representatives, and (iii) shall be binding on all respective successors and permitted assigns of the Holding Company, MAI and PICM.


         8.12 MEEMIC.

              (a) MAI intends to operate MEEMIC as a direct or indirect subsidiary of the Holding Company. The acquisition of more than 80% and up to 100% of the outstanding voting stock by PICM prior to the PICM Effective Time or by any of the Holding Company, MAI and PICM after the PICM Effective Time will be beneficial to the Holding Company as it will allow MEEMIC to become a consolidated subsidiary of the Holding Company for federal income tax reporting purposes. MAI shall cooperate with PICM in its efforts to acquire MEEMIC common stock prior to the Closing.

              (b) The Holding Company agrees that for five (5) years after Closing, it will not sell or otherwise dispose of, and will not permit any subsidiary of the Holding Company to sell or otherwise dispose of, the common stock or business of MEEMIC or any common stock of MEEMIC owned beneficially, directly or indirectly, by the Holding Company, unless such sale or disposition has been approved by a special committee of the Holding Company Board of Directors. The special committee shall be composed of three directors of the Holding Company, and at least two of such directors must be non-management PICM Directors (as defined in Section 1.4 hereof). In the event that the Board of Directors of the Holding Company should desire to sell the business or common stock of MEEMIC, such special committee shall be appointed as provided in the By-Laws of the Holding Company and shall meet promptly to consider the advisability of selling or otherwise disposing of the business or common stock of MEEMIC. Upon approval of such special committee of the Holding Company, the Board of Directors shall have the authority to authorize the sale or other disposition of the business of MEEMIC or any of the shares of common stock of MEEMIC.

   9. CONDITIONS PRECEDENT

         9.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers at the Closing shall be subject to the satisfaction at or prior to each of the MAI Effective Time and the PICM Effective Time of the following conditions:

              (a) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of PICM Common Stock entitled to vote thereon.

              (b) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of MAI Common Stock entitled to vote thereon.

              (c) The shares of the Holding Company Common Stock which shall be issued pursuant to the Mergers shall have been authorized for trading and reporting on the New York Stock Exchange, subject to official notice of issuance.

              (d) All approvals of governmental authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, (all such approvals and the expiration of all such waiting periods being referred to in this Agreement as the "requisite regulatory approvals"). Without limiting the generality of the foregoing: (i) the

Registration Statement shall have become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC; (ii) all Blue Sky Filings shall have been made, and the sale of the Holding Company Common Stock resulting from the Mergers shall have been qualified or registered with the appropriate state securities law regulatory authorities of all states in which qualification or registration is required under applicable state securities laws, and such qualifications or registrations shall not have been suspended or revoked, or shall be exempt from such qualification or registration; (iii) the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received; and (iv) the PICM Merger shall have been approved by the Michigan Insurance Commissioner, the Illinois Insurance Department, the Indiana Insurance Commissioner, and the insurance departments of all states in which PICM and any PICM Insurance Subsidiaries conduct business, to the extent such approvals are required; and
(v) the MAI Merger shall have been approved by the Alabama Insurance Commissioner, the West Virginia Insurance Commissioner, the Indiana Insurance Commissioner and the Director of the Missouri Department of Insurance and the insurance departments of all states in which MAI and any of the MAI Insurance Subsidiaries conduct business, to the extent such approvals are required.

              (e) No order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, materially restricts or makes illegal consummation of the Mergers.

              (f) PICM and MAI each shall have received a copy of the tax opinion contemplated by Section 7.8 hereof, addressed to the Holding Company, MAI and PICM, in form and substance reasonably satisfactory to PICM and MAI, updated as of the Closing Date, substantially to the effect that, among other things, on the basis of the facts, assumptions and representations set forth in the opinion which are consistent with the state of facts existing at the Closing Date;

                         (i) The former stockholders of MAI who receive the Holding Company Common Stock in the MAI Merger will not recognize gain or loss for federal income tax purposes.

                         (ii) Based on the understanding that the former PICM stockholders do not and will not control the Holding Company within the meaning of Section 304 of the Code, those former PICM stockholders who make a Stock Election and receive both cash (other than cash in lieu of a fractional share of the Holding Company Common Stock) and Holding Company Common Stock in the PICM Merger in exchange for their PICM Common Stock will recognize gain, but in an amount not in excess of the amount of cash received under Section 351(b) of the Code. No loss will be recognized.

                         (iii) Based on the understanding that the former PICM stockholders do not and will not control the Holding Company within the meaning of Section 304 of the Code, those former PICM stockholders who make Cash Elections and receive solely cash in exchange for their PICM Common Stock, will recognize gain or loss under section 1001 measured by the difference between the amount of cash received and the adjusted basis of the PICM Common Stock surrendered.

                         (iv) Neither MAI nor PICM, nor any of their respective Subsidiaries, shall recognize any gain or loss for federal income tax purposes as a result of the Mergers.

              (g) The Holding Company shall have been duly incorporated under Delaware law and shall be authorized to transact business in the State of Delaware. MAI Acquisition shall have been duly incorporated under Delaware law and shall be authorized to transact business in the State of Delaware. PICM Acquisition shall have been duly incorporated under Michigan law and shall be authorized to transact business in the State of Michigan.

         9.2 Conditions to Obligation of PICM. The obligation of PICM to effect the PICM Merger at the Closing is also subject to the satisfaction or waiver by PICM at or prior to the Closing Date of the following conditions:

              (a) The representations and warranties of MAI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the MAI Disclosure Schedule that are disclosed by MAI to PICM in accordance with Section 8.6 hereof) as of the Closing Date as though made on and as of the Closing Date. PICM shall have received a certificate signed on behalf of MAI by the Chief Executive Officer and the Chief Financial Officer of MAI to the foregoing effect.

              (b) MAI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PICM shall have received a certificate signed on behalf of MAI by the Chief Executive Officer and the Chief Financial Officer of MAI to such effect.

              (c) MAI and the MAI Subsidiaries, taken as a whole, shall not have suffered a material adverse change in their businesses, assets, properties, operations or condition (financial or otherwise); and no event or circumstance shall have occurred which has, or is likely to have, a materially adverse effect on MAI and the MAI Subsidiaries or upon the right of MAI or the MAI Subsidiaries to conduct their respective businesses as presently conducted.

              (d) PICM shall have received an opinion from Cochran, Caronia & Co. or another investment banking firm of recognized standing no later than the date the Joint Proxy Statement is distributed to the PICM stockholders (which opinion shall not have been withdrawn on or before the Closing Date) to the effect that consummation of the Mergers and the other transactions contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of PICM from a financial point of view.

              (e) MAI and the MAI Insurance Subsidiaries shall not be rated lower than A- by the A. M. Best Rating Agency, nor shall MAI have received notice from A. M. Best of its intention to lower the rating of the Holding Company, the MAI Insurance Subsidiaries and the PICM Insurance Subsidiaries below A- after giving effect to the Mergers.

         9.3 Conditions to Obligation of MAI. The obligation of MAI to effect the MAI Merger at the Closing is also subject to the satisfaction or waiver by MAI at or prior to the Closing of the following conditions:

              (a) The representations and warranties of PICM set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the Disclosure Schedule that are disclosed by PICM to MAI in accordance with Section 8.6 hereof) as of the Closing Date as though made on and as of the Closing Date. MAI shall have received a certificate signed on behalf of PICM by the Chief Executive Officer and the Chief Financial Officer of PICM to the foregoing effect.

              (b) PICM shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MAI shall have received a certificate signed on behalf of PICM by the Chief Executive Officer and the Chief Financial Officer of PICM to such effect.

              (c) PICM and the PICM Subsidiaries, taken as a whole, shall not have suffered a material adverse change in their financial condition, operations, assets, or business prospects (financial or otherwise); and no event or circumstance shall have occurred which has, or is likely to have, a materially adverse effect on PICM and the PICM Subsidiaries or upon the right of PICM or any of the PICM Subsidiaries to conduct their respective businesses as presently conducted.

              (d) MAI shall have received the favorable opinion from First Union Securities, Inc. or another investment banking firm of recognized standing no later than the date the Joint Proxy Statement is distributed to MAI stockholders (which opinion shall not have been withdrawn on or before the Closing Date) to the effect that consummation of the Mergers and the other transactions contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of MAI from a financial point of view.

              (e) PICM and the PICM Insurance Subsidiaries shall not be rated lower than A- by the A. M. Best Rating Agency, nor shall PICM have received notice from A. M. Best of its intention to lower the rating of the Holding Company, the PICM Insurance Subsidiaries and the MAI Insurance Subsidiaries below A- after giving effect to the Mergers.

         9.4 Closing. The closing of the PICM Merger and the MAI Merger and the other transactions contemplated by this Agreement ("the Closing") shall be held at a mutually agreeable time and place after the meetings of stockholders of PICM and MAI referred to in Section 7.6, ("the Closing Date"). The parties shall use their respective best efforts to cause the Effective Date to occur on January 2, 2001 (the "Effective Date"). The parties shall cause appropriate Articles of Merger to be filed with the Secretary of State of the State of Michigan and a Certificate of Merger to be filed with the Secretary of State of Delaware on or before the Effective Date or as soon thereafter as is possible. The parties shall take such further actions as may be required by the laws of Michigan and Delaware in connection with such filing and the consummation of the Merger.

   10. TERMINATION AND AMENDMENT.

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of PICM and MAI:

              (a) by mutual consent of PICM and MAI in a written instrument, if the Boards of Directors of PICM and MAI so determine to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

              (b) by written notice from MAI to PICM, or from PICM to MAI, if it becomes certain (for all practical purposes) that any conditions to the obligations at Closing of the party giving such notice cannot be satisfied for a reason other than such party's default on or before January 31, 2001, and such party is not willing to waive such condition;

              (c) by written notice from MAI to PICM, or from PICM to MAI, if the Closing does not occur on or before January 31, 2001, for any reason other than breach of this Agreement by the party giving such notice;

              (d) by PICM upon written notice to MAI if MAI shall have authorized, recommended, publicly proposed, or publicly announced an intention to authorize, recommend or propose, or if MAI shall have entered into an agreement with any person, entity or group other than PICM to effect, an Acquisition Proposal, or if MAI shall fail to publicly oppose a tender offer or exchange offer by another person, entity or group, based on an Acquisition Proposal;

              (e) by MAI upon written notice to PICM if PICM shall have authorized, recommended, publicly proposed, or publicly announced an intention to authorize, recommend or propose, or if PICM shall have entered into an agreement with any person, entity or group other than MAI to effect, an Acquisition Proposal, or if PICM shall fail to publicly oppose a tender offer or exchange offer by another person, entity or group, based on an Acquisition Proposal.

              (f) By PICM upon the occurrence of a PICM Acquisition Event (as defined in Section 10.5(d) hereof) upon payment to MAI of the sums provided for in Section10.5(d) hereof; and

              (g) By MAI upon the occurrence of an MAI Acquisition Event (as defined in Section 10.5(c) hereof) upon payment to PICM of the sums provided for in Section 10.5(c) hereof.

         10.2 Effect of Termination. In the event of termination of this Agreement by either PICM or MAI as provided in Section 10.1 of this Agreement,
(i) this Agreement shall
forthwith become void and have no effect, except that Sections 8.2(b), 8.5, 8.11, 10.2, 10.5, 11.1, 11.2, 11.4, 11.12, 11.15 and 11.16 of this Agreement shall survive any termination of this Agreement, and (ii) none of PICM, MAI, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 10.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither PICM nor MAI shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         10.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the Boards of Directors of PICM and MAI, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of PICM or MAI; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of PICM or MAI, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the stockholders of PICM or MAI under this Agreement other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.4 Extension; Waiver. At any time prior to the Closing Date, the parties to this Agreement may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of PICM or MAI, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the stockholders of PICM or MAI under this Agreement other than as contemplated by this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         10.5 Liquidated Damages; Termination Fee.

              (a) MAI shall pay to PICM cash in the amount of $2,400,000 as an allowance for expenses of transaction within ten (10) days after written notice from PICM requesting such payment, if the Mergers and the transactions contemplated by this Agreement are not consummated due to any of the following reasons: (i) PICM refuses or is unable to close in accordance with Section 10.1 because the conditions under Sections 9.1(d) or 9.1(f) are not satisfied due to MAI's fault or the conditions under Sections 9.1(b), 9.2(a), 9.2(b), or 9.2(c) are not satisfied; or (ii) MAI refuses or is unable to close in accordance with
Section 10.1 because the conditions in Sections 9.1(d) or 9.1(f) are not satisfied due to MAI's fault or the condition under 9.1(b) is not satisfied; (iii) PICM elects to terminate this Agreement in accordance with Section 8.6(a) and Section10.1(b) hereof; (iv) PICM elects to terminate this Agreement in accordance with Section 10.1(d) hereof; or (v) MAI elects to terminate this Agreement in accordance with Section 10.1(g) hereof.

              (b) PICM shall pay to MAI cash in the amount of $2,400,000 as an allowance for expenses of transaction within ten (10) days after written notice from MAI requesting such payment, if the Mergers and the transactions contemplated by this Agreement are not consummated due to any of the following reasons: (i) MAI refuses or is unable to close in accordance with Section 10.1 because of the conditions in Section 9.1(d) or 9.1(f) are not satisfied due to PICM's fault or the conditions under Section 9.1(a), 9.3(a), 9.3(b) or 9.3(c) are not satisfied; or (ii) PICM refuses or is unable to close in accordance with
Section 10.1 because the conditions under Sections 9.1(d) or 9.1(f) are not satisfied due to PICM's fault or the conditions under 9.1(a) is not satisfied;
(iii) MAI elects to terminate this Agreement in accordance with Section 8.6(a) and Section 10.1(b) hereof; (iv) MAI elects to terminate this Agreement in accordance with Section10.1(e) hereof; or (v) PICM elects to terminate this Agreement in accordance with Section 10.1(f) hereof).

              (c) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, MAI shall, within ten (10) days after notice of the occurrence thereof by PICM, pay to PICM the sum equal to $7,500,000 plus any sums that may be due to PICM under Section 10.5(a) hereof, which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PICM in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 10.5:
(i) at any time prior to or concurrently with the termination of this Agreement a MAI Acquisition Event (as defined in this Section 10.5(c)) shall occur; or
(ii) PICM shall terminate this Agreement pursuant to Section 10.1(d); or (iii) if MAI fails to call and hold the meeting of its stockholders as required by
Section 7.6(b) of this Agreement. For purposes of this Agreement a "MAI Acquisition Event" shall mean that MAI shall have entered into an agreement with any person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under Section 10.5(a) and Section 10.5(c) hereof, MAI shall have no further obligation of any kind under this Agreement, and PICM shall have no further obligation of any kind under this Agreement, except in each case under Section 10.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

              (d) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, PICM shall, within ten (10) days after notice of the occurrence thereof by MAI, pay to MAI the sum equal to $7,500,000 plus any amount due to MAI under
Section 10.5(b) hereof, which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of MAI in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 10.5: (i) at any time prior to or concurrently with the termination of this Agreement a PICM Acquisition Event (as defined in this Section 10.5(d)) shall occur; or (ii) MAI shall terminate this Agreement pursuant to Section 10.1(e); or (iii) if PICM fails to call and hold the meeting of its stockholders as required by Section 7.6(a) of this Agreement. For purposes of this Agreement a "PICM Acquisition Event" shall mean that PICM shall have entered into an agreement with any person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under Section 10.5(b) and Section 10.5(d) hereof, PICM shall have no further obligation of any kind under this Agreement, and MAI shall not have any further obligation of any kind under this Agreement, except in each case under Section 10.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

  11. GENERAL PROVISIONS.

         11.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date except as otherwise provided in Section 10.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the MAI Acquisition Effective Time and the PICM Acquisition Effective Time, as the case may be, including without limitation, Section 1.4, Section 1.7, Section 2.11,
Section 3.12, Section 4, Section 8.2(b), Section 8.5, Section 8.11, Section 8.12, this Section 11.1, Section 11.4, Section 11.12, Section 11.15 and Section
11.16 hereof.

         11.2 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, (i) that the costs and expenses of printing and mailing the Registration Statement, and all filing and other fees paid to the SEC in connection with the Mergers, shall be borne equally by PICM and MAI, and (ii) that PICM will pay one-half and MAI will pay one-half of the HSR Act filing fee.

         11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) if to PICM, to:


                                    Professionals Group, Inc.
                                    Mailing Address:
                                    ---------------
                                    Box 150
                                    Okemos, MI 48805-0150

                                    Street Address:
                                    2600 Professionals Drive
                                    Okemos, MI 48864

                                    Attention:  Victor T. Adamo, President
                                    Facsimile Number: (517) 349-3127

              with copies to:

                                    Miller, Canfield, Paddick & Stone, P.L.C.
                                    840 West Long Lake Road, Suite 200
                                    Troy, MI 48098
                                    Attention: Brad B. Arbuckle, Principal
                                    Facsimile Number: (248) 879-2001

         and


              (b) if to MAI, to:

                                    Medical Assurance, Inc.
                                    Mailing Address:
                                    P. O. Box 590009
                                    Birmingham, AL 35259-0009

                                    Street Address:
                                    100 Brookwood Place
                                    Birmingham, AL 35209

                                    Attention: A. Derrill Crowe
                                    Facsimile Number: (205) 877-4405

              with copies to:

                                    Burr & Forman LLP
                                    420 N. 20th Street, Suite 3100
                                    Birmingham, AL 35203
                                    Attention:  Jack P. Stephenson, Jr.
                                    Facsimile Number: (205) 458-5100

         11.4 Arbitration. The parties acknowledge that this Agreement and the Options (the "Transaction Documents") evidences a transaction involving interstate commerce. Any dispute, claim, or controversy between PICM and MAI arising out of, relating to, or in connection with any of the Transaction Documents, its subject matter, or its negotiation, as to the existence, validity, interpretation, performance, non-performance, enforcement, operation, breach of contract, breach of warranty, continuance or termination thereof or any claim alleging fraud, deceit, or suppression of any material fact or breach of any duty shall be submitted to binding arbitration in accordance with Title 9 U.S.C. 1 et seq. (The United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association. The hearing shall be held at the offices of the American Arbitration Association in Philadelphia, Pennsylvania. Such arbitration proceedings may be initiated by either party by notice in writing to the other and to the American Arbitration Association. A person selected from the list of names attached to this Agreement as Schedule 11.4 and agreed upon by MAI and PICM shall be the arbitrator (the "Arbitrator"); provided, however, that if MAI and PICM have not agreed upon the person who shall be the Arbitrator by the close of business on the second day following the initiation of arbitration proceedings, then the Arbitrator shall be the person whose name is drawn by lot from the list of names attached to this Agreement as Schedule 11.4. Said drawing by lot, if necessary, shall occur at the close of business on the fourth day following the initiation of arbitration proceedings and shall occur at the principal executive offices of the party that did not initiate such arbitration proceedings. MAI and PICM may have one or more representatives present at any such drawing by lot, but the failure of either MAI or PICM to have any representative present at such drawing by lot shall not prevent or invalidate, and shall not bring into question the validity of, such drawing by lot. Subject to the provisions of Section 11.16 hereof, each party to arbitration shall bear its own arbitration costs and expenses. However, in the event any party is required to file a petition or commence any such other proceeding to compel arbitration, the arbitrator may award that party reasonable attorney's fees and costs incurred in having to bring such action. The arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchanging of summaries or testimony of proposed witnesses, and examination by deposition of parties. Notwithstanding contrary state law or regulation, the arbitrator shall have the authority to award any remedy or relief allowed under the provisions of the United States Arbitration Act and permitted under this Agreement including, without limitation, specific performance of any obligation created under the Agreements, the issuance of an injunction or other equitable relief, or the imposition of sanctions for abuse or frustration of the arbitration process. Any arbitration award shall be in writing and shall specify the factual and legal basis for the award. Judgment on the award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof. The provisions hereof shall be a complete defense to any suit, action, or proceeding in any federal, state, or local court or before any administrative tribunal with respect to any dispute, claim, or controversy arising under the Agreements.

         11.5 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing Date, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

         11.6 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

         11.7 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

         11.8 Exhibits and Schedules. Each of the exhibits and schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

         11.9 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require PICM, MAI or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

         11.10 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         11.11 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

         11.12 Governing Law. This Agreement and the transactions contemplated hereby shall be governed and construed in accordance with the laws of the State of Delaware, except that the rights and obligations of the directors and officers of any party shall be governed by its state of incorporation.

         11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.14 Publicity. Except as otherwise required by applicable law or the rules of the New York Stock Exchange or NASD and the Nasdaq National Market, neither PICM nor MAI shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. PICM and MAI agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by them.

         11.15 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 1.4 and Section 8.11 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons), this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

         11.16 Attorney Fees. In the event of any arbitration or litigation between PICM and MAI arising out of, relating to, or in connection with, the Transaction Documents, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.

         11.17 Definitions. Set forth below is an index to the definitions set forth in this Agreement.

             Term                                                                     Section
             ----                                                                     -------
             Adjustment                                                               3.8(a)(iv)
             Agreement                                                                Recitals
             Acquisition Proposal                                                     8.7(d)
             Arbitrator                                                               11.4
             Blue Sky Filings                                                         7.1(a)(iv)
             Board Vacancy                                                            1.4(b)
             CAA                                                                      5.13(b)(i)
             Cash Election                                                            3.8(a)(ii)
             CERCLA                                                                   5.13(b)(i)
             Claim                                                                    8.11(a)
             Closing                                                                  9.4
             Closing Date                                                             9.4
             Closing Date PICM Disclosure Schedule                                    8.6(b)
             Closing Date MAI Disclosure Schedule                                     8.6(b)
             Code                                                                     4.6(d)
             Confidentiality Agreement                                                8.2(a)

             CWA                                                                      5.13(b)(i)
             Delaware Dissenters' Statute                                             2.8(b)
             Disposed Assets                                                          3.8(a)(iv)
             Effective Date                                                           9.4
             Election                                                                 4.3(a)(i)
             Election Date                                                            4.3(a)(ii)
             Environmental Laws                                                       5.13(b)(iii)
             ERISA                                                                    5.17(a)(i)
             Exchange Agent                                                           4.1
             First Term                                                               1.4(b)
             Form of Election                                                         4.3(a)(ii)
             Hazardous Materials                                                      5.13(b)(i)
             Hazardous Materials Liabilities                                          5.13(b)(ii)
             HMTA                                                                     5.13(b)(i)
             Holding Company                                                          1.1
             Holding Company Common Stock                                             2.8(a)
             Holding Company Employee Benefit Plans                                   8.5(a)
             Holding Company Filings                                                  7.1(a)
             HSR Act                                                                  7.4
             HSR Act Report                                                           7.4
             Indemnified Parties                                                      8.11(a)
             Indemnifiers                                                             8.11(a)
             Insurance Premium Amount                                                 8.11(b)
             Intellectual Property                                                    5.15(a)
             IRS                                                                      5.17(d)
             Joint Proxy Statement                                                    7.1(a)(iii)
             MAI                                                                      Recitals
             MAI Acquisition                                                          1.1
             MAI Acquisition Event                                                    10.5(c)
             MAI Actuaries                                                            6.10(b)
             MAI Consolidated Financial Statements                                    6.6(b)
             MAI Common Stock                                                         2.8(a)
             MAI Disclosure Schedule                                                  6
             MAI Effective Time                                                       2.10
             MAI Employee Benefit Plans                                               6.17(a)
             MAI Exchange Fund                                                        4.7(a)
             MAI Form A Notices                                                       7.1(a)(i)
             MAI Insurance Subsidiaries                                               6.2(b)
             MAI Insurance Subsidiaries Statutory Statements                          6.6(a)
             MAI Merger                                                               2.1
             MAI Merger Consideration                                                 2.8(a)
             MAI Stock Option Plan                                                    2.11(a)
             MAI Stock Options                                                        2.11(a)
             MAI Stock Option Agreement                                               8.8(b)
             MAI Subsidiaries                                                         6.2(a)
             Market Value                                                             3.8(a)(iii)

             Market Value Calculation Period                                          3.8(a)(iii)
             Material adverse change                                                  8.10(c)
             Material adverse effect                                                  8.10(c)
             MEEMIC                                                                   5
             MEEMIC Common Stock                                                      5.4(b)
             MEEMIC Consolidated Financial Statements                                 5.6(b)(ii)
             Mergers                                                                  3.1
             Minimum Stock Requirement                                                3.9
             PCBs                                                                     5.13(b)(i)
             Per Share Adjustment                                                     3.8(a)(iv)
             PICM                                                                     Recitals
             PICM Acquisition                                                         1.1
             PICM Acquisition Event                                                   10.5(d)
             PICM Actuary                                                             5.10(b)
             PICM Advisory Committees                                                 1.7
             PICM Common Stock                                                        3.8(a)
             PICM Consolidated Financial Statements                                   5.6(b)(i)
             PICM Director Nominees                                                   1.4(a)
             PICM Directors                                                           1.4(b)
             PICM Director Option Plan                                                3.12(a)
             PICM Disclosure Schedule                                                 5
             PICM Employee Benefit Plans                                              5.17(a)
             PICM Effective Time                                                      3.11
             PICM Exchange Fund                                                       4.6(a)
             PICM Form A Notices                                                      7.1(a)(ii)
             PICM Insurance Subsidiaries                                              5.2(b)
             PICM Insurance Subsidiaries Statutory Statements                         5.6(a)
             PICM LTIP                                                                3.12(a)
             PICM Merger Consideration                                                3.8(a)
             PICM Merger                                                              3.1
             PICM Option Plans                                                        3.12(a)
             PICM Stock Option Agreement                                              8.8(a)
             PICM Stock Options                                                       3.12(a)
             PICM Subsidiaries                                                        5.2(a)
             Portfolio Assets                                                         3.8(a)(iv)
             Potential Acquirer                                                       8.7(a)
             Pre-Merger Notification Agencies                                         7.4
             Registration Statement                                                   7.1(a)(iii)
             Replacement PICM Directors                                               1.4(b)
             Requisite regulatory approvals                                           9.1(d)
             Retained Assets                                                          3.8(a)(iv)
             SEC                                                                      5.2(a)
             Selected Person                                                          1.4(b)
             Stock Election                                                           3.8(a)(i)
             Stock Option Agreements                                                  8.8(b)
             Subsidiary or Subsidiaries                                               5.2(a)

             Taxes                                                                    5.9(a)
             Tax Returns                                                              5.9(a)
             Transaction Documents                                                    11.4
             Valuation Date                                                           3.8(a)(iv)
             1933 Act                                                                 1.4(a)
             1934 Act                                                                 1.4(b)


                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, PICM and MAI have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
                                        PICM:

                                        PROFESSIONALS GROUP, INC.


                                        By: /s/ Victor T. Adamo
                                            ------------------------------------
                                             Victor T. Adamo, President and
                                             Chief Executive Officer


                                        MAI:

                                        MEDICAL ASSURANCE, INC.


                                        By: /s/ A. Derrill Crowe
                                            ------------------------------------
                                             A. Derrill Crowe, Chairman
                                             of the Board and Chief Executive
                                             Officer

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                    MEDICAL AND PROFESSIONALS ASSURANCE, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation under the provisions of the General Corporation Law of the State of Delaware, hereby certifies that:

     FIRST.    The name of the corporation (hereinafter referred to as the
"Corporation") is Medical and Professionals Assurance, Inc.

     SECOND.   The address of the registered office of the Corporation in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD.    The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended. The business and purposes specified in the foregoing clause shall not be limited or restricted by reference to, or inference from, the terms of any clause in this Certificate of Incorporation.

     FOURTH.

     A. The total number of shares of stock which the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, divided into one hundred million (100,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and fifty million (50,000,000) shares of Preferred Stock, no par value (the "Preferred Stock") (Common Stock and Preferred Stock are hereinafter collectively referred to as "Stock"). Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her which has voting power upon the matter in question.

     B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of shares of Preferred Stock from time to time in one or more series as may be determined by the Board of Directors of the Corporation (the "Board of Directors"), and by filing a certificate pursuant to the applicable laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation powers, preferences and rights of the shares of each such series, and the qualifications, limitations and restrictions thereof.

     The authority of the Board of Directors with respect to each such series of shares Preferred Stock shall include, but not be limited to, determination of the following:

     (1) The distinctive designation of, and the number of shares of Preferred Stock, which shall include constitute such series, and such number may be increased (except where otherwise provided by the Board of Directors, but in no event exceeding the shares of Preferred Stock authorized by this Article FOURTH) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

          (3) Whether shares of Preferred Stock of such series have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (4) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion rate in such event as the Board of Directors shall determine;

          (5) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

          (6) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (7) Whether Preferred Stock of such series shall have a sinking fund for the redemption or purchase of such class, and if so, the terms and amount of such sinking fund.

          (8) The rights of the shares of such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

          (9) Any other relative rights, preferences and limitations of such series of Preferred Stock.

The term "Voting Stock" shall mean all stock of the Corporation which by its terms may be voted on all matters submitted to the stockholders of the Corporation generally.

          FIFTH.    The name and mailing address of the sole incorporator are as follows:

                    Name                       Mailing Address

                    Kathleen M. Evey           420 North 20th Street, Suite 3100
                                               Birmingham, Alabama 35203

          SIXTH.    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the Board of Directors and stockholders of the Corporation:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     B. The Board of Directors of the Corporation shall initially be comprised of three (3) directors. The number of directors which shall constitute the whole Board of Directors may be as determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors, but shall not be less than three (3) nor more than twenty-four (24) directors; provided that the number of directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent director. Directors need not be stockholders.

     C. The directors shall be divided into three classes, designated Class I, Class II and Class III, each Class to be as nearly equal in number as possible. If the number of directors is not evenly divisible by three (3), one additional director shall be allocated to Class III and, if necessary, to Class II. The terms of the directors shall expire as follows: Class I directors at the first annual meeting of stockholders, Class II directors at the second succeeding annual meeting, and Class III directors at the third succeeding annual meeting. At each annual meeting the successors to the class of directors whose term shall then expire shall be elected to hold office until the third succeeding annual meeting. Any vacancies in the Board of Directors resulting from any reason, including the death, resignation or removal of a director, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors have been elected and qualified.

     Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), a director or the entire Board of Directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding Voting Stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     D. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote. The power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     SEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on application of any receive or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH.   No director of the Corporation shall be personally liable to the
Corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except that a director may be liable (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for illegal payment of dividends under Section 174 of the Delaware General Corporation Law, as amended, or any successor provision thereto, and (d) for any transaction from which the director derives an improper personal benefit. Neither the repeal or the modification of this Article EIGHTH nor the adoption of any provisions of the Certificate of Incorporation or By-Laws of the Corporation inconsistent with the Article EIGHTH shall adversely affect the rights or protection of any director of the Corporation with respect to any matter, act or omission occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such modification or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     NINTH.    The Corporation shall be subject to and controlled by the
provisions of Section 203 of the Delaware General Corporation Law, as amended, or any successor provision thereto.

     TENTH. When considering a merger, consolidation, business combination (as defined in Section 203(c)(3) of the Delaware General Corporation Law as of the date hereof) or similar transaction, the Board of Directors, committees of the Board, individual directors and individual officers may, in considering the best interests of the Corporation and its stockholders, consider the effects of any such transaction upon the employees, customers and suppliers of the Corporation and its subsidiaries, and upon communities in which offices of the Corporation and its subsidiaries are located, to the extent permitted by Delaware law.

     ELEVENTH.

     A. The Board of Directors shall have the power to adopt the original By-Laws of the Corporation and thereafter shall have concurrent power with the stockholders as set forth in this Certificate of Incorporation to amend, change, or add to, or to repeal (collectively, "Amend"), the By-Laws of the Corporation. The Board of Directors may Amend the By-Laws of the Corporation upon the affirmative vote of the number of directors which shall constitute, a majority of the members of the Board of Directors then in office. The stockholders may Amend the By-Laws of the Corporation only upon the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class. Neither the Board of Directors nor the stockholders may Amend the By-Laws, if the By-Laws as so Amended, would conflict with any provision of this Certificate of Incorporation, as then in effect.

     B. Notwithstanding any other provisions of the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to Amend any provision of the By-Laws inconsistent with Articles SIXTH, EIGHTH, NINTH, TENTH, and ELEVENTH of this Certificate of Incorporation.

     C. Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, in this Certificate of Incorporation, or in the By-Laws of the Corporation), neither this Article ELEVENTH nor Articles SIXTH, EIGHTH, NINTH or TENTH, of this Certificate of Incorporation shall be amended, altered, changed, added to or repealed, in any respect, nor shall any provision which will either (i) have the effect of modifying or permitting circumvention of this Article ELEVENTH or Articles SIXTH, EIGHTH, NINTH or TENTH of this Certificate of Incorporation or (ii) establish cumulative voting in the election of directors of the Corporation, be adopted and added to this Certificate of Incorporation, except upon the affirmative vote of not less than eighty percent (80%) of the shares of Voting Stock of the Corporation issued and outstanding entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of capital stock of the Corporation shall be entitled to vote as a class or series, upon the affirmative vote of not less than eighty percent (80%) of each such class or each such series, as the case may be.

     D. Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

     I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true,
and accordingly hereunto set my hand this     day of            , 2000.


                                               ---------------------------------
                                               Kathleen M. Evey

                                    EXHIBIT B


                                     BY-LAWS
                                       OF
                    MEDICAL AND PROFESSIONALS ASSURANCE, INC.


                                    ARTICLE I

                                     OFFICES

     SECTION 1. The registered office of Medical and Professionals Assurance, Inc. (herein called the "Corporation"), in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed Waiver of Notice thereof. In the event that no place is designated, or if a special meeting is otherwise called, the place of the meeting shall be the principal office of the Corporation.

     SECTION 2. Annual meetings of stockholders, commencing with the year 2002, shall be held on the second Tuesday in the month of May, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 4. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Vice Chairman of the Board, or the President, and shall be called by the President or Secretary at the request in writing of eighty percent (80%) of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice therefor.

     SECTION 8. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having one-third of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     SECTION 9. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

     SECTION 10. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may grant authority to another person or persons to act for him or her by proxy by any valid means permitted by law, or the Certificate of Incorporation or the By-Laws of the Corporation. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

     SECTION 11. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 12. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 13. The chairman of the meeting may adjourn any meeting of the stockholders from time to time, whether or not a quorum is present, without notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 14. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 15. A stockholder may propose a matter that is a proper subject for action by the stockholders for consideration at the annual meeting of the stockholders of the Corporation in accordance with the following procedure. Nominations for election to the Board of Directors shall be made only as provided in Article III, Section 9 of these By-Laws. A stockholder may submit not more than one proposal (excluding any for which a meeting has been called and is specified in the notice of the meeting) by delivery of written notice of such stockholder's intent to make such proposal, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than December 1 in the year preceding the annual meeting at which the proposal is to be considered or such other date as may be established by the Board of Directors for a particular annual meeting by written notice to the stockholder. Each such notice shall set forth: (a) a brief description of the matter or matters desired to be brought before the meeting (including the complete text of the resolutions to be presented at the meeting) and the reasons for considering such matter or matters at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder who intends to propose such matter or matters; (c) a representation that the stockholder has been a holder of shares of the Corporation entitled to vote as such meeting for a period of one year and intends to hold such shares through the date of the annual meeting and to appear in person or by proxy at the meeting to bring before the meeting the matter specified in the notice; (iv) a description of all arrangements, understandings or relationships between the stockholder and any other person or persons (naming such person or persons) with respect to shares of capital stock of the Corporation or the matter specified in the notice; and
(v) any material interest of the stockholder in the matter specified in the notice. A stockholder proposal, including any accompanying statement, may not exceed five hundred (500) words. Stockholders may not submit proposals for consideration at a special meeting of the stockholders of the Corporation. The presiding officer at a meeting of the stockholders may refuse to acknowledge the proposal of any stockholder not made in compliance with the foregoing.

     A shareholder may not participate at an annual meeting or special meeting of shareholders by a conference telephone or other similar communications equipment.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders or officers of the Corporation.

     SECTION 2. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 3. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stock- holders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, or the Vice-Chairman of the Board of Directors, or the President, and shall be called by the President at the request of at least sixty-six and two-thirds percent (66-2/3%) of the directors then serving on the Board of Directors.

     SECTION 5. Notice of any special meeting shall be given at 24 hours before the time such special meeting is to be held. Said notice shall be in writing and delivered personally or by commercial courier, electronic mail or facsimile, to each director at his business address, or by telegram. If notice be given by facsimile or electronic mail, such notice shall be deemed to be delivered upon confirmation of the transmission of the notice to the business address of the director. If notice be given by courier, such notice shall be deemed to be delivered when the notice is delivered to the commercial courier. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. At all meetings of the Board of Directors, or of a committee thereof, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, or such committee, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, or such committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 7. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 8. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid compensation for attendance at each meeting of the Board of Directors or fixed compensation as a director or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 9. Nominations for election to the Board of Directors shall be made by the Nominating Committee of the Board of Directors, or if none, by the Board of Directors. Any stockholder of any outstanding class of capital stock entitled to vote for the election for directors may nominate one or more persons for election as directors at an annual meeting of the stockholders only in accordance with the nomination procedure herein set forth. Nominations by a stockholder shall be made only by delivery of written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than December 1 in the year preceding the annual meeting at which the nomination(s) is proposed to be made or such other date as may be established by the Board of Directors for a particular annual meeting by written notice to the stockholders. Each such notice shall be set forth: (a) the name and address of the stockholder, as they appear on the Corporation's books, who intends to make the nomination and the name and address of the person or persons to be nominated; (b) a representation that the stockholder is a holder of shares of the Corporation entitled to vote at such meeting and a representation that the stockholder intends to be a holder on date of the meeting and to appear in person or by proxy to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the Board of Directors solicited proxies for the election of such nominee at the meeting; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Board of Directors shall have no obligation to solicit proxies from the stockholders for election of any directors other than those nominated by the Nominating Committee or the Board of Directors, as the case may be. The presiding officer at the meeting of the stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 10. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

     SECTION 11. After the first annual meeting of the Stockholders, no person shall be nominated to serve on the Board of Directors if such person would be 72 years of age on or after January 1 of the first year of the term for which such person is proposed to be nominated.


                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 1.

           (a) There may be an Executive Committee of the Board of Directors to be comprised of at least three (3) directors. Unless another member is designated, the Chairman of the Executive Committee or the Chairman of the Board of Directors shall be designated as Chairman of the Executive Committee. The Executive Committee shall include the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, and the Chief Executive Officer (if different than the Chairman of the Board). The members of the Executive Committee shall be nominated by the Chairman of the Board of Directors subject to ratification by the Board of Directors.

           (b) During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to Article IV, Section 6 below, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, or any resolution of the Board of Directors concerning the establishment or membership of the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to matters required by law to be passed upon by the full Board.

           (c) The Executive Committee shall meet from time to time on call of its Chairman. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

           (d) The Executive Committee shall act by majority vote of its members.

     SECTION 2.

           (a) There is hereby created a Nominating Committee of the Board of Directors to be comprised of at least three (3) directors appointed by the Chairman of the Board of Directors, one of whom shall be designated as Chairman of the Nominating Committee. The Nominating Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the stockholders.

           (b) The Nominating Committee so appointed will be authorized to field a slate of candidates for positions on the Board of Directors becoming vacant at the next annual meeting of the stockholders of the Corporation or becoming vacant as a result of a vacancy on the Board of Directors.

           (c) The Nominating Committee shall meet from time to time on call of its Chairman. Meetings of the Nominating Committee may be held at such place or places, within or without the State of Delaware, as the Nominating Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Nominating Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

           (d) The Nominating Committee shall act by a majority vote of its members.

     SECTION 3.

           (a) There is hereby created a Audit Committee of the Board of Directors to be comprised of at least three (3) directors, all of whom shall be non-employee directors and one of whom shall be designated as Chairman of the Audit Committee. The members of the Audit Committee shall be nominated by the Chairman of the Board of Directors subject to ratification by the Board of Directors.

           (b) The Audit Committee shall recommend a formal written charter for adoption by the Board of Directors. The Charter shall specify
                (i) the scope of the Audit Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements; (ii) that the outside auditor is ultimately accountable to the Board of Directors and the Audit Committee of the Corporation, that the Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in a proxy statement to the stockholder); (iii) that the Audit Committee is responsible for ensuring that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Corporation, for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence; and (iv) such other matters as may otherwise be required to be addressed by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange or other applicable regulatory authorities and as may be desirable to the Audit Committee. The Audit Committee shall review the Charter annually, reassess the adequacy of the Charter, and recommend any proposed changes to the Charter for adoption by the Board of Directors.

           (c) The Audit Committee shall meet from time to time on call of its Chairman. Meetings of the Audit Committee may be held at such place or places, within or without the State of Delaware, as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Audit Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the

                Board of Directors at the meeting thereof held next after they have been taken.

           (d)  The Audit Committee shall act by a majority vote of its members.

     SECTION 4.

           (a) There is hereby created a Compensation Committee of the Board of Directors to be comprised of at least three (3) directors, one of whom shall be designated as Chairman of the Compensation Committee. The members of the Compensation Committee shall be nominated by the Chairman of the Board of Directors subject to ratification by the Board of Directors.

           (b) The Compensation Committee so appointed will be authorized to recommend to the Board of Directors from time to time the compensation to be made to all officers, directors and committee members (hereinafter "Executive Compensation") of the Corporation. The compensation may include but is not limited to salary, bonus, stock options, stock appreciation rights, restricted stock awards, other annual compensation, deferred compensation, retirement benefits, and any mixture thereof as the Compensation Committee deems appropriate in light of the performance of the Corporation.

           (c) The Compensation Committee shall meet from time to time on call of its Chairman. Meetings of the Compensation Committee may be held at such place or places, within or without the State of Delaware, as the Compensation Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Compensation Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a written record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

           (d) The Compensation Committee shall act by a majority vote of its members.

     SECTION 5. The Board of Directors, by resolution adopted by a majority of the entire Board, may create one or more additional committees, which shall have and may exercise such powers of the Board of Directors as may be determined from time to time by the Board of Directors. Each committee shall be comprised of at least three (3) directors appointed by the Chairman of the Board of Directors subject to ratification by the Board of Directors.

     SECTION 6. No committee of the Board of Directors shall have the power or authority to approve or adopt, or recommend to stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or to adopt, amend or repeal any By-Law of the Corporation. No committee of the Board of Directors shall have the power or authority to declare a distribution, or dividend or to authorize the issuance of stock. Any committee of the Board of Directors, and each member thereof, shall serve at the pleasure of the Board of Directors.

                                    ARTICLE V

                                     NOTICES

     SECTION 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

     SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

     SECTION 1. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Treasurers, Assistant Secretaries, and other officers (including, without limitation, a Chief Operating Officer) as may from time to time be elected or appointed as herein provided. Any two or more offices may be held by the same person. Two or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Certificate of Incorporation or By-Laws to be executed, acknowledged or verified by two or more officer.

     SECTION 2. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meetings of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. The Board of Directors or the Chairman of the Board may appoint agents and employees to serve for such time and to have such duties and authority as the Board of Directors or the Chairman of the Board may determine.

     SECTION 3. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed, with or without cause, at any time, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent.

     SECTION 4. Vacancies occurring in any office filled by the Board of Directors because of death, resignation, removal, and disqualification or otherwise, shall be filled by the Nominating Committee of the Board of Directors, or if none, by the Board of Directors, for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Chairman of the Board of Directors for the unexpired portion of the term.

     SECTION 5. The Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, and in general shall perform all duties incident to the office of the Chairman of the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6. The Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise control of the business and affairs of the Corporation. The Chief Executive Officer may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7. The Vice Chairman of the Board of Directors (or in the event there be more than one Vice Chairman, the Vice Chairman in the order designated by the Board of Directors at the time of their election or from time to time thereafter, or in the absence of any designation, then in the order of the Vice Chairman who has held such office for the longest consecutive period) shall preside at meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board of Directors, or in the event of his or her death, inability or refusal to act. The Vice Chairman of the Board of Directors shall perform all duties incident to the office of Vice Chairman of the Board of Directors and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board of Directors.

     SECTION 8. The Chief Operating Officer, subject to the control of the Board of Directors and the Chief Executive Officer, shall in general supervise the administrative affairs of the Corporation. The Chief Operating Officer may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Operating Officer and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

     SECTION 9. The President shall have such administrative and supervisory duties as are assigned to the President by the Board of Directors or the Chief Executive Officer. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 10. The Board may elect one or more Vice-Presidents with such designations as determined by the Board. In the absence of the President or in the event of their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors at the time of their election or from time to time thereafter, or in the absence of any designation, then in the order of the Vice President who has held such office for the longest period) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors.

     SECTION 11. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors (including each committee of the Board of Directors) in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors.

     SECTION 12. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Chief
Operating Officer, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 13. The Assistant Treasurers shall perform the duties of the Treasurer during his absence or incapacity. The Assistant Secretaries shall perform the duties of the Secretary during his absence or incapacity. The Assistant Secretaries may sign with the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, by the Chief Executive Officer, the Chief Operating Officer, or by the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.

     SECTION 14. The salaries of all officers, employees and agents of the Corporation, including the Chairman of the Board of Directors, Chief Executive Officer, Vice Chairman of the Board of Directors, Chief Operating Officer, President, Secretary and Treasurer, shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to any committee of the Board of Directors, or to any officer(s) of the Corporation, the power to fix the compensation of any officer, employee or agent of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

     SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, the President, or a Vice President, and the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation.

     SECTION 2. Where a certificate is countersigned (l) by a transfer agent other than the Corporation, or (2) by a registrar other than the Corporation, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond or indemnity agreement in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, subject to any restrictions on transfer noted conspicuously on such certificate or imposed by law, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting subject to the provisions of Article II, Section 10 hereof.

         SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be found to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the applicable law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 4. The fiscal year of the Corporation shall be as established from time to time by the Board of Directors.

         SECTION 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                 INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         SECTION 2. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including the dismissal of an action without prejudice, the disposition of a claim or issue by partial summary judgment, or any other partial success, or the settlement of any action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. Expenses incurred in defending or investigating a civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent of the Corporation to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

         SECTION 5. The indemnification and advancement of expenses provided by, or granted pursuant to, the other portions of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification shall be made to the fullest extent permitted by law (as it presently exists or may hereafter be amended). All rights to indemnification under this Article IX shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent of the Corporation who serves in such capacity at any time while these By-Laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not effect any rights or obligations then existing.

         SECTION 6. Any indemnification or advance shall be made promptly and in any event within forty-five (45) days, upon the written request of the director, officer, employee or agent of the Corporation, unless a determination is reasonably and promptly made that such director, officer, employee or agent failed to meet the applicable standard of conduct set forth in Sections

1 or 2 of this Article IX. Such determination shall be made (l) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders. If the request for indemnification involves an action, suit or proceeding that arises from the merger, consolidation, reorganization, liquidation, sale of all or substantially all of the assets, or other extraordinary transaction of the Corporation, the inquiry and resolution thereof required by this Section 6, at the option of the person seeking indemnification, shall be made by a neutral person mutually acceptable to the Corporation and the person seeking indemnification (the "Neutral Person"). If no disposition of such claim for indemnification is made within forty-five (45) days, a favorable determination of entitlement to indemnification shall be deemed to have been made. The expenses (including attorney's fees) incurred by the person seeking indemnification in connection with successfully establishing such person's right to indemnification, in whole or in part, shall also be indemnified by the Corporation.

         SECTION 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 8. Neither the repeal or modification of this Article IX nor the adoption of any provision of the Certificate of Incorporation or the By-Laws inconsistent with this Article IX shall adversely affect the rights of any director, officer, employee or agent of the Corporation with respect to causes of action, suits or claims that accrue or arise prior to such repeal, modification or adoption of an inconsistent provision. If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the fullest extent permitted by applicable portions of this Article IX that shall not have been invalidated, or by any other applicable law.

         SECTION 9. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX.

         SECTION 10. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article IX and/or agreements which may be entered into between the Corporation and directors, officers, employees, or agents of the Corporation from time to time.

         SECTION 11. For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed against a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; references to "director, officer, employee or agent of the Corporation" shall include any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

         SECTION 12. If a director, officer, employee or agent of the Corporation is entitled to indemnification under Sections 1 or 2 of this Article IX for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the director, officer, employee or agent of the Corporation for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which such director, officer, employee or agent of the Corporation is entitled to be indemnified.

         SECTION 13. Each and every paragraph, sentence, term and provision of this Article IX shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this
Article IX shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

         SECTION 14. If the Delaware General Corporation Law is amended to authorize further expansion of the rights of any director, officer, employee or agent of the Corporation to indemnification by the Corporation, then the rights of such director, officer, employee or agent of the Corporation to such indemnification hereunder shall be expanded to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                    ARTICLE X

                                   AMENDMENTS

         SECTION 1. To the extent permitted by the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting. Amendment of these By-Laws by the Board of Directors shall require the vote of not less than a majority of the members of the Board of Directors then in office.

                                    EXHIBIT C

                         COMPANY STOCK OPTION AGREEMENT


         This Company Stock Option Agreement (the "Agreement") dated as of ________, 2000, by and between _______________ (the "Buyer") and _______________
(the "Company").

         WHEREAS, concurrently with the execution and delivery of this Company Stock Option Agreement, Buyer and the Company are entering into an Agreement to Consolidate (the "Consolidation Agreement") providing, among other things, for the formation of a new parent company (the "Parent Company") for the Buyer and the Company, and the merger of each of the Buyer and the Company into separate subsidiaries of the Parent Company as a result of which the outstanding shares of common stock of the Buyer and the Company will be converted into the right to receive shares of the common stock of the Parent Company and/or cash and Buyer and the Company will become wholly owned subsidiaries of the Parent Company, and

         WHEREAS, as a condition to its willingness to enter into the Consolidation Agreement, Buyer has required that the Company agree, and the Company has agreed, to grant Buyer an option as set forth herein to purchase up to _______ authorized and unissued shares of the Company common stock, $____ par value, upon the terms and conditions hereof.

         NOW, THREFORE, to induce the Buyer to enter into the Consolidation Agreement, and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Consolidation Agreement, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to Buyer an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to _____ fully paid and non-assessable shares of the Company's common stock (the "Option Shares") ata cash price of $_______ per share (such price, as adjusted if applicable, the "Option Price") under the terms and conditions hereinafter set forth; provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 4.9% of the issued and outstanding shares of the Company's common stock. The number of shares of the Company's common stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         2. Exercise of Option.

               (a) The Buyer may exercise the Option, in whole or in part, if, but only if, both an Initial Triggering Event (as herein defined) and a Subsequent Triggering Event (as herein defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Buyer shall have sent the written notice of such exercise (as provided in subsection (h) of this Section 2) within 6 months following such Subsequent Triggering Event (or such later period as provided in Section 21.

               (b) The term "Exercise Termination Event" shall mean any of the following events: (i) the Effective Date (as defined in the Consolidation Agreement); (ii) termination of the Consolidation Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; (iii) the passage of six months (or such longer period as provided in Section 21 after termination of the Consolidation Agreement if such termination is concurrent with or follows the occurrence of an Initial Triggering Event; (iv) the date on which the shareholders of the Buyer shall have voted and failed to approve and adopt the Consolidation Agreement and the transactions contemplated thereby; or (v) the date on which the Reciprocal Option (herein defined) shall have become exercisable in accordance with its terms. Notwithstanding anything to the contrary contained herein, (x) the Option may not be exercised at any time when Buyer shall be in breach of any of its covenants or agreements contained in the Consolidation Agreement such that Company shall be entitled (without regard to any grace period provided therein) to terminate the Consolidation Agreement pursuant to Section 10.1 thereof and
(y) this Agreement shall automatically terminate upon the termination of the Consolidation Agreement by Company pursuant to Section 10.1 thereof as a result of the breach by Buyer of its covenants or agreements contained in the Consolidation Agreement.

               (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                      (i) The Company or any of its Subsidiaries (as defined in the Consolidation Agreement), without having received Buyer's prior written consent, shall have entered into an agreement to engage in an "Acquisition Transaction" (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Buyer or any of its Subsidiaries or the Board of Directors of Company shall have recommended that the shareholders of Company approve or accept any Acquisition Transaction other than as contemplated by the Consolidation Agreement;

                      (ii) Any person other than Buyer or any Subsidiary of the Buyer shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of the Company's common stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                      (iii) The shareholders of the Company shall have voted and failed to approve the transactions contemplated by the Consolidation Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Consolidation Agreement or shall have been cancelled prior to termination of the Consolidation Agreement if, prior to either such meeting or, if such meeting shall not have been held or shall have been cancelled, such termination, it shall have been publicly announced that any person (other than Buyer or any of its Subsidiaries) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                      (iv) The Company's Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) its recommendation that the shareholders of Company approve the transactions contemplated by the Consolidation Agreement, or Company or any Subsidiary of the Company, without having received Buyer's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Buyer or any of its Subsidiaries;

                      (v) Any person other than Buyer or any of its Subsidiaries shall have made a proposal to the Company or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced after the date of this Agreement;

                      (vi) Any person other than Buyer or any of its Subsidiaries shall have filed with the SEC a registration statement with respect to a potential exchange offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

                      (vii) The Company shall have willfully breached any covenant or obligation contained in the Consolidation Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Buyer would be entitled to terminate the Consolidation Agreement (whether immediately or after the giving of notice or passage of time or both); or

                      (viii) Any person other than Buyer or any of its Subsidiaries, other than in connection with a transaction to which Buyer has given its prior written consent, shall have filed an application or notice with any state insurance regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

               (d) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                      (i) The acquisition by any person (other than Buyer or any Subsidiary of Buyer) of beneficial ownership of 10% or more of the then outstanding shares of Company Common Stock; or

                      (ii) The completion of the Acquisition Transaction made the subject of the Initial Triggering Event described in clause (i) of subsection (c) of this Section 2.

               (e) The term "Reciprocal Option" shall mean the option granted pursuant to the option agreement dated the date hereof between the Buyer, as the issuer of such option, and the Company, as the grantee of such option.

               (f) The term "Acquisition Transaction" shall mean (i) a merger or consolidation or any similar transaction, involving the Company or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of the Company (other than mergers, consolidations or similar transactions involving solely the Company and/or one or more wholly-owned Subsidiaries of the Company and other than a merger or consolidation as to which the common shareholders of the Company immediately prior thereto in the aggregate own at least 70% of the common stock of the publicly held surviving or successor corporation immediately following consummation thereof), (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the Company or any Significant Subsidiary of the Company, or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Company or any Significant Subsidiary of the Company (other than any such purchase or other acquisition by the Company and/or one or more of its Subsidiaries of securities representing 10% or more of the voting power of any Significant Subsidiary of the Company).

               (g) Company shall notify Buyer promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by the Company shall not be a condition to the right of the Buyer to exercise the Option.

               (h) In the event the Buyer is entitled to and wishes to exercise the Option, it shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any other regulatory agency is required in connection with such purchase, the Buyer shall promptly file the required notice or application for approval, shall promptly notify the Company of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         3. Conditions to Option Exercise. The exercise of the Option shall be subject to the following conditions:


               (a) Any waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act"), if applicable to such exercise of the Option, shall have expired or been terminated; and

               (b) There shall be no preliminary or permanent injunction or other order issued by any court or governmental authority of competent jurisdiction in effect prohibiting the exercise of the Option; and

               (c) The purchase of the shares upon the exercise of the Option shall not be in violation of the provisions relating to any insurance holding companies under any applicable state insurance code.

         4. See Alternative paragraphs below:

         Alternative 1 - This is how Section 4 should read if PICM is the

Company (the grantor of the Option) and MAI is the Buyer (the grantee of the

Option):

         4. Termination or Expiration of the Option. The Option shall expire upon the earlier to occur of the following:

               (a) the Closing (as defined in Section 9.4 of the Consolidation Agreement); or

               (b) termination of the Consolidation Agreement by either Buyer [MAI] or the Company [PICM] under the provisions of any of subparagraphs (a),
(b) or (c) of Section 10.1 of the Consolidation Agreement; provided, in the case of such a termination by the Company [PICM], an Initial Triggering Event shall not have occurred; or

               (c) termination of the Consolidation Agreement by the Company [PICM] under the provisions of subparagraph (d) of Section 10.1 of the Consolidation Agreement; or

               (d) termination of the Consolidation Agreement by Buyer [MAI] under the provisions of subparagraph (g) of Section 10.1 of the
 Consolidation Agreement; or

               (e) the passage of 12 months (or such longer period as is provided in Section 21) after termination of the Consolidation Agreement by the Company [PICM] if such termination is concurrent with or follows the occurrence of an Initial Triggering Event; or

               (f) the date on which the Reciprocal Option shall have become exercisable in accordance with its terms; or

               (g) upon notice of termination of this Agreement given by Buyer [MAI] to the Company [PICM].


ALTERNATIVE 2 -- THIS IS HOW SECTION 4 SHOULD READ IF MAI IS THE COMPANY (THE GRANTOR OF THE OPTION) AND PICM IS THE BUYER (THE GRANTEE OF THE OPTION):

         4. Termination or Expiration of the Option. The Option shall expire upon the earlier to occur of the following:

               (a) the Closing (as defined in Section 9.4 of the Consolidation Agreement); or

               (b)    termination of the Consolidation Agreement by either
Buyer [PICM] or the Company [MAI] under the provisions of any of subparagraphs
(a), (b) or (c) of Section 10.1 of the Consolidation Agreement; provided, in the case of such a termination by the Company [MAI], an Initial Triggering Event shall not have occurred; or

               (c) termination of the Consolidation Agreement by the Company [MAI] under the provisions of subparagraph (e) of Section 10.1 of the Consolidation Agreement; or

               (d) termination of the Consolidation Agreement by Buyer [PICM] under the provisions of subparagraph (f) of Section 10.1 of the Consolidation Agreement; or

               (e) the passage of 12 months (or such longer period as is provided in Section 21) after termination of the Consolidation Agreement by the Company [MAI] if such termination is concurrent with or follows the occurrence of an Initial Triggering Event; or

               (f) the date on which the Reciprocal Option shall have become exercisable in accordance with its terms; or

               (g) upon notice of termination of this Agreement given by Buyer [PICM] to the Company [MAI].



         5. Closings.

               (a) At any closing referred to in subsection (h) of Section 2, the Buyer shall (i) pay to the Company the aggregate purchase price for the shares of Company common stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by the Company, provided that failure or refusal of the Company to designate such a bank account shall not preclude the Buyer from exercising the Option and (ii) present and surrender this Agreement to the Company at its principal executive offices. At such closing, simultaneously with such delivery of immediately available funds as provided in this Agreement, the Company shall deliver to the Buyer a certificate or certificates representing the number of shares of Company common stock purchased by the Buyer and, if the Option should be exercised in part only, a new option evidencing the rights of the Buyer thereof to purchase the balance of the shares purchasable hereunder.

               (b) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:


         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered Buyer hereof and the Company and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Company and will be provided to the Buyer hereof without charge upon receipt by the Company of a written request therefor."



         It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Buyer shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the condition in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

               (a) Upon the giving by the Buyer to the Company of the written notice of Exercise of the Option provided for under subsection (h) of Section 2 and the tender of the applicable purchase price in immediately available funds, the Buyer shall be deemed to be the Buyer of record of the shares of Company common stock issuable upon such exercise, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such shares of Company common stock shall not then be actually delivered to the Buyer. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Agreement in the name of the Buyer or its assignee, transferee or designee.

               (b) The Company agrees that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company common stock so that the Option may be exercised without additional authorization of Company common stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Company common stock.

         6. Representations and Warranties of
the Company. The Company represents and warrants to the Buyer that:


               (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of ________ and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

               (b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby;

               (c) This Agreement has been duly executed and delivered by the Company;


               (d) The Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue upon the valid exercise of the Option and at all times from the date hereof through the expiration of the Option will have reserved ____ unissued shares of Company common stock, all of which upon their issuance and delivery in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable; and


               (e) Upon delivery of the Option Shares to Buyer upon a valid exercise of the Option, Buyer will have good and marketable title to the Option Shares, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

         7. Representations and Warranties of the Buyer. Buyer represents and warrants to the Company that:

               (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of ________ and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

               (b) The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or any of the transactions contemplated hereby;

               (c) This Agreement has been duly executed and delivered by Buyer; and

               (d) Buyer agrees that it will not sell or otherwise dispose of the Option or any of the Option Shares except in compliance with the Securities Act of 1933, as amended (the "1933 Act").

         8. Registration Rights. Upon the request of Buyer, following
Buyer's exercise of the Option, the Company agrees to file, as promptly as practicable, a registration statement ("Registration Statement"), and use its best efforts to cause such Registration Statement to become effective, as expeditiously as possible under the 1933 Act and any applicable state securities laws with respect to any proposed disposition by Buyer of the Option Shares, or any portion thereof, unless in the written opinion of counsel to the Buyer, addressed to the Company and Buyer, registration is not required for such proposed disposition of the Option Shares. Buyer shall have the right to demand one such registration. The foregoing notwithstanding, if, at the time of any request by Buyer for registration of Option Shares as provided above, Company is in registration with respect to an underwritten public offering of shares of Company common stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the shares of Company common stock offered by Company, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Buyer shall constitute at least 25% of the total number of shares to be sold by the Buyer and Company in the aggregate; and provided further, however, that if such reduction occurs, then the Company shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 8 shall be permitted or occur and the Buyer shall thereafter be entitled to one additional registration. Buyer shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If requested by any such Buyer in connection with such registration, the Company shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Company. The registration effected under this Section 8 shall be effected at the Company's expense.


         9. Anti-Dilution Adjustments. In the event of any change in the number of issued and outstanding shares of the Company's common stock by reason of any stock dividend, split-up, recapitalization, rights plan, merger or other change in the capital structure of the Company, which will have the effect of diluting the rights of Buyer hereunder, the number and kind of Option Shares subject to the Option and the Option Price shall be appropriately adjusted.


         10. Filings and Consents. Buyer and Company will each use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.


         11. Covenant of the Company. The Company shall not engage in any action or omit to take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to Buyer upon the exercise of the Option or otherwise performing its obligations under this Agreement.

         12. Cost. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investments bankers, accountants and counsel.

         13. Parties in Interest; Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the rights and obligations of the Buyer hereunder may be assigned by the Buyer to any direct or indirect Subsidiary of Buyer; provided, however, that (i) no such assignment shall relieve Buyer of its obligations hereunder, and (ii) that any such permitted assignee shall be bound by all of the provisions of this Agreement to the same extent as Buyer was and is if such permitted assignee was an original signatory to this Agreement. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein or in the Consolidation Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.


         14. Specific Performance. The parties hereto agree that irreparable damage would occur to the Buyer in the event that any of the provisions of this Agreement were not performed by the Company in accordance with the terms hereof, and that Buyer shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. If for any reason such court or regulatory agency determines that the Buyer is not permitted to acquire the full number of shares of Company common stock provided in Section 1 hereof (as adjusted pursuant to this Agreement), it is the express intention of Company to allow the Buyer to acquire or to require Company to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.


         15. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.


         16. Notices. All notices, requests, claims, demands and other communications hereunder, including without limitation any notice of the exercise of the Option, shall be in writing and shall be deemed to be given if delivered personally or by overnight courier or by facsimile and confirmed by U.S. Mail, postage prepaid, or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

                 (a) If to Buyer:

                         =============


                         -------------


                         -------------

                 (b) If to Company:

                         =============


                         -------------

                         -------------

Or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         17. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of ______, without giving effect to the provisions thereof relating to conflicts of law.


         18. Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


         19. Further Assurances. The Company and the Buyer will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.


         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.


         21. Extension of Time. The period for exercising the Option shall be extended: (i) to the extent necessary to obtain all applicable regulatory approvals for such exercise (for so long as the Buyer is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.


         22. Total Profit.

               (a) Notwithstanding any other provision of this Agreement: (i) in no event shall the Buyer's Total Profit (as hereinafter defined) exceed $4.5 million and, if it otherwise would exceed such amount, the Buyer, at its sole election, shall either (w) reduce the number of shares of Common Stock subject to this Option, (x) deliver to the Company for cancellation Option Shares previously purchased by Buyer, (y) pay cash to the Company, or (z) any combination thereof, so that Buyer's actually realized Total Profit shall not exceed $4.5 million after taking into account the foregoing actions; and (ii) this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (hereinafter defined) of more than $4.5 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.


               (b) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the net cash amounts received by Buyer pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Buyer's purchase price of such Option Shares, (ii) any amounts received by Buyer on the transfer of the Option (or any portion thereof) to any unaffiliated party.

               (c) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Buyer may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Buyer and its affiliates as of such date, were sold for cash at the closing market price for the Company common stock as of the close of business on the preceding trading day (less customary brokerage commissions).



               (d) The Buyer agrees, promptly following any exercise of all or any portion of the Option, to use commercially reasonable efforts promptly to maximize the value of Option Shares purchased taking into account market conditions, the number of Option Shares, the potential negative impact of substantial sales on the market price for Company Common Stock, and the availability of an effective registration statement to permit public sale of Option Shares.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be executed on its behalf by its officer thereunto duly authorized all as of the date first above written.


                                      BUYER:


                                      --------------------------------------


                                      COMPANY:


                                      --------------------------------------